Executed Version
Conformed through Sixth Amendment
LOAN AND SERVICING AGREEMENT
among
CARLYLE CREDIT SOLUTIONS, INC. (formerly known as TCG BDC II, INC.), as Holdings,
CARLYLE CREDIT SOLUTIONS SPV 2 LLC (formerly known as TCG BDC II SPV 2 LLC), as the Borrower,
MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY and
the other Lenders from time to time party hereto,
U.S. BANK NATIONAL ASSOCIATION,
as the Administrative Agent,
BARINGS FINANCE LLC,
as the Calculation Agent,
CARLYLE CREDIT SOLUTIONS, INC. (formerly known as TCG BDC II, INC.), as the Portfolio Asset Servicer, and
U.S. BANK NATIONAL ASSOCIATION,
as the Collateral Custodian
Dated as of May 13, 2020
(as amended by the First Amendment to Loan and Servicing Agreement, dated as of February 11, 2021, the Second Amendment to Loan and Servicing Agreement, dated as of August 13, 2021, the Third Amendment to Loan and Servicing Agreement, dated as of March 7, 2022, the Fourth Amendment to Loan and Servicing Agreement, dated as of September 20, 2022, the Fifth Amendment to Loan and Servicing Agreement, dated as of June 29, 2023, and the Sixth Amendment to Loan and Servicing Agreement, dated as of October 18, 2024)

TABLE OF CONTENTS
Page
SECTION 1.01    Certain Defined Terms    1
SECTION 1.02    Other Terms    39
SECTION 1.03    Computation of Time Periods    39
SECTION 1.04    Interpretation    39
SECTION 1.05    Advances to Constitute Loans    40
SECTION 1.06    Information as to Interest Rate    40
SECTION 1.07    Rates    40
ARTICLE II.
THE FACILITY
SECTION 2.01    Advances    41
SECTION 2.02    Procedure for Advances    42
SECTION 2.03    Evidence of Debt    44
SECTION 2.04    Repayment; Termination of Commitments    44
SECTION 2.05    Interest and Fees    45
SECTION 2.06    Payments and Computations, Etc.    47
SECTION 2.07    Collections and Allocations    48
SECTION 2.08    Remittance Procedures    50
SECTION 2.09    Grant of a Security Interest    56
SECTION 2.10    Sale of Portfolio Assets    57
SECTION 2.11    Release of Portfolio Assets    59
SECTION 2.12    Increased Costs    59
SECTION 2.13    Taxes    60
SECTION 2.14    Extension of Revolving Period and Stated Maturity Date    63
SECTION 2.15    Increase in Commitments    64
SECTION 2.16    Mitigation Obligations; Replacement of Lenders    66
SECTION 2.17    Defaulting Lenders    67
ARTICLE III.
CONDITIONS PRECEDENT
SECTION 3.01    Conditions Precedent to Effectiveness    69
SECTION 3.02    Conditions Precedent to All Advances    70
SECTION 3.03    Advances Do Not Constitute a Waiver    72
SECTION 3.04    Conditions to Transfers of Portfolio Assets    72
ARTICLE IV.
REPRESENTATIONS
SECTION 4.01    Representations of the Borrower    73
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SECTION 4.02    Representations of the Borrower Relating to the Agreement and the Collateral    80
SECTION 4.03    Representations of the Calculation Agent and the Portfolio Asset Servicer    80
SECTION 4.04    Representations of Each Lender    82
SECTION 4.05    Representations of the Collateral Custodian    83
SECTION 4.06    Representations of Holdings    83
ARTICLE V.
GENERAL COVENANTS
SECTION 5.01    Affirmative Covenants of the Borrower    87
SECTION 5.02    Negative Covenants of the Borrower    92
SECTION 5.03    Affirmative Covenants of the Applicable Servicer    94
SECTION 5.04    Negative Covenants of the Calculation Agent    94
SECTION 5.05    Affirmative Covenants of the Collateral Custodian    95
SECTION 5.06    Negative Covenants of the Collateral Custodian    95
SECTION 5.07    Affirmative Covenants of Holdings    95
SECTION 5.08    Negative Covenants of Holdings    96
ARTICLE VI.
EVENTS OF DEFAULT
SECTION 6.01    Events of Default    97
SECTION 6.02    Pledged Equity    99
SECTION 6.03    Additional Remedies    100
ARTICLE VII.
THE ADMINISTRATIVE AGENT
SECTION 7.01    Appointment and Authority    101
SECTION 7.02    Rights as a Lender    101
SECTION 7.03    Exculpatory Provisions    102
SECTION 7.04    Reliance by Administrative Agent    103
SECTION 7.05    Delegation of Duties    104
SECTION 7.06    Resignation of Administrative Agent    104
SECTION 7.07    Non‐Reliance on Agents and Other Lenders    105
SECTION 7.08    Reimbursement by Lenders    105
SECTION 7.09    Administrative Agent May File Proofs of Claim    105
SECTION 7.10    Collateral Matters    106
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ARTICLE VIII.
ADMINISTRATION AND SERVICING OF COLLATERAL
SECTION 8.01    Appointment and Designation of the Applicable Servicer    106
SECTION 8.02    Duties of the Applicable Servicer    109
SECTION 8.03    Authorization of the Portfolio Asset Servicer    112
SECTION 8.04    Collection of Payments; Accounts    113
SECTION 8.05    Realization Upon Portfolio Assets    115
SECTION 8.06    Calculation Agent Compensation    116
SECTION 8.07    Payment of Certain Expenses by Portfolio Asset Servicer    116
SECTION 8.08    Reports to the Administrative Agent Account Statements; Servicing Information    117
SECTION 8.09    The Applicable Servicer Not to Resign    118
SECTION 8.10    Indemnification of the Calculation Agent    119
SECTION 8.11    Rights as a Lender    119
ARTICLE IX.
COLLATERAL CUSTODIAN
SECTION 9.01    Designation of Collateral Custodian    120
SECTION 9.02    Duties of Collateral Custodian    120
SECTION 9.03    Merger or Consolidation    123
SECTION 9.04    Collateral Custodian Compensation    123
SECTION 9.05    Collateral Custodian Removal    123
SECTION 9.06    Limitation on Liability    124
SECTION 9.07    Collateral Custodian Resignation    125
SECTION 9.08    Release of Documents    126
SECTION 9.09    Return of Loan Asset Files    127
SECTION 9.10    Access to Certain Documentation and Information Regarding the Collateral; Audits of Portfolio Asset Servicer    127
SECTION 9.11    Bailment    127
SECTION 9.12    Indemnification of the Collateral Custodian    128
ARTICLE X.
INDEMNIFICATION
SECTION 10.01    Indemnities by the Borrower    128
SECTION 10.02    [Reserved].    129
ARTICLE XI.
MISCELLANEOUS
SECTION 11.01    Amendments and Waivers    129
SECTION 11.02    Notices, Etc.    130
SECTION 11.03    No Waiver Remedies    130
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SECTION 11.04    Binding Effect; Assignability; Multiple Lenders    130
SECTION 11.05    Term of This Agreement    131
SECTION 11.06    GOVERNING LAW; JURY WAIVER    132
SECTION 11.07    Costs, Expenses and Taxes    132
SECTION 11.08    Recourse Against Certain Parties; Non‐Petition    133
SECTION 11.09    Execution in Counterparts; Severability; Integration.    134
SECTION 11.10    Consent to Jurisdiction; Service of Process    135
SECTION 11.11    Confidentiality    135
SECTION 11.12    Non‐Confidentiality of Tax Treatment    137
SECTION 11.13    Waiver of Set Off    137
SECTION 11.14    Headings, Schedules and Exhibits    138
SECTION 11.15    Ratable Payments    138
SECTION 11.16    Failure of Borrower to Perform Certain Obligations    138
SECTION 11.17    Power of Attorney    138
SECTION 11.18    Delivery of Termination Statements, Releases, etc    140
SECTION 11.19    Performance Conditions    140
SECTION 11.20    Post‐Closing Performance Conditions    142
SECTION 11.21    Judgment Currency    142

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LIST OF SCHEDULES AND EXHIBITS
SCHEDULES
Schedule I    Loan Asset Schedule
Schedule II    Conditions Precedent Documents
Schedule III    Notice Information
Schedule IV    Carlyle Competitors
Schedule V    Accounts
EXHIBITS
Exhibit A    Form of Borrowing Base Certificate
Exhibit B    Form of Notice of Borrowing
Exhibit C    Form of Loan Asset Checklist
Exhibit D    Form of Revolving Loan Note
Exhibit E    Form of Release of Required Loan Documents
Exhibit F    Form of U.S. Tax Compliance Certificate
Exhibit G    Form of Servicing Report
Exhibit H    Form of Payment Date Report
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LOAN AND SERVICING AGREEMENT, dated as of May 13, 2020, by and among:
(1)    CARLYLE CREDIT SOLUTIONS, INC. (formerly known as TCG BDC II, INC.), a Maryland corporation (“Holdings”);
(2)    CARLYLE CREDIT SOLUTIONS SPV 2 LLC (formerly known as TCG BDC II SPV 2 LLC), a Delaware limited liability company (the “Borrower”);
(3)    MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, and each of the other lenders from time to time party hereto, as Lenders (as defined herein);
(4)    U.S. BANK NATIONAL ASSOCIATION, as the Administrative Agent (as defined herein);
(5)    BARINGS FINANCE LLC, as the Calculation Agent (as defined herein);
(6)    CARLYLE CREDIT SOLUTIONS, INC. (formerly known as TCG BDC II, INC.), as the Portfolio Asset Servicer (as defined herein); and
(7)    U.S. BANK NATIONAL ASSOCIATION, as the Collateral Custodian (as defined herein).
The Lenders have agreed, on the terms and conditions set forth herein, to provide a secured revolving loan facility that provides for Advances from time to time in the amounts and in accordance with the terms set forth herein.
The proceeds of the Advances will be used to finance the origination and/or acquisition of and investment by the Borrower in Eligible Portfolio Assets, to fund Delayed Draws and to pay fees and expenses (other than interest payments), and to make permitted payments to Holdings in accordance with the terms hereof.
Accordingly, the parties agree as follows:
ARTICLE I.
INTERPRETATION
SECTION 1.01    Certain Defined Terms. As used in this Agreement and the exhibits, schedules and other attachments hereto (each of which is hereby incorporated herein and made a part hereof), the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“1940 Act” means the Investment Company Act of 1940 and the rules and regulations promulgated thereunder.
“ABL Collateral” means accounts receivable, inventory and other collateral customarily constituting the “borrowing base” or similar term for an asset‐based revolving credit facility and with respect to which the Liens of the asset‐based revolving credit facility customarily are senior to Liens securing first‐lien term loans of the same obligor and such first‐lien term loans may be secured by second‐priority Liens on the collateral securing such asset‐based revolving credit facility.
“Acceptable Rating Agency” means (a) KBRA or (b) any other credit rating agency that is recognized as a nationally recognized statistical rating organization by the SEC and approved by the Majority Lenders, so long as, in each case, any such credit rating agency described in clause (a) or (b) above continues to be a nationally recognized statistical rating organization recognized by the SEC and is approved as a “Credit Rating Provider” (or other similar designation) by the NAIC.
“Accounts” means all deposit accounts and securities accounts maintained by, or for the benefit of, the Borrower from time to time.
“Account Bank” means U.S. Bank National Association, in its capacity as the “Securities Intermediary” pursuant to an Account Control Agreement, and each other Person acting in the capacity as the “Bank”, “Securities Intermediary” or such other similar term or capacity pursuant to any agreement replacing or substituting for any such Account Control Agreement.
“Account Control Agreement” means each of (a) the Springing Account Control Agreement, (b) the Blocked Account Control Agreement and (c) such other deposit account control agreement, securities account control agreement or other similar agreement in form reasonably acceptable to the Administrative Agent and the Calculation Agent, in the case of clause (a) through (c), as such agreement may be amended, restated, modified, replaced or otherwise supplemented from time to time.
“Additional Amount” has the meaning assigned to that term in Section 2.13(a).
“Administrative Agent” means U.S. Bank National Association, in its capacity as administrative agent for the Lenders, together with its successors and permitted assigns, including any successor appointed pursuant to Article VII.
“Administrative Agent Fee Letter” means, any fee letter or letters between the Administrative Agent and the Borrower entered on or before the Closing Date (which may be a part of or included with the Collateral Custodian Fee Letter), as amended, restated, supplemented or otherwise modified from time to time.
“Advance” means the loans made by the Lenders to the Borrower pursuant to Article II.
“Advance Date” means, with respect to any Advance, the day on which such Advance is made.
“Advance Rate” means, with respect to each type of Eligible Portfolio Assets set forth in the table below, the percentage set forth opposite such type in such table:

Asset Type	Advance Rate
Senior Loans	65%
Senior Notes	65%
Junior Loans	25%
Asset Based Loans	40%
“Advances Outstanding” means, at any time, the aggregate outstanding principal amount of all Advances at such time.
“Affiliate” when used with respect to a Person, means any other Person Controlling, Controlled by or under common Control with such Person.
“Agreed-Upon Replacement” has the meaning given to such term in the definition of “Benchmark Replacement.”
“Agreement” means this Loan and Servicing Agreement.
“Anti‐Corruption Laws” means any and all Applicable Laws relating to anti‐corruption and anti‐bribery, including, but not limited to, the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder and any regulation, order, or directive promulgated, issued, or enforced pursuant to such Applicable Laws.
“Anti‐Money Laundering Laws” means any and all applicable anti‐money laundering, financial recordkeeping and reporting requirements of Applicable Law, including those of the Bank Secrecy Act (as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”)), the U.S. Department of State, Executive Order 13224 issued on September 24, 2001 and any applicable anti‐money laundering statutes of other jurisdictions, as well as the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency.
“Anti‐Terrorism Laws and Sanctions” means any and all Applicable Laws relating to terrorism and economic or financial sanctions or trade embargoes administered or enforced by the U.S. Government including the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council or any other relevant Governmental Authority and any regulation, order or directive promulgated, issued or enforced pursuant to such Applicable Laws.
“Applicable Exchange Rate” means, with respect to any payment or amount denominated in an Eligible Currency (other than U.S. Dollars) on any date of determination, the foreign currency dollar spot rate that appeared on the applicable Bloomberg or Reuters screen (or such other publicly available and commercially recognized source agreed to by the Initial Lender) for the applicable Eligible Currency (A) if such date is a Determination Date, at the end of such date or (B) otherwise, at the end of the immediately preceding Business Day.
“Applicable Law” means for any Person all existing and future laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, orders, licenses of and interpretations by any Governmental Authority applicable to such Person and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi‐judicial tribunal or agency of competent jurisdiction.
“Applicable LTV Trigger” means, as of any date of determination, (a) during the Revolving Period, 70% and (b) at any point after the expiration of the Revolving Period, the percentage set forth in the table below corresponding to the Total Obligors as of such date:

Total Obligors	Applicable LTV Trigger
More than 20	65%
15–20	50%
10–14	40%
Less than 10	0%
“Applicable Servicer” means the Calculation Agent or the Portfolio Asset Servicer, as the context may require.
“Applicable Spread” means (i) at all times prior to the First Amendment Effective Date, 2.95%, (ii) at all times on and after the First Amendment Effective Date but prior to the Second Amendment Effective Date, 2.76%, (iii) at all times on or after the Second Amendment Effective Date but prior to the Third Amendment Effective Date, 2.66%, and (iv) at all times on or after the Third Amendment Effective Date, 2.4%.
“Asset Based Loan” means a term loan or revolving loan (or participation thereof) (a) ranking (and required by its terms to remain) (i) first in right of payment (unless, in the case of this clause (i), such loan is a First Lien Last Out Loan, in which case such loan may rank second in right of payment to the related Other Senior Loans) and (ii) secured by valid security interests or Liens in, to or on specified collateral securing the Obligor’s obligations under the loan, which Liens are not (and which cannot by their terms become) subordinate in right of Lien priority to other Liens (other than to Liens customarily allowed to be prior in priority to the Liens of a first lien asset‐based lender and except that, in the case of this clause (ii), if such loan is a First Lien Last Out Loan, the provisions related to the application of proceeds thereof may require that proceeds of collateral be applied to the related Other Senior Loans prior to the application of such proceeds to such First Lien Last Out Loan) of the Obligor in respect thereof or any guarantor thereof, (b) availability under which (both at the time of the incurrence thereof and thereafter during the term of such loan) is restricted by a “borrowing base” or similar concept and (c) not constituting a Holding Company Loan.
“Assignment and Assumption Agreement” means an agreement among the Borrower (if required under Section 11.04), a Lender, the Administrative Agent and, unless executed in connection with an assignment under Section 11.04, the Majority Lenders in a form customarily provided by the Loan Syndications and Trading Association and delivered in connection with a Person becoming a Lender hereunder after the Closing Date.
“Attorney” has the meaning assigned to that term in Section 11.17.
“Available Collections” means all cash Collections and other cash proceeds with respect to any Loan Asset deposited in the Collection Accounts and all other amounts on deposit in the Collection Accounts from time to time, but excluding, for the avoidance of doubt, Excluded Amounts.
"Available Tenor" means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if the then-current Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement.
“Bankruptcy Code” means Title 11, United States Code, 11 U.S.C. §§ 101 et seq., as amended from time to time.
“Bankruptcy Event” is deemed to have occurred with respect to a Person if either:
(a)    a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under the Bankruptcy Laws, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal Bankruptcy Laws or other similar laws now or hereafter in effect; or
(b)    such Person shall commence a voluntary case or other proceeding under any Bankruptcy Laws now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or all or substantially all of its assets under the Bankruptcy Laws, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors or members shall vote to implement any of the foregoing.
“Bankruptcy Laws” means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.
“Base Rate” means, for any day, in any Interest Period with respect to any Advance, a rate of interest per annum equal to the highest of (a) three-month Term SOFR, (b) the Prime Rate in effect on such day; and (c) the Federal Funds Effective Rate in effect on such day plus 0.50% per annum. Any change in the Base Rate due to a change in Term SOFR, the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective day of such change in Term SOFR, the Prime Rate or the Federal Funds Effective Rate, respectively.
“Base Rate Loan” means any Advance which bears interest at or by reference to the Base Rate.
"Benchmark" means, initially, Term SOFR; provided that if a Benchmark Transition Event has occurred with respect to Term SOFR, the Term SOFR Reference Rate or the then-current Benchmark, then "Benchmark" means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.18. Any reference to “Benchmark” includes, as applicable, the published component used in the calculation thereof.
"Benchmark Loan" means any Advance which bears interest at or by reference to the Benchmark.
"Benchmark Replacement" means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below:
(1) Daily Simple SOFR; or
(2) if Daily Simple SOFR does not then exist or ceases to exist, then the Benchmark Replacement will be the sum of: (a) the alternate benchmark rate that has been selected by the Initial Lender and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the then-current Benchmark for U.S. dollar-denominated credit facilities and (b) the Benchmark Replacement Adjustment (such rate, the “Agreed-Upon Replacement”); or
(3) if the Initial Lender and the Borrower, each acting reasonably, fail to agree on a replacement pursuant to the foregoing clause (b), the Base Rate; provided that, to the extent (i) Term SOFR, (ii) Daily Simple SOFR or (iii) the prior Agreed-Upon Replacement, if any, becomes available again after being replaced in accordance with this definition (as determined by the Initial Lender), such benchmark shall then become the

“Benchmark Replacement” (in order of the priority pursuant to clauses (1) through (3) of this proviso); and provided, further, that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement and the other Transaction Documents.
"Benchmark Replacement Adjustment" means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Initial Lender and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.
                                            "Benchmark Replacement Date" means the earlier to occur of the following events with respect to the then-current Benchmark:
(a)    in the case of clause (a) or (b) of the definition of "Benchmark Transition Event," the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof);
(b)     in the case of clause (c) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the effective date set by such public statement or publication of information referenced therein;
(c)     in the case of clause (d) of the definition of “Benchmark Transition Event,” the later of (i) the date determined by the Initial Lender in its sole discretion, (ii) the date of the public statement or publication of information related to the reporting of Term SOFR and (iii) the effective date set by such public statement or publication of information related to the reporting of Term SOFR; or
(d)    in the case of clause (e) of the definition of “Benchmark Transition Event,” the date determined by the Initial Lender in its sole discretion.
For the avoidance of doubt, the "Benchmark Replacement Date" will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors (or the published component used in the calculation thereof).

                                                    "Benchmark Transition Event" means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component thereof), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component thereof) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component thereof), which states that the administrator of such Benchmark (or such component thereof) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative;
(d)     the Initial Lender determines, in consultation with the Borrower, that reporting of Term SOFR has ceased or will cease, or is no longer representative; or
(e)     a Lender is not permitted to fund an Advance at the Benchmark (and such Lender shall not have subsequently notified the Calculation Agent that the circumstances giving rise to such situation no longer exist).
For the avoidance of doubt, a "Benchmark Transition Event" will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“BDC Tax Distribution” means any distribution made by the Borrower (i) to allow Holdings to pay any unpaid Taxes then due and owing resulting from the income of the Borrower claimed on the tax reporting of Holdings and (ii) to the extent necessary to allow Holdings to make sufficient distributions to qualify as a regulated investment company under the

Code and to otherwise minimize or eliminate federal or state income tax or excise taxes payable by Holdings in or with respect to any taxable year of Holdings (or any calendar year, as relevant).
“Blocked Account Control Agreement” means the Blocked Account Control Agreement, dated as of June 29, 2023, among the Borrower, the Portfolio Asset Servicer, the Calculation Agent, the Collateral Custodian, the Account Bank and the Administrative Agent, establishing and governing the Collection Accounts, the Custody Accounts and the Expense Reserve Account and which permits, among other things, the Administrative Agent on behalf of the Secured Parties to direct disposition of the funds, securities and other assets in such Collection Accounts, Custody Accounts and Expense Reserve Account, as such agreement may be amended, restated, modified, replaced or otherwise supplemented from time to time.
“Borrowed Money Indebtedness” means Indebtedness of the kind described in clause (a) of the definition of “Indebtedness”.
“Borrower” has the meaning assigned to that term in the preamble hereto.
“Borrower AML and International Trade Default” means, with respect to the Borrower, any one of the following events: (a) any representation contained Section 4.01(bb) is or becomes false at any time; or (b) the Borrower fails to comply with the covenant contained in Section 11.19(d)(ii) at any time.
“Borrower Covered Entity” means each of (a) the Borrower and its subsidiaries, any guarantors or pledgors of collateral under this Agreement or any transaction document relating to the Portfolio Assets and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (i) ownership of, or power to vote, 25% or more of the issued and outstanding Equity Interests having ordinary voting power for the election of directors or managers, as applicable, of such Person or other Persons performing similar functions for such Person or (ii) power to direct or cause the direction of the management and policies of such Person whether by ownership of Equity Interests, contract or otherwise.
“Borrower Percentage” means, as of any date of determination, the percentage set forth in the table below corresponding to the Total Obligors as of such date:

Total Obligors	Borrower Percentage
More than 20	90%
15–20	65%
10–14	30%
Less than 10	0%

“Borrower Taxes” means any Taxes imposed on the Borrower with respect to its operations but, for the avoidance of doubt, does not include any “imputed underpayment” assessed under Section 6225 of the Code or any similar provision of state, local, or foreign law, or any penalties or interest assessed in connection with any such amount.
“Borrowing Base” means, as of any date of determination, as calculated by the Portfolio Asset Servicer, the amount equal to the aggregate Outstanding Underlying Adjusted Loan Balances of all Eligible Portfolio Assets plus the Principal Collections, in each case, as of such date.
“Borrowing Base Certificate” means a certificate setting forth the calculation of the Borrowing Base as of the applicable date of determination, substantially in the form of Exhibit A, prepared by the Borrower.
“British Pounds” means, and the conventional “£” signifies, the lawful money of the United Kingdom.
“Business Day” means a day of the year other than (a) Saturday or a Sunday or (b) any other day on which commercial banks in New York, New York or the offices of the Account Bank or Collateral Custodian are authorized or required by Applicable Law, regulation or executive order to close; provided that, if any determination of a Business Day shall relate to an Advance bearing interest at Term SOFR, the term Business Day shall also be a U.S. Government Securities Business Day.
“Calculation Agent” means Barings Finance LLC, not in its individual capacity, in its capacity as servicer of the Advances, the other Obligations, this Agreement and the other Transaction Documents, together with its successors and permitted assigns, including any successor appointed pursuant to Article VIII.
“Calculation Agent Fee Letter” means, if applicable, any fee letter or letters between the Calculation Agent and the Borrower entered on, prior to or after the Closing Date.
“Calculation Agent Fees” means the fees set forth in the Calculation Agent Fee Letter that are payable to the Calculation Agent.
“Canadian Dollars” means, and the conventional “CAD” signifies, the lawful money of Canada.
“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd‐Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” is deemed to have occurred if (a) Holdings fails to own directly 100% of the membership interests of the Borrower or (b) Carlyle Global Credit Investment Management L.L.C. or an affiliate thereof fails to serve as the investment adviser of Holdings.
“Closing Date” means the date of this Agreement.
“Closing Date Participation” means each Initial Portfolio Asset that consists of a loan participation interest until elevated by assignment.
“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral” has the meaning assigned to that term in Section 2.09(a).
“Collateral Custodian” means U.S. Bank National Association, not in its individual capacity, in its capacity as collateral custodian for the Administrative Agent and the Lenders pursuant to the terms of this Agreement, together with its successors and permitted assigns, including any successor appointed pursuant to Article IX.
“Collateral Custodian Fee Letter” means, if applicable, any fee letter or letters between the Collateral Custodian and the Borrower entered on or prior to the Closing Date as amended, restated, supplemented or otherwise modified from time to time.
“Collateral Custodian Fees” means the fees set forth in the Collateral Custodian Fee Letter that are payable to the Collateral Custodian.
“Collateral Custodian Termination Expenses” has the meaning assigned to that term in Section 9.05.
“Collateral Custodian Termination Notice” has the meaning assigned to that term in Section 9.05.
“Collection Accounts” means, collectively, each of the Principal Collection Accounts and the Interest Collection Accounts established with the Account Bank in the name of the Borrower into which Collections shall be deposited in accordance with the terms of this Agreement and subject to an Account Control Agreement specified on Schedule V hereto and under the “control” (within the meaning of Section 9-104 or 9-106 of the UCC, as applicable) of the Administrative Agent for the benefit of the Secured Parties; provided that, subject to the rights of the Administrative Agent hereunder with respect to funds, the funds deposited therein from time to time shall constitute the property and assets of the Borrower, and the Borrower shall be solely liable for any Taxes payable with respect to the Collection Accounts and each subaccount that may be established from time to time.

“Collections” means Current Income Collections and Principal Collections.
“Commitment” means, with respect to any Lender, (a) during the Revolving Period (i) with respect to the Initial Lender, the Maximum Facility Amount as such amount may be reallocated pursuant to Section 2.04(b), reduced pursuant to an Assignment and Assumption Agreement or Section 2.04(e) or increased pursuant to Section 2.15 and (ii) with respect to any other Lender, the amount set forth as such Lender’s “Commitment” on the Assignment and Assumption Agreement relating to such Lender or increased pursuant to Section 2.15 and (b) after the end of the Revolving Period, such Lender’s Pro Rata Share of the aggregate Advances Outstanding on the last day of the Revolving Period.
“Commitment Fee Letter” means, if applicable, any fee letter or letters between the Lender and the Borrower entered on or before the Closing Date, in connection with the First Amendment, in connection with the Second Amendment, in connection with the Third Amendment or in connection with the Fourth Amendment, in each case, as amended, restated, supplemented or otherwise modified from time to time.
“Competitor” means each of the Persons listed on Schedule IV and their respective Affiliates; provided that, if an Event of Default specified in clauses (a), (b), (d), (e) or (g) of Section 6.01 has occurred and is continuing, there shall be deemed to be no Competitors for the purposes of this Agreement or any of the Transaction Documents.
"Conforming Changes" means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of "Business Day," "the definition of "U.S. Government Securities Business Day," the definition of "Interest Period," or any similar or analogous definition (or the addition of a concept of "interest period"), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of increased costs and other technical, administrative or operational matters) that the Initial Lender decides (in consultation with the Borrower) may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Initial Lender in a manner substantially consistent with market practice (or, if the Initial Lender decides that adoption of any portion of such market practice is not administratively feasible or if the Initial Lender determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Initial Lender decides (in consultation with the Borrower) is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.
“Counterparty Lender” means, with respect to any Loan Asset that is a loan participation interest, the lender party to the related Loan Agreement and the related Participation Agreement.

“Cure Contributions” has the meaning assigned to that term in Section 2.17(d).
“Current Income Collections” means all collections, cash Proceeds and all other amounts received in respect of any Loan Asset or Portfolio Asset and all other proceeds or other funds of any kind or nature received by the Borrower or the Account Bank with respect to any Underlying Collateral, in each case excluding Principal Collections.
“Custody Account" means each account established with the Account Bank pursuant to the applicable Account Control Agreement specified on Schedule V hereto in the name of the Borrower and into which securities and other assets of the Borrower shall be credited, and under the "control" (within the meaning of Section 9‐104 or Section 9‐106 of the UCC, as applicable) of the Administrative Agent for the benefit of the Secured Parties.
“Cut‐Off Date” means, with respect to a Loan Asset, the date (which may be the Closing Date) such Loan Asset is Transferred to the Borrower.
"Daily Simple SOFR" means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Initial Lender in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that if the Initial Lender decides that any such convention is not administratively feasible for the Initial Lender, then the Initial Lender may establish another convention in its reasonable discretion. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.
“Default Rate” means, as of any date of determination, a rate per annum equal to the interest rate that is or would be applicable to the Advances at such time plus 2.0%.
“Defaulting Lender” means, subject to Section 2.17(b), any Lender that (a) has failed to (i) fund all or any portion of its Advances within two (2) Business Days of the date such Advances were required to be funded hereunder unless such Lender notifies the Administrative Agent and Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied or (ii) pay to the Administrative Agent or any Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund an Advance hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or Borrower, to confirm in writing to the Administrative Agent and Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and Borrower) or (d) has, or

has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Bankruptcy Law or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Borrower or the Majority Lenders that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b)) upon delivery of written notice of such determination to the Administrative Agent and each Lender.
“Delayed Draw” means, with respect to any Delayed Draw Portfolio Asset, the Borrower’s contractual obligation to provide funding with respect to such Delayed Draw Portfolio Asset after the Cut‐Off Date for such Delayed Draw Portfolio Asset.
“Delayed Draw Portfolio Asset” means a Loan Asset that requires the Borrower to provide additional funding thereunder after the Cut‐Off Date for such Loan Asset.
“Determination Date” means, for any Payment Date (other than an Inter-Period Payment Date) or Reporting Date, the date that is (i) the second Business Day of the month in which such Payment Date or Reporting Date occurs, as applicable or (ii) the date that is three (3) Business Days prior to any Inter-Period Payment Date.
“Eligible Assignee” means (a) a Lender or any of its Affiliates, (b) any Person managed by a Lender or any of its Affiliates or (c) any financial or other institution reasonably acceptable to the Administrative Agent acting at the direction of the Majority Lenders that at the time it becomes a Lender is a Qualified Purchaser, in each case, other than a Competitor, the Borrower or an Affiliate thereof.
“Eligible Currency” means British Pounds, Canadian Dollars, Euros and U.S. Dollars.
“Eligible Investment” means any investment denominated in an Eligible Currency that, at the time it is delivered to the Collateral Custodian, is one or more of the following obligations or securities:
(a)    cash;
(b)    direct Registered obligations of, and Registered obligations the timely payment of principal of and interest on which is fully and expressly guaranteed by, the United States of

America, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;
(c)    demand and time deposits in any depositary institution or trust company incorporated under the laws of the United States of America or any State thereof and subject to supervision and examination by federal and/or State banking authorities so long as such demand or time deposits are covered by an extended Federal Deposit Insurance Corporation (the “FDIC”) insurance program where 100% of the deposits are insured by the FDIC, which is backed by the full faith and credit of the United States; and
(d)    shares or other securities of registered money market funds which funds have, at all times, the highest credit ratings from at least one or more nationally recognized investment rating agencies;
provided, however, that (i) Eligible Investments purchased with funds in the Collection Accounts will be held until maturity except as otherwise specifically provided in this Agreement but in any event an Eligible Investment shall mature no later than the Business Day immediately preceding the next Payment Date, (ii) Eligible Investments must be purchased at a price less than or equal to par, (iii) neither all nor substantially all of the remaining amounts payable thereunder consist of interest and not principal payments, (iv) such obligation or security is not subject to any withholding tax at any time through its maturity unless the applicable Obligor is required to make gross up payments to cover the full amount of the withholding taxes, (v) such obligation or security is not a mortgage‐backed security and is not secured by real property and (vi) its repayment is not subject to substantial non‐credit related risk as determined by the Portfolio Asset Servicer.
Eligible Investments may include, without limitation, those investments for which the Administrative Agent or an Affiliate of the Administrative Agent is the obligor or depository institution, or provides services and receives compensation.
“Eligible Portfolio Asset” means (1) each Initial Portfolio Asset and (2) a Loan Asset (other than the Initial Portfolio Assets) that, at the time of Transfer to the Borrower, unless otherwise approved by the Initial Lender:
(a)    is a Senior Loan, Senior Note, Junior Loan or Asset Based Loan; provided that the par amount of Eligible Portfolio Assets constituting Junior Loans may not exceed 15% of the Total Portfolio Value and the par amount of Eligible Portfolio Assets constituting Asset Based Loans may not exceed 15% of the Total Portfolio Value;
(b)    the Obligor of which is domiciled in the United States, Canada, the United Kingdom, a European Union country or any other country approved by the Calculation Agent; provided that the par amount of Loan Assets to non‐US Obligors may not exceed 30% of the greater of (i) the Maximum Facility Amount and (ii) Total Portfolio Value;
(c)    other than with respect to Recurring Revenue Loans and Asset Based Loans, (i) with respect to Loan Assets other than Junior Loans, the Obligor of which has EBITDA of no less than $5,000,000 for the last twelve month (“LTM”) period then ended for which financial statements have been delivered (or are required to have been delivered) under the related Loan Agreement; provided that the par amount of Loan Assets to Obligors with EBITDA of $5,000,000 to $15,000,000 shall not exceed 10% of the greater of (A) the Maximum Facility Amount and (B) Total Portfolio Value and (ii) with respect to Loan Assets constituting Junior Loans, the Obligor of which has EBITDA of not less than $50,000,000 for the last LTM period then ended for which financial statements have been delivered (or are required to have been delivered) under the related Loan Agreement;
(d)    other than with respect to Recurring Revenue Loans and Asset Based Loans, the Obligor of which has a total net debt / LTM EBITDA ratio of less than 7.5x;
(e)    that has a par amount equal to or less than 5.0% of the greater of (i) the Maximum Facility Amount and (ii) Total Portfolio Value; provided that up to 3 Loan Assets may each individually comprise up to 7.5% of such higher figure;
(f)    (i) no more than 20% of the par amount of the Eligible Portfolio Assets are in any one industry or sector and (ii) no more than 15% of the par amount of the Eligible Portfolio Assets are in companies owned by the same general partner or sponsor;
(g)    is denominated and payable only in an Eligible Currency; provided that the par amount of Loan Assets denominated in currencies other than U.S. Dollars may not exceed 20% of the greater of (i) the Maximum Facility Amount and (ii) the Total Portfolio Value;
(h)    the Underlying Agreement or Participation Agreement relating thereto is governed by the laws of a State, Canada, the United Kingdom or any country in the European Union and the related Underlying Collateral is materially located in the United States, Canada, the United Kingdom or any other country in the European Union;
(i)    no Underlying Obligor Default has occurred and is continuing thereunder;
(j)    there are no proceedings pending or, to the Borrower’s knowledge, threatened (i) with respect to a Bankruptcy Event with respect to any applicable Obligor or (ii) wherein any applicable Obligor, any other party or any governmental entity has alleged that such Portfolio Asset or its related Loan Agreement or any of its Required Loan Documents is illegal or unenforceable;
(k)    if such Loan Asset is a loan participation, the aggregate outstanding principal amount of all Loan Assets that are loan participations (other than Closing Date Participations until 90 days after the Closing Date) with a Counterparty Lender that is an Affiliate of Holdings or any other Person (other than Holdings) shall not exceed more than 10% of the greater of (A) the Maximum Facility Amount and (B) the Total Portfolio Value;
(l)    is assignable (or the Participation Agreement with respect thereto, if any, is assignable) to the Administrative Agent, for the benefit of the Secured Parties, as Collateral as provided hereunder;

(m)    is not subject to any Liens other than Permitted Liens;
(n)    is consistent with the investment strategy, applicable guidelines and limits of Holdings;
(o)    [reserved]; and
(p)    in the case of any Recurring Revenue Loan, the par amount of such Recurring Revenue Loan, when aggregated with the value of other Recurring Revenue Loans included in the Total Portfolio Value does not exceed 10% of the greater of (i) the Maximum Facility Amount and (ii) Total Portfolio Value.
With respect to each percentage limitation set forth in this definition, only the portion of the value of each applicable Loan Asset that (together with other such Loan Assets, if applicable) exceeds such percentage limitation shall not constitute an Eligible Portfolio Asset. If the portion of the value of any Loan Asset that is limited by more than one such percentage limitation, the portion of the value of such Loan Asset that constitutes an Eligible Portfolio Asset shall be determined by reference to the percentage limitation that results in the lowest portion of the value of such Loan Asset constituting an Eligible Portfolio Asset.
Any Loan Asset (including any Initial Portfolio Asset) that ceases to satisfy clauses (j)(ii) (with respect to such subclause (ii), as determined in a final, non‐appealable judgment determined by a court of competent jurisdiction) or (m) shall cease to be an Eligible Portfolio Asset until each such clause is satisfied, unless otherwise agreed to in writing by the Majority Lenders.
“Environmental Laws” means any and all foreign, federal, State and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.
“Equity Interest” means shares of capital stock, partnership interests, shares, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.
“Equityholder” means Holdings in its capacity as the direct or indirect owner of the membership interests in the Borrower.
“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” means (a) any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as a specified Person,

(b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with such Person, (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as such Person, any corporation described in clause (a) above or any trade or business described in clause (b) above or (d) a member of the same group of related business entities under Section 414(o) of the Code as such Person, any corporation described in clause (a) above, any trade or business described in clause (b) above or any member of any affiliated service group described in clause (c) above.
“Escrow Payment” means any amount received by the Portfolio Asset Servicer for the account of an Obligor for application toward the payment of Taxes, insurance premiums, assessments, ground rents, deferred maintenance, environmental remediation, rehabilitation costs, capital expenditures and similar items in respect of an applicable Portfolio Asset.
“Event of Default” has the meaning assigned to that term in Section 6.01.
“Excepted Persons” has the meaning assigned to that term in Section 11.11(a).
“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Exchange Date” has the meaning assigned to that term in Section 2.07(f).
“Excluded Amounts” means, without duplication, (a) any amount received in the Collection Accounts with respect to any Portfolio Asset included as part of the Collateral, which amount is attributable to the payment of any Tax, fee or other charge imposed by any Governmental Authority on such Portfolio Asset or on any Underlying Collateral and (b) any amount received in the Collection Accounts representing (i) any Escrow Payments, (ii) any amounts received on or with respect to a Portfolio Asset that is not a loan participation interest under any Insurance Policy that is required to be used to restore, improve or repair the related real estate or other assets of such Portfolio Asset or required to be paid to any Obligor under the Loan Agreement for such Portfolio Asset, (iii) any amount received in the Collection Accounts with respect to any Portfolio Asset that is otherwise replaced by a Substitute Eligible Portfolio Asset, or that is otherwise Sold by the Borrower pursuant to Section 2.10, to the extent such amount is attributable to a time after the effective date of such Sale or Substitution and (iv) amounts deposited in the Collection Accounts which were not required to be deposited therein.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient under any Transaction Document: (a) any income or franchise Taxes imposed on (or measured by) net income (however denominated) and any branch profits Taxes, in each case imposed by (i) the jurisdiction (or any political subdivision thereof) under the laws of which such Recipient is organized or in which such Recipient’s principal office is located or in which such Recipient’s applicable lending office is located or (ii) a jurisdiction (or any political subdivision thereof) as the result of any other present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any loan or Commitment made pursuant to this Agreement); (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a loan or Commitment made pursuant to this Agreement pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the loan or Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.13, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office; (c) Taxes attributable to such Recipient’s failure to comply with Section 2.13(e), (f) or (g); and (d) any Taxes imposed under FATCA.
“Expense Reserve Account” means an account established with the Account Bank pursuant to the applicable Account Control Agreement specified on Schedule V hereto in the name of the Borrower and into which the Reserved Expenses shall be deposited in accordance with Section 2.08(a)(i) or Section 2.08(a)(ii), as applicable, and under the “control” (within the meaning of Section 9-104 or Section 9-106 of the UCC, as applicable) of the Administrative Agent for the benefit of the Secured Parties.
“Facility Termination Date” means the date on which the aggregate outstanding principal amount of the Advances have been repaid in full and all accrued and unpaid interest thereon, all Fees and all other Obligations (other than contingent indemnification obligations and other obligations that survive the termination of this Agreement, in each case, not then due and owing) have been paid in full, the Commitments of the Lenders hereunder have been terminated and the Borrower has no further right to request any additional Advances.
“FATCA” means Sections 1471 through 1474 of the Code as in effect on the date hereof (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations promulgated thereunder or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code as of the date hereof (or any amended or successor version described above) and any intergovernmental agreements, treaty or convention among Governmental Authorities (or related rules, legislation or official administrative guidance) implementing such provisions of the Code or any non‐U.S. laws implementing the foregoing.
"Federal Funds Effective Rate" means, for any day, the greater of (a) the rate calculated by the Federal Reserve Bank of New York based on such day's Federal funds transactions by depositary institutions (as determined in such a manner as the Federal Reserve Bank of New York shall set forth in its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the Federal funds effective rate and (b) 0%; provided that if no such rate is so published on the next succeeding Business Day, the Federal Funds Effective Rate shall be the average of quotations for such day for such transactions received by the Initial Lender from three (3) federal funds brokers of recognized standing selected by it.

“Fee Letters” means the Administrative Agent Fee Letter, the Collateral Custodian Fee Letter, the Calculation Agent Fee Letter, the Commitment Fee Letter and each fee letter agreement entered into by and among the Borrower and any of the Administrative Agent, the Calculation Agent, the Collateral Custodian and any Lender in connection with the transactions contemplated by this Agreement.
“Fees” means the fees payable to the Administrative Agent, the Calculation Agent, the Collateral Custodian, any Lender or any other applicable agent or party pursuant to the terms of the Fee Letters or the other Transaction Documents.
“Fifth Amendment Effective Date” means June 29, 2023.
“First Amendment” means that certain First Amendment to Loan and Servicing Agreement dated as of the First Amendment Effective Date among Holdings, the Borrower, the Administrative Agent, the Initial Lender and the other parties thereto.
“First Amendment Effective Date” means February 11, 2021.
“First Lien Last Out Loan” means a senior secured loan that, prior to a default with respect to such loan, is entitled to receive payments pari passu with, and is secured on a pari passu basis with, Other Senior Loans, but either (a) following a default becomes fully subordinated to the Other Senior Loans and is not entitled to any payments until such Other Senior Loans are paid in full or (b) is entitled to payments with the proceeds of collateral as a result of enforcement actions only after such Other Senior Loans have been paid in full.
"Floor" means a rate of interest equal to 0%.
“Fourth Amendment” means that certain Fourth Amendment to Loan and Servicing Agreement dated as of the September 20, 2022 among the Borrower, the Administrative Agent, and the Lenders party thereto.
“Fourth Amendment Effective Date” means September 20, 2022.
“GAAP” means generally accepted accounting principles as in effect from time to time in the United States.
“Governmental Authority” means, with respect to any Person, any nation or government, any state or other political subdivision thereof or any entity, authority, agency, division or department exercising the executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to a government and any court or arbitrator having jurisdiction over such Person (including any supra‐national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Hazardous Materials” means all materials subject to any Environmental Law, including materials listed in 49 C.F.R. § 172.010, materials defined as hazardous pursuant to § 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, flammable, explosive or radioactive materials, hazardous or toxic wastes or substances, lead‐based materials, petroleum or petroleum distillates or asbestos or material containing asbestos, polychlorinated biphenyls, radon gas, urea formaldehyde and any substances classified as being “in inventory”, “usable work in process” or similar classification that would, if classified as unusable, be included in the foregoing definition.
“Holding Company Loan” means any loan (or participation thereof) that is an obligation only of one or more holding companies not owning material operating assets, the source of funds for the repayment of which is anticipated to be dividends from operating Subsidiaries of the Obligor thereunder, and that is not guaranteed by such operating Subsidiaries.
“Holdings” has the meaning assigned to that term in the preamble hereto.
“Holdings AML and International Trade Default” means any one of the following events: (a) that any representation contained Section 4.06(m) is or becomes false at any time; or (b) in the case of the Borrower, fails to comply with the covenant contained in Section 11.19(d)(ii) in any material respect at any time.
“Holdings Covered Entity” means each of (a) Holdings and its subsidiaries, any guarantors or pledgors of collateral under this Agreement or any Transaction Document relating to the Portfolio Assets, and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (i) ownership of, or power to vote, 25% or more of the issued and outstanding Equity Interests having ordinary voting power for the election of directors or managers, as applicable, of such Person or other Persons performing similar functions for such Person or (ii) power to direct or cause the direction of the management and policies of such Person whether by ownership of Equity Interests, contract or otherwise.
“Incremental Commitment” has the meaning assigned to that term in Section 2.15(a).
“Incremental Lender” has the meaning assigned to that term in Section 2.15(b).
“Indebtedness” means with respect to any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than accounts payable incurred in the ordinary course of business and payable in accordance with customary trade practices) or that is evidenced by a note, bond, debenture or similar instrument or other evidence of indebtedness customary for indebtedness of that type, (b) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (c) all indebtedness, obligations or liabilities of that Person in respect of derivatives and (d) all obligations under guaranties in respect of obligations (contingent or otherwise) to purchase or otherwise acquire, or to otherwise assure a creditor against loss in respect of, indebtedness or obligations of others of the kind referred to in clauses (a) through (c) above.

“Indemnified Amounts” has the meaning assigned to that term in Section 10.01(a).
“Indemnified Party” has the meaning assigned to that term in Section 10.01(a).
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Transaction Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Independent Director” means Donald J. Puglisi, an individual, and/or any other Person holding the Independent Manager position as provided for in the Borrower’s limited liability company agreement.
“Indorsement” has the meaning specified in Section 8‐102(a)(11) of the UCC, and “Indorsed” has a corresponding meaning.
“Information” has the meaning assigned to that term in Section 11.11(e).
“Initial Advance” means the first Advance made to the Borrower pursuant to Article II.
“Initial Advance Date” means the date of funding of the Initial Advance.
“Initial Lender” means (a) so long as it holds a Commitment or any portion of an Advance, Massachusetts Mutual Life Insurance Company and (b) otherwise, the Majority Lenders.
“Initial Portfolio Asset” means the Loan Assets set forth on Schedule I on the Closing Date.
“Insurance Policy” means, with respect to any Portfolio Asset, an insurance policy covering liability and physical damage to, or loss of, the Underlying Collateral for such Portfolio Asset.
“Insurance Proceeds” means any amounts received on or with respect to a Portfolio Asset under any Insurance Policy or with respect to any condemnation proceeding or award in lieu of condemnation.
“Inter-Period Payment Date” has the meaning assigned to that term in the definition of “Payment Date”.
“Interest Collection Accounts” means, collectively, the Interest Collection Accounts, established with the Account Bank in the name of the Borrower into which Current Income Collections shall be deposited in accordance with the terms of this Agreement and subject to the Account Control Agreement specified on Schedule V hereto and under the “control” (within the meaning of Section 9-104 or 9-106 of the UCC, as applicable) of the Administrative Agent for the benefit of the Secured Parties; provided that, subject to the rights of the Administrative Agent hereunder with respect to funds, the funds deposited therein from time to time shall constitute the property and assets of the Borrower, and the Borrower shall be solely liable for any Taxes payable with respect to the Interest Collection Accounts and each subaccount that may be established from time to time.
"Interest Period" means, with respect to any Advance, as determined by the Calculation Agent, (a) initially, the period commencing on the Advance Date with respect to such Advance to but excluding the immediately following Determination Date and (b) thereafter, each successive period from and including each Determination Date to but excluding the following Determination Date; provided that, if an Interest Period would extend beyond the Stated Maturity Date, then such Interest Period shall end on the Stated Maturity Date.
“Junior Loan” means a loan (including any term loan, delayed draw term loan or revolving loan or participation thereof, but excluding any Holding Company Loan or Asset Based Loan), note, convertible note or debenture that is not a Senior Loan or Senior Note.
"KBRA" means Kroll Bond Rating Agency, LLC.
“Lender” means collectively, the Initial Lender and any other Person to whom any Lender assigns any part of its rights and obligations under this Agreement and the other Transaction Documents in accordance with the terms of Section 11.04 and any other party that becomes a lender pursuant to an Assignment and Assumption Agreement.
“Lender Covered Entity” means (a) Lender and its subsidiaries and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (i) ownership of, or power to vote, 25% or more of the issued and outstanding Equity Interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person or (ii) power to direct or cause the direction of the management and policies of such Person whether by ownership of Equity Interests, contract or otherwise.
“Lender Event of Default” means, with respect to any Lender, any one of the following events: (a) any representation contained in Section 4.04 is or becomes false or misleading at any time or (b) such Lender fails to comply with the covenant contained in Section 11.19(d)(iii) at any time.
“Lien” means any mortgage or deed of trust, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, claim, preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale, lease or other title retention agreement, sale subject to a repurchase obligation, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing), or the filing of or financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction.
“Liquidity Agreement” has the meaning assigned to that term in Section 11.04(b).

“Loan Agreement” means the loan agreement, credit agreement, note purchase agreement or other agreement pursuant to which a Portfolio Asset or an Underlying Loan Obligation of a Portfolio Asset, as applicable, has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Portfolio Asset or Underlying Loan Obligation or of which the holders of such Portfolio Asset are the beneficiaries, including any co‐lender or servicing agreement entered into by an applicable Counterparty Lender or Underlying Agent.
“Loan Asset” means any debt interest or debt participation interest in the debt obligations of any applicable Obligor owned by the Borrower as set forth on the Loan Asset Schedule which debt interest or debt participation interest includes (a) the Loan Asset File therefor and (b) all right, title and interest in and to (i) such debt interest, the related Loan Agreement and any Underlying Collateral or (ii) such debt participation interest, the related Participation Agreement and, subject to the terms thereof, the related Loan Agreement and any Underlying Collateral.
“Loan Asset Checklist” means, with respect to each Loan Asset, an electronic or hard copy, as applicable, of a checklist substantially in the form of Exhibit C delivered by or on behalf of the Borrower to the Collateral Custodian (with a copy to the Calculation Agent and Initial Lender).
“Loan Asset File” means, with respect to each Portfolio Asset, a file containing each of the agreements, instruments, certificates, notes and other documents and items set forth on the Loan Asset Checklist with respect to such Portfolio Asset.
“Loan Asset Schedule” means (a) a schedule of the Portfolio Assets and setting forth for each such Portfolio Asset (i) the Portfolio Asset number for such Portfolio Asset, (ii) the Obligors for such Portfolio Asset, (iii) the current principal balance of (A) such Portfolio Asset and (B) the Underlying Loan Obligation for such Portfolio Asset, as applicable, (iv) the Loan Agreement and Participation Agreement for such Portfolio Asset, as applicable, (v) whether such Portfolio Asset is an Eligible Portfolio Asset and if such Eligible Portfolio Asset is a Senior Loan, Senior Note, Junior Loan or Asset Based Loan and (vi) the other information specified for a Portfolio Asset as set forth on Schedule I, as delivered by the Borrower to the Administrative Agent and the Collateral Custodian and as updated from time to time as provided herein (the Loan Asset Schedule being deemed modified and delivered by the delivery of a Borrowing Base Certificate) or (b) a collateral report, in form and substance reasonably satisfactory to the Administrative Agent (acting at the direction of Majority Lenders) containing the information described in clauses (a)(i) through (a)(vi) above.
“LTV” means, as of any date of determination, the ratio (expressed as a percentage) of (a) the aggregate amount of Advances Outstanding as of such date to (b) the most recent Total Portfolio Value as of such date.
“Majority Lenders” means the Lenders representing an aggregate of more than 50% of the aggregate Commitments. The Commitments of any Defaulting Lender shall be disregarded in determining Majority Lenders at any time.

“Make‐Whole Amount” means, as of any date of determination, (i) in connection with any voluntary termination in full of the Commitments hereunder, an amount equal to the present value of the amount of interest that would have accrued under this Agreement if the Advances Outstanding were equal to the MWA Minimum Usage Amount (prior to giving effect to such termination) for the period from the date of such termination until the last day of the Revolving Period and (ii) in connection with any voluntary reduction in part of the Commitments hereunder, an amount equal to the MWA Percentage of the present value of the amount of interest that would have accrued under this Agreement if the Advances Outstanding were equal to Minimum Usage Amount for the period from the date of such reduction until the last day of the Revolving Period, in each case, determined based on a discount rate equal to the Treasury Rate (as defined below) plus 0.50% per annum. Discounted values calculated pursuant to this definition will be made in accordance with accepted financial practice. For purpose of this definition, “Treasury Rate” means the rate per annum equal to the yield to maturity at the time of computation of the United States Treasury securities with a maturity of three years as compiled and published in the most recent Federal Reserve Statistical Release H 15 (519) that has become publicly available at least two Business Days prior to such time (or, if such Statistical Release is no longer published, any publicly available source of similar market data). The Treasury Rate will be determined in good faith by the Initial Lender.
“Market Trigger Event” means, as at any date of determination, (i) any Event of Default has occurred and is continuing or (ii) LTV as of such date exceeds the Applicable LTV Trigger.
“Material Adverse Effect” means a material adverse effect on (a) the business, financial condition, operations, liabilities (actual or contingent), performance or properties of the Borrower, (b) the validity or enforceability of this Agreement or any other Transaction Document or the validity or enforceability of the Portfolio Assets generally or any material portion of the Portfolio Assets, (c) the rights and remedies of the Collateral Custodian, the Calculation Agent, the Administrative Agent, any Lender or any other Secured Parties with respect to matters arising under this Agreement or any other Transaction Document, (d) the ability of the Borrower to perform its obligations under this Agreement or any other Transaction Document or (e) the existence, perfection, priority or enforceability of the Administrative Agent’s or the other Secured Parties’ Lien on the Collateral; provided that, there shall be no Material Adverse Effect to the Borrower to the extent such Material Adverse Effect arises from the action (or inaction) of the Calculation Agent, the Collateral Custodian, the Administrative Agent or a Lender.
“Material Modification” means any amendment or waiver of, or modification or supplement to, or termination, cancellation or release of, a Loan Agreement for a Portfolio Asset or for the Underlying Loan Obligation for a Portfolio Asset, as applicable, executed or effected on or after the applicable Cut‐Off Date that:
(a)    forgives, excuses, reduces, waives or modifies such Loan Agreement or the related loan documents in a manner which would reduce the outstanding principal amount of the amount due thereunder, reduce the interest rate by greater than 0.50%, calculated on an aggregate basis after the applicable Cut‐Off Date, or reduce the amount of any prepayment premium or fees payable thereunder;
(b)    extends the scheduled date for payment of principal, interest, fees or other amounts payable under such Loan Agreement or the related loan documents beyond six months from the original scheduled date for each Loan Asset;
(c)    extends the scheduled date of expiration or termination of any commitment to make Delayed Draws with respect to such Loan Asset;
(d)    increases the Borrower’s commitment to make Delayed Draws with respect to such Loan Asset;
(e)    releases any Obligor from its obligations under such Loan Agreement or the related loan documents or permit an Obligor to assign or transfer its rights and obligations under such Loan Agreement or the related loan documents (other than as expressly contemplated by such loan documents);
(f)    releases any material collateral for such Loan Asset other than as set forth in such Loan Agreement or the related loan documents;
(g)    alters any provision requiring the pro rata treatment of like obligations, or setting forth the order or priority of payments, in a manner that affects such Loan Asset or commitment in a manner that adversely impacts the holders thereof; or
(h)    if such Loan Asset is an Asset‐Based Loan, results in such Loan Asset failing to satisfy clause (a) of the definition of “Asset Based Loan”, and if such Loan Asset is a Senior Loan, results in such Loan Asset failing to satisfy clause (a) of the definition of “Senior Loan”.
“Maturity Date” means the earlier to occur of (a) the Stated Maturity Date, and (b) the date the Advances are accelerated upon the occurrence of an Event of Default.
“Maximum Availability” means, at any time, the lesser of the (a) the Maximum Facility Amount at such time and (b) the Borrowing Base at such time.
“Maximum Facility Amount” means, at any time, an amount equal to the aggregate Commitments of the Lenders at such time, as may be decreased in accordance with Section 2.04 or increased in accordance with Section 2.15. The Maximum Facility Amount on the Closing Date is $250,000,000, (ii) on the First Amendment Effective Date is $350,000,000, (iii) on the Second Amendment Effective Date is $450,000,000, (iv) on the Third Amendment Effective Date is $450,000,000, and (v) on the Fourth Amendment Effective Date is $550,000,000; provided that any increases in the Commitments from and after the Fourth Amendment Effective Date shall be subject to Section 2.15(a).
“Maximum Rate” has the meaning assigned to that term in Section 2.05(h).

“Minimum Usage Amount” means, an amount equal to (A) for the period from (i) the Sixth Amendment Effective Date up to but excluding the date that is 3 months after the Sixth Amendment Effective Date, 10% of the Maximum Facility Amount, (ii) the date that is 3 months after the Sixth Amendment Effective Date up to but excluding the date that is 6 months after the Sixth Amendment Effective Date, 25% of the Maximum Facility Amount, (iii) the date that is 6 months after the Sixth Amendment Effective Date up to but excluding the date that is 9 months after the Sixth Amendment Effective Date, 30% of the Maximum Facility Amount, (iv) the date that is 9 months after the Sixth Amendment Effective Date up to but excluding the date is 12 months after the Sixth Amendment Effective Date, 40% of the Maximum Facility Amount and (v) the date that is 12 months after the Sixth Amendment Effective Date up to and including the date that is the last day of the Revolving Period, 60% of the Maximum Facility Amount; plus, (B) if the Borrower increases the Maximum Facility Amount in accordance with Section 2.15, upon such increase, (i) for the period from the applicable Incremental Commitment Effective Date until the date that is 12 months after such Incremental Commitment Effective Date, 40% of the Maximum Facility Amount attributable to such increase, and (ii) thereafter, 60% of the Maximum Facility Amount attributable to such increase.
“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate of the Borrower contributed or had any obligation to contribute on behalf of its employees at any time during the current year or the preceding five years.
“MWA Minimum Usage Amount” means, an amount equal to (A) for the period from (i) the Sixth Amendment Effective Date up to but excluding the date that is 3 months after the Sixth Amendment Effective Date, 10% of the Maximum Facility Amount, (ii) the date that is 3 months after the Sixth Amendment Effective Date up to but excluding the date that is 6 months after the Sixth Amendment Effective Date, 25% of the Maximum Facility Amount, (iii) the date that is 6 months after the Sixth Amendment Effective Date up to but excluding the date that is 9 months after the Sixth Amendment Effective Date, 30% of the Maximum Facility Amount, (iv) the date that is 9 months after the Sixth Amendment Effective Date up to but excluding the date is 12 months after the Sixth Amendment Effective Date, 40% of the Maximum Facility Amount and (v) the date that is 12 months after the Sixth Amendment Effective Date up to and including the date that is the last day of the Revolving Period, 60% of the Maximum Facility Amount; provided that if the Borrower increases the Maximum Facility Amount in accordance with Section 2.15, upon such increase, (x) for the period from the applicable Incremental Commitment Effective Date until the date that is 12 months after such Incremental Commitment Effective Date, only 40% of the Maximum Facility Amount attributable to such increase shall be included in the MWA Minimum Usage Amount and (y) thereafter, 60% of the Maximum Facility Amount attributable to such increase shall be included in the MWA Minimum Usage Amount.
“MWA Percentage” means, with respect to any permanent reduction of the Commitments, the ratio (expressed as a percentage) of (i) the difference of (x) the MWA Minimum Usage Amount immediately prior to such reduction minus (y) the MWA Minimum Usage Amount immediately after such reduction, to (ii) the Minimum Usage Amount.

“NAIC” means the National Association of Insurance Commissioners.
“Non‐Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non‐Exempt Person” means any Person other than a Person who is (or, in the case of a Person that is a disregarded entity, whose owner is) either (a) a “United States person” within the meaning of Section 7701(a)(30) of the Code or (b) has provided to the Calculation Agent for the relevant year such duly executed form(s) or statement(s) which may, from time to time, be prescribed by law and which pursuant to applicable provisions of (i) any income tax treaty between the United States and the country of residence of such Person, (ii) the Code and any successor statute or (iii) any applicable rules or regulations in effect under clauses (i) or (ii) above, permit the Calculation Agent to make any payments free of any obligation or liability for withholding.
“Notice of Borrowing” means a written notice of borrowing from the Borrower to the Administrative Agent, Calculation Agent and the Initial Lender substantially in the form of Exhibit B.
"Notice of Exclusive Control" means, with respect to the Operating Account, the notice required under the applicable Account Control Agreement for the Administrative Agent to give instructions to the Account Bank with respect to such Operating Account.
“Obligations” means all present and future indebtedness and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Borrower to the Lenders, the Administrative Agent, the Calculation Agent, the Collateral Custodian or any other Secured Party arising under this Agreement or any other Transaction Document and shall include all liability for principal of and interest on the Advances, Fees, indemnifications and other amounts due or to become due by the Borrower to the Lenders, the Administrative Agent, the Calculation Agent, the Collateral Custodian and any other Secured Party under this Agreement or any other Transaction Document, including any Fee Letter and reasonable and documented costs and expenses payable by the Borrower to the Lenders, the Administrative Agent, the Calculation Agent, the Collateral Custodian or any other Secured Party, including reasonable attorneys’ fees, costs and expenses, including interest, fees and other obligations that accrue after the commencement of an insolvency proceeding (in each case whether or not allowed as a claim in such insolvency proceeding).
“Obligor” means, collectively, each Person obligated to make payments under a Loan Agreement, including any guarantor thereof.
“Operating Account” means the Account established with the Account Bank in the name of the Borrower into which the proceeds of each Advance, contributions from Holdings and certain amounts directed by the Borrower, in each case, in accordance with the terms of this Agreement shall be deposited in accordance with the terms of this Agreement and subject to an Account Control Agreement specified on Schedule V hereto under the “control” (within the meaning of Section 9-104 or 9-106 of the UCC, as applicable) of the Administrative Agent for the benefit of the Secured Parties; provided that, subject to the rights of the Administrative Agent hereunder, the funds deposited therein from time to time shall constitute the property and assets of the Borrower, and the Borrower shall be solely liable for any Taxes payable with respect to any Operating Account and each subaccount that may be established from time to time.
“Other Senior Loans” means, with respect to any Asset Based Loan, other senior secured loans of the same Obligor.
“Other Taxes” has the meaning assigned to that term in Section 11.07(b).
“Outstanding Principal Balance” means, at any time for any Loan Asset, the outstanding principal amount of such Loan Asset at such time, including any Delayed Draw for such Portfolio Asset that has been funded at such time; provided, that if any Loan Asset is denominated in an Eligible Currency other than U.S. Dollars, the Outstanding Principal Balance of such Loan Asset shall be the equivalent in U.S. Dollars as determined by the Borrower using the Applicable Exchange Rate.
“Outstanding Underlying Adjusted Loan Balance” means, for any Eligible Portfolio Asset for any date of determination, an amount equal to the applicable Advance Rate for such Eligible Portfolio Asset multiplied by the Outstanding Principal Balance of such Eligible Portfolio Asset (or, in the case of any Eligible Portfolio Asset with respect to which an Underlying Obligor Default is continuing, 50% of such Outstanding Principal Balance) at such time.
“Participant” has the meaning assigned to that term in Section 11.04(d).
“Participant Register” has the meaning assigned to that term in Section 2.03(c).
“Participation Agreement” means, for any Portfolio Asset that consists of a loan participation interest, the participation agreement or other agreement pursuant to which the Borrower participates in the Underlying Loan Obligation for such Portfolio Asset in a form customarily provided by the Loan Syndications and Trading Association, or in a form reasonably agreed to by the Borrower and the Administrative Agent on or prior to the Closing Date or Cut‐Off Date for such Portfolio Asset, as the case may be.
“Payment Date” means, (a) with respect to any unscheduled inter-period payments made at the Borrower’s option, any date specified by the Borrower so long as no more than two (2) such Payment Dates per fiscal quarter are declared pursuant to this clause (a), unless either (i) more than two (2) such Payment Dates per fiscal quarter are agreed to by the Majority Lenders and the Administrative Agent or (ii) such unscheduled inter-period payment is being made directly as a result of the application of proceeds from a Sale of a Portfolio Asset (such unscheduled payment date, an “Inter-Period Payment Date”), (b) with respect to regularly scheduled payment dates, the 15th calendar day of the month immediately subsequent to the last month of any quarter (commencing July 15, 2020) or, if such day is not a Business Day, the next succeeding Business Day (such regularly scheduled payment date, a “Scheduled Payment Date”), and (c) the Maturity Date; provided that, the Borrower shall deliver written notice to the Administrative Agent and the Majority Lenders at least three (3) Business Days prior to an Inter-Period Payment Date.
“Payment Date Report” means a report of the type described in Section 8.08(b)(ii) and substantially in the form attached hereto as Exhibit H.
“Pension Plan” has the meaning assigned to that term in Section 4.01(s).
“Permitted Liens” means any of the following: (a) Liens for Taxes if such Taxes shall not at the time be due or if a Person shall currently be contesting the validity thereof in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Person; (b) Liens imposed by law, such as materialmen’s, warehousemen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens, arising by operation of law in the ordinary course of business for sums that are not overdue or are being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the applicable Person; (c) Liens granted pursuant to or by the Transaction Documents; (d) with respect to the Underlying Collateral for any Portfolio Asset, (i) Liens in favor of the lenders, lead agent, administrative agent, collateral agent or similar agent for the benefit of all holders of indebtedness relating to such Portfolio Asset (or the Underlying Loan Obligation as applicable) and (ii) “permitted liens” as defined in the Loan Agreement for such Portfolio Asset or such comparable definition or provision of “permitted liens” is not defined therein; (e) Liens routinely imposed on all securities or deposit accounts by the Account Bank, to the extent permitted under the applicable Account Control Agreement; and (f) Liens attaching to securities being purchased or sold of clearing agencies and broker‐dealers, and similar Liens incurred in the ordinary course of business; provided that such Liens (x) attach only to the securities being purchased or sold and (y) secure only obligations incurred in connection with such purchase or sale and not any obligation in connection with margin financing.
“Person” means an individual, limited partnership, partnership, corporation (including a statutory or business trust), limited liability company, joint stock company, trust, unincorporated association, sole proprietorship, joint venture, government (or any agency or political subdivision thereof) or other entity.
“Pledged Equity” has the meaning assigned to that term in Section 2.09(b).
“Portfolio Asset Assignment” means an assignment, participation agreement or other agreement pursuant to which any Loan Asset not originated by the Borrower is Transferred to the Borrower (a) in a form substantially based upon the form document for loan assignments of the Loan Syndications and Trading Association, (b) in a form substantially based upon the form document for assignments required by the related Underlying Agreement or (c) in a form reasonably agreed to by such Borrower and the Administrative Agent on or prior to the Closing Date or Cut‐Off Date for such Loan Asset, as the case may be.

“Portfolio Asset Servicer” means Carlyle Credit Solutions, Inc. (formerly known as TCG BDC II, Inc.), as servicer of the Portfolio Assets.
“Portfolio Assets” means all Loan Assets owned by the Borrower and all right, title and interest of the Borrower in and to:
(a)    subject to the terms of any applicable Participation Agreement, any amounts on deposit in any cash reserve, collection, custody or lockbox accounts securing the Loan Assets;
(b)    all rights with respect to the Loan Assets to which the Borrower is entitled as lender under the applicable Loan Agreement or as a loan participant under the applicable Participation Agreement;
(c)    subject to the terms of any applicable Participation Agreement, any Underlying Collateral securing the Loan Assets and all Recoveries related thereto, all payments paid in respect thereof and all monies due, to become due and paid in respect thereof, all net liquidation proceeds;
(d)    the Loan Asset Files related to the Loan Assets, any Records, and the documents, agreements, and instruments included in such Loan Asset Files or Records;
(e)    subject to the terms of any applicable Participation Agreement, all Liens, guaranties, indemnities, warranties, letters of credit, accounts, bank accounts and property subject thereto from time to time purporting to secure or support payment of the Loan Assets (or the Underlying Loan Obligations, as applicable), together with all UCC financing statements, mortgages or similar filings signed or authorized by an Obligor relating thereto;
(f)    each Portfolio Asset Assignment with respect to the Loan Assets (including any rights of the Borrower against the Transferor thereunder) and the assignment to the Administrative Agent, for the benefit of the Secured Parties, of all UCC financing statements, if any, filed by the Borrower against the Transferor under or in connection with such Portfolio Asset Assignment;
(g)    all Records (including computer records) with respect to the foregoing; and
(h)    all Collections, income, payments, proceeds and other benefits of each of the foregoing.
"Prime Rate" means, for any day, the rate of interest in effect for such day that is identified and normally published by The Wall Street Journal as the "Prime Rate" (or, if more than one rate is published as the Prime Rate, then the highest of such rates), with any change in Prime Rate to become effective as of the date the rate of interest which is so identified as the "Prime Rate" is different from that published on the preceding Business Day. If The Wall Street Journal no longer reports the Prime Rate, or if the Prime Rate no longer exists, or if the Calculation Agent determines in good faith that the rate so reported no longer accurately reflects an accurate determination of the prevailing Prime Rate, then the Calculation Agent may select a reasonably comparable index or source to use as the basis for the Prime Rate. Notwithstanding the foregoing or any other provision of this Agreement, the rate calculated pursuant to this definition shall not be less than 0%.
“Principal Collection Accounts” means, collectively, the Principal Collection Accounts, established with the Account Bank in the name of the Borrower into which Principal Collections shall be deposited in accordance with the terms of this Agreement and subject to the Account Control Agreement specified on Schedule V hereto and under the “control” (within the meaning of Section 9-104 or 9-106 of the UCC, as applicable) of the Administrative Agent for the benefit of the Secured Parties; provided that, subject to the rights of the Administrative Agent hereunder with respect to funds, the funds deposited therein from time to time shall constitute the property and assets of the Borrower, and the Borrower shall be solely liable for any Taxes payable with respect to the Principal Collection Accounts and each subaccount that may be established from time to time.
“Principal Collections” means any cash Collections deposited in the Collection Accounts in accordance with the terms hereof that are not Current Income Collections or Excluded Amounts, including all Recoveries, all Insurance Proceeds or other proceeds of any liquidations or Sales of a Portfolio Asset and all Scheduled Payments of principal, principal prepayments, guaranty payments or other payments that reduce the Outstanding Principal Balance of a Portfolio Asset.
“Pro Rata Share” means, with respect to any Lender as of any date of determination, the ratio of such Lender’s Commitment to the aggregate Commitments of all Lenders as of such date.
“Proceeds” means, with respect to the Collateral, all property that is receivable or received when such Collateral is collected, sold, liquidated, foreclosed, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all rights to payment with respect to any insurance relating to such Collateral.
“Proposed Payment Date Report” has the meaning assigned to that term in Section 8.08(b)(ii).
“Qualified Purchaser” has the meaning assigned to that term in the 1940 Act.
“Rating Event” means an event that shall have occurred if the Borrower has failed to obtain on the Closing Date or thereafter maintain an investment grade rating (“BBB‐” or higher, or the equivalent) from an Acceptable Rating Agency at any time or such rating is more than 364 days old; provided that the Borrower shall provide written notice to the Administrative Agent and the Initial Lender upon the occurrence of the Rating Event and to the extent such Rating Event is subsequently cured. A Rating Event shall be deemed not to have occurred if the Borrower obtains, or its rating drops below, a rating below “BBB‐” (or the equivalent) from an Acceptable Rating Agency due to a change in the rating methodology of the Acceptable Rating Agency providing such rating, or caused by, directly, or indirectly, forces beyond the control of the Borrower, including, without limitation, macroeconomic downturn, financial crisis, deterioration in national or global economic and business conditions generally, pandemics and epidemics, and interruptions. No Rating Event shall occur if an Acceptable Rating Agency has confirmed in writing (which may take the form of a press release or other written communication, which may be in electronic form or any other form then considered industry standard) that it will not downgrade or withdraw the then‐current ratings of the Advances as a result of the action taken or to be taken which requires satisfaction of the Rating Event.                                                                                                    “Rating Event Cure” means, as of any date of determination, any of the following has occurred: (a) the Borrower has obtained an investment grade rating (“BBB‐” or higher, or the equivalent) from an Acceptable Rating Agency, (b) the Rating Event no longer exists, or (c) the Initial Lender waives the Rating Event. No later than three (3) Business Days prior to the date of a Rating Event Cure, the Borrower shall provide written notice thereof to the Administrative Agent and the Initial Lender, unless a Rating Event Cure occurs as a result of a change in the Borrower’s rating, in which case the Borrower shall promptly provide written notice thereof to the Administrative Agent and the Initial Lender.
“Recipient” means (a) the Administrative Agent and (b) any Lender, as applicable.
“Records” means all documents relating to the Portfolio Assets, including books, records and other information executed in connection with the Transfer of and maintenance of the Portfolio Assets in the Collateral or maintained with respect to the Collateral and the related Obligors that the Borrower or the Portfolio Asset Servicer has generated, or in which the Borrower has otherwise obtained an interest, including documents under which the Borrower has acquired an interest pursuant to a Portfolio Asset Assignment.
“Recoveries” means, as of the time any Underlying Collateral for any Portfolio Asset is Sold, discarded or abandoned (after a determination in good faith by the Portfolio Asset Servicer, the Counterparty Lender or Underlying Agent, as applicable, that such Underlying Collateral has little or no remaining value) or otherwise determined in good faith to be fully liquidated by the Portfolio Asset Servicer or such Counterparty Lender or Underlying Agent, the Proceeds from the Sale of such Underlying Collateral, the Insurance Proceeds of any related Insurance Policy or any other recoveries (including interest proceeds recovered) with respect to such Underlying Collateral and amounts representing late fees and penalties, net of any amounts received that are required under the Loan Agreement for the applicable Portfolio Asset to be refunded to the related Obligor.
“Recurring Revenue Loans” means any Underlying Loan Obligation with respect to which the Obligor’s leverage as of the Cut‐Off Date, as determined by the Portfolio Asset Servicer, is based on “recurring revenue”.
“Register” has the meaning assigned to that term in Section 2.03(b).
“Registered” means, with respect to any debt obligation, a debt obligation that is in registered form for purposes of the Code.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Release Date” has the meaning assigned to that term in Section 2.10(c).
“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.
“Replacement Calculation Agent” has the meaning assigned to that term in Section 8.01(e).
“Reportable Compliance Event” means any Lender Covered Entity, Borrower Covered Entity or Holdings Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti‐Terrorism Laws and Sanctions, Anti‐Corruption Laws, or Anti‐Money Laundering Laws or any predicate crime to any Anti‐Terrorism Laws and Sanctions, Anti‐Corruption Laws, or Anti‐Money Laundering Laws.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than an event for which the 30 day notice period has been waived.
“Reporting Date” means the 15th calendar day of the month immediately subsequent to the last month of any quarter (commencing July 15, 2020); or if such day is not a Business Day, the next succeeding Business Day.
“Required Loan Documents” means, for each Portfolio Asset or Underlying Loan Obligation, as applicable, the following documents or instruments, all as specified on the related Loan Asset Checklist, to the extent applicable for such Portfolio Asset or Underlying Loan Obligation: copies of the executed (a) guaranty (b) loan agreement, (c) note purchase agreement (d) security agreement and (e) promissory note, in each case as set forth on the Loan Asset Checklist (all of which, except to the extent set forth in the proviso hereto, may be delivered electronically or posted on a website maintained by the Borrower); provided that, notwithstanding anything to the contrary herein, if such Portfolio Asset is a Senior Note, the original note together with the allonge affixed thereto must be physically delivered to the Collateral Custodian.
“Reserved Expenses” has the meaning assigned to such term in Section 2.08(a)(i).
“Responsible Officer” means any duly authorized officer of such Person with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other duly authorized officer of such Person to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject; provided, that any Responsible Officer of the Portfolio Asset Servicer shall be deemed to be a Responsible Officer of the Borrower.

“Restricted Junior Payment” means (a) any dividend or other distribution (including, without limitation, BDC Tax Distributions), direct or indirect, on account of any class of equity interests of the Borrower now or hereafter outstanding, except a dividend or other distribution paid solely in interests of that class of equity interests or in any junior class of equity interests of the Borrower, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any class of equity interests of the Borrower now or hereafter outstanding or (c) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire equity interests of the Borrower now or hereafter outstanding.
“Review Criteria” has the meaning assigned to that term in Section 9.02(b)(i).
“Revolving Loan Note” has the meaning assigned to such term in Section 2.03(a).
“Revolving Period” means the period commencing on the Closing Date and ending on the earlier of (i) March 7, 2027 (or if such day is not a Business Day, the next succeeding Business Day), as such date may be extended pursuant to Section 2.14 and (ii) the date the Commitments are terminated in accordance with this Agreement, whether as a result of an Event of Default, Market Trigger Event or otherwise.
“Sale” has the meaning assigned to that term in Section 2.10(a).
“Sanctioned Country” means a country or territory subject to a comprehensive sanctions program maintained by any applicable Governmental Authority pursuant to Anti‐Terrorism Laws and Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Syria and the Crimea region of Ukraine).
“Sanctioned Person” means any individual person, group, regime, or entity listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, or entity, or fully subject to restrictions or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any order or directive of any applicable Governmental Authority or otherwise subject to, or specially designated under, any sanctions program maintained by any applicable Governmental Authority pursuant to Anti‐Terrorism Laws and Sanctions.
“Scheduled Payment” means each scheduled distribution or payment of principal or interest required to be made by an Obligor on a Portfolio Asset or Underlying Loan Obligation, as applicable, as adjusted pursuant to the terms of the related Loan Agreement.
“Scheduled Payment Date” has the meaning assigned to that term in the definition of “Payment Date”.
“SEC” means the U.S. Securities and Exchange Commission, or any successor thereto.

“Second Amendment” means that certain Second Amendment to Loan and Servicing Agreement dated as of the August 13, 2021 among the Borrower, the Administrative Agent, and the Lenders party thereto.
“Second Amendment Effective Date” means August 13, 2021.
“Secured Party” means each of the Administrative Agent, each Lender, the Calculation Agent (together with its permitted successors and assigns), each other Indemnified Party and the Collateral Custodian; provided that in any context requiring a Secured Party to give direction to the Administrative Agent, such reference to Secured Party shall not include the Administrative Agent or the Collateral Custodian.
“Senior Loan” means (a) a loan (including any term loan, delayed draw term loan, or revolving loan, or a participation thereof, but excluding any Holding Company Loan, First Lien Last Out Loan or Asset Based Loan) that (i) is not (and that cannot by its terms become) subordinate in right of payment to any other Borrowed Money Indebtedness of the applicable Obligor (other than, in the case of a term loan or delayed draw term loan, Indebtedness in respect of a Senior Working Capital Facility), and (ii) is secured by a valid security interest or lien in, to or on specified collateral securing the Obligor’s obligations under the loan, which is not (and which cannot by its terms become) subordinate in right of Lien priority to other Liens (other than to Liens customarily allowed to be prior in priority to the Liens securing first lien loans and, in the case of term loans or delayed draw term loans, to either (but not both of) (A) Liens securing a Senior Working Capital Facility or (B) Liens on ABL Collateral securing a revolving asset‐based credit facility, and (b) any other asset reasonably determined by the Initial Lender and the Borrower to constitute a senior loan.
"Senior Note" means a senior secured note that (i) is not (and that cannot by its terms become) subordinate in right of payment to any other Borrowed Money Indebtedness of the applicable Obligor, (ii) is secured by a valid, first priority security interest or lien in, to or on specified collateral securing the Obligor's obligations under the note, which is not (and which cannot by its terms become) subordinate in right of Lien priority to other Liens (other than to Liens customarily allowed to be prior in priority to the Liens securing first lien notes) and (iii) has been physically delivered with an allonge affixed thereto by or on behalf of the Borrower to the Collateral Custodian.
“Senior Working Capital Facility” means, with respect to a loan, a senior secured working capital facility incurred by the Obligor of such loan that is prior in right of payment to such loan; provided that the outstanding principal balance and unfunded commitments of such working capital facility does not exceed twenty percent (20%) of the sum of (x) the outstanding principal balance and unfunded commitments of such working capital facility, plus (y) the outstanding principal balance of such loan, plus (z) the outstanding principal balance of any other debt for borrowed money incurred by such obligor that is pari passu with such loan.
“Servicer Termination Event” means the occurrence of any one or more of the following events:

(a)    a Bankruptcy Event shall occur with respect to the Applicable Servicer;
(b)    the Applicable Servicer shall assign its rights or obligations as “Calculation Agent” or “Portfolio Asset Servicer”, as applicable, hereunder (other than as expressly provided herein) to any Person (other than, with respect to the Portfolio Asset Servicer, an Affiliate of the Portfolio Asset Servicer) without the consent of the Administrative Agent (acting at the direction of the Majority Lenders);
(c)    any failure in any material respect by the Applicable Servicer to observe or perform any covenant or other agreement of the Applicable Servicer set forth in this Agreement or the other Transaction Documents, which continues to be unremedied for a period of 30 days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such failure shall have been given to the Applicable Servicer by the Administrative Agent (acting at the direction of the Majority Lenders) or the Borrower and (ii) the date on which a Responsible Officer of the Applicable Servicer acquires knowledge thereof (or such extended period of time reasonably approved by the Borrower not to exceed 60 days in the aggregate; provided that the Applicable Servicer is diligently proceeding in good faith to cure such failure or breach);
(d)    any representation, warranty or certification made by the Applicable Servicer in any Transaction Document or in any certificate delivered pursuant to any Transaction Document shall prove to have been incorrect when made, which has resulted in a Material Adverse Effect; and
(e)    with respect to the Calculation Agent, Massachusetts Mutual Life Insurance Company ceases to be a Lender hereunder without the prior written consent of the Borrower.
“Servicer Termination Expenses” has the meaning assigned to that term in Section 8.01(b).
“Servicer Termination Notice” has the meaning assigned to that term in Section 8.01(b).
“Servicing Report” has the meaning assigned to that term in Section 8.08(b)(i).
“Servicing Standard” means, with respect to any Portfolio Assets included in the Collateral, (x) with respect to the Calculation Agent, to service and administer such Portfolio Assets by or on behalf of the Borrower in accordance with Applicable Law, the terms of this Agreement, the Loan Agreements and all customary and usual servicing practices for loans or loan participations like the Portfolio Assets and (y) with respect to the Portfolio Asset Servicer, to perform its obligations in accordance with Applicable Law and under this Agreement with reasonable care and in good faith using a degree of skill and attention no less than that which the Portfolio Asset Servicer exercises with respect to comparable assets that it manages for itself and for others with similar objectives and policies.

“Sixth Amendment” means that certain Sixth Amendment to Loan and Servicing Agreement dated as of the Sixth Amendment Effective Date, among, the Borrower, the Calculation Agent, the Administrative Agent, the Initial Lender and the other parties thereto.
“Sixth Amendment Effective Date” means October 18, 2024.
"SOFR" means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
"SOFR Administrator" means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
"Springing Account Control Agreement" means the Springing Account Control Agreement, dated as of June 29, 2023, among the Borrower, the Portfolio Asset Servicer, the Calculation Agent, the Collateral Custodian, the Account Bank and the Administrative Agent, establishing and governing the Operating Account and which permits, among other things, the Administrative Agent on behalf of the Secured Parties to direct disposition of the funds, securities and other assets in such Operating Account following a Notice of Exclusive Control that has not been withdrawn, as such agreement may be amended, restated, modified, replaced or otherwise supplemented from time to time.
“State” means one of the fifty states of the United States or the District of Columbia.
“Stated Maturity Date” means March 7, 2032 (or if such day is not a Business Day, the next succeeding Business Day), as such date may be extended pursuant to Section 2.14.
“Subsidiary” means with respect to a person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such person.
“Substitute Eligible Portfolio Asset” has the meaning assigned to that term in Section 2.10(b).
“Substitution” has the meaning assigned to that term in Section 2.10(b).
“Substitution Date” has the meaning assigned to that term in Section 2.10(b).
“Tax Compliance Certificate” has the meaning assigned to that term in Section 2.13(e).
“Tax Distributions” means tax distributions (in the case of an estimated tax period, prior to the related due date) to the owner or owners of equity of the Borrower in an aggregate amount equal to the product of (a) 10 percent of the Borrower’s “taxable income” for such period (or portion thereof), reduced by 10 percent of the cumulative net taxable loss of the Borrower for all periods ending after the date of this Agreement (determined as if all such prior periods were one taxable period) to the extent such loss is of a character that would permit such loss to be deducted against the current period’s income and was not previously taken into account and (b) the highest combined effective marginal federal, state and/or local income tax rate applicable to an individual resident in New York City for such period (taking into account (i) the deductibility of state and local income taxes for U.S. federal income tax purposes and (ii) the character (e.g., long‐term or short‐term capital gain or ordinary or exempt) of the applicable income), as properly adjusted to reflect the final determination of any previously estimated taxable income or loss.
“Taxes” means any present or future taxes, levies, imposts, duties, charges, withholdings (including backup withholding), assessments or fees (including interest, penalties, and additions thereto) that are imposed by any Governmental Authority.
                                                    "Term SOFR" means a rate per annum equal to the greater of (a) the sum of (i) the Term SOFR Reference Rate for a tenor of three-months on the day (such day, the “Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Term SOFR Determination Day and (ii) the Term SOFR Adjustment and (b) the Floor.                                                                 “Term SOFR Adjustment” means, with respect to Term SOFR, 0.15% (15 basis points) for a tenor of three-months’ duration.                                                                                        “Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Initial Lender in its reasonable discretion).                                                                                         “Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Third Amendment” means that certain Third Amendment to Loan and Servicing Agreement dated as of March 7, 2022 among the Borrower, the Administrative Agent, and the Lenders party thereto.

“Third Amendment Effective Date” means March 7, 2022.
“Total Obligors” means, as of any date of determination, the aggregate number of Obligors under the Loan Assets included in the Borrowing Base (treating all Obligors that are Affiliates of one another as a single Obligor); provided that an Obligor will not be considered an Affiliate of any other Obligor (A) solely due to the fact that each such Obligor is under the control of the same financial sponsor or (B) if they have distinct corporate family ratings and/or distinct issuer credit ratings.
“Total Portfolio Value” means, as of any date of determination, the sum of the Principal Collections as of such date plus the amount of cash constituting the proceeds of Cure Contributions then standing to the credit of the Collection Accounts, plus the aggregate value of all Eligible Portfolio Assets as of such date determined by the Portfolio Asset Servicer in accordance with the valuation policy of the Portfolio Asset Servicer in effect on the Closing Date, together with any changes to such valuation policy (provided that if such change is material, the Borrower shall provide written notice of such change to the Calculation Agent within three (3) Business Days of the date of such change), and reflected in the most recent quarterly financial statements or audited annual financial statements (or unaudited financial statements for the fiscal year ending December 31, 2019) of Holdings in accordance with GAAP.
“Transaction Documents” means this Agreement, any Revolving Loan Note, each Account Control Agreement, the Fee Letters, each Assignment and Assumption Agreement, each Participation Agreement and each agreement, instrument, certificate or other document related to any of the foregoing.
“Transfer” means with respect to the Borrower (a) the acquisition by, or the transfer or assignment to, the Borrower of a Loan Asset and related Portfolio Asset pursuant to an assignment agreement or participation agreement (including, for the avoidance of doubt, the Closing Date Participations) or (b) the origination of a Loan Asset and related Portfolio Asset by the Borrower pursuant to an Underlying Agreement or Participation Agreement, as applicable.
“Transferor” means any assignor of a Portfolio Asset under a Portfolio Asset Assignment.
“U.S. Dollars” means, and the conventional “$” signifies, the lawful money of the United States of America.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“UCC” means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.
                                                “Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Underlying Agent” means, with respect to a Portfolio Asset, the administrative agent or other similar agent for the lenders party to the Loan Agreement for such Portfolio Asset.
“Underlying Agreement” means the loan agreement, credit agreement, indenture or other agreement or document pursuant to which a Portfolio Asset or an Underlying Portfolio Obligation of a Portfolio Asset, as applicable, has been issued or created and each other agreement that governs the terms of or, if applicable, secures the obligations represented by such Portfolio Asset or Underlying Portfolio Obligation or of which the holders of such Portfolio Asset are the beneficiaries, including any co‐lender or servicing agreement entered into by the Portfolio Asset Servicer, an applicable Counterparty Lender or Underlying Agent.
“Underlying Collateral” means, with respect to a Portfolio Asset, any property or other assets pledged or mortgaged as collateral to secure repayment of such Portfolio Asset or the Underlying Loan Obligation for such Portfolio Asset, as applicable, including, mortgaged property and all proceeds from any sale or other disposition of such property or other assets.
“Underlying Loan Obligation” means, with respect to a Portfolio Asset consisting of a loan participation, the loan obligations of any applicable Obligor in which such Portfolio Asset is participating.
“Underlying Obligor Default” means, with respect to any Portfolio Asset owned by the Borrower following the Cut‐Off Date relating thereto, the occurrence of one or more of the following events (any of which, for the avoidance of doubt, may occur more than once):
(a)    an Obligor payment default under such Portfolio Asset (after giving effect to any grace or cure period set forth in the applicable Loan Agreement);
(b)    any other event of default or similar event or circumstance under the Loan Agreement for such Portfolio Asset for which the Borrower (or agent or required lenders pursuant to the applicable Loan Agreement, as applicable) has elected to exercise any of its rights and remedies to enforce such Portfolio Asset (including the acceleration of the loan relating thereto), unless otherwise agreed to in writing by the Majority Lenders; or
(c)    a Bankruptcy Event with respect to any related Obligor.
“Underlying Portfolio Obligation” means, with respect to a Portfolio Asset consisting of a loan participation, the loan obligations of any applicable Obligor in which such Portfolio Asset is participating.
“United States” means the United States of America.
“Unmatured Event of Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Utilization Fees” means, for any period of determination during the Revolving Period, the positive difference, if any, between (a) the amount of interest that would have accrued under this Agreement for such period on the principal amount of the Advances if the Advances Outstanding for such period was equal to the Minimum Usage Amount and (b) the amount of interest that actually accrued under this Agreement for such period on the principal amounts of the Advances.
“Withholding Agent” means the Borrower and the Administrative Agent, as applicable.
SECTION 1.02    Other Terms. All accounting terms used but not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and used but not specifically defined herein, are used herein as defined in such Article 9.
SECTION 1.03    Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”
SECTION 1.04    Interpretation. In each Transaction Document, unless a contrary intention appears:
(a)    the singular number includes the plural number and vice versa;
(b)    reference to any Person includes such Person’s successors and assigns but only if such successors and assigns are not prohibited by the Transaction Documents;
(c)    reference to any gender includes each other gender;
(d)    reference to day or days without further qualification means calendar days;
(e)    reference to any time means New York, New York time;
(f)    the term “or” is not exclusive;
(g)    reference to the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”;
(h)    reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, modified, waived, supplemented, restated or replaced and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor;
(i)    reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision;
(j)    if payment or performance of any obligation of the Borrower hereunder is due on a date which is not a Business Day, the required date for payment or performance shall be the next Business Day; and
(k)    unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).
SECTION 1.05    Advances to Constitute Loans. Notwithstanding any provision herein to the contrary, the parties hereto intend that the Advances made hereunder constitute a “loan” and not a “security” for purposes of Section 8‐102(15) of the UCC.
SECTION 1.06    Information as to Interest Rate. The interest rate on Advances may be determined by reference to a benchmark rate that is, or may in the future become, the subject to regulatory reform or cessation. Regulators have signaled the need to use alternative reference rates for some of these benchmark rates and, as a result, such benchmark rates may cease to comply with applicable laws and regulations, may be permanently discontinued or the basis on which they are calculated may change.
SECTION 1.07    Rates. The Administrative Agent, the Calculation Agent, the Initial Lender and the Portfolio Asset Servicer do not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, SOFR, Term SOFR Reference Rate or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, SOFR, Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent, the Calculation Agent, the Initial Lender and the Portfolio Asset Servicer and their respective affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, SOFR , Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent, the Calculation Agent, the Initial Lender and the Portfolio Asset Servicer may select information sources or services in their reasonable discretion to ascertain the Base Rate, SOFR, Term SOFR Reference Rate, Term SOFR or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. The

Administrative Agent shall be under no obligation to (i) monitor, determine or verify the unavailability or cessation of SOFR, Term SOFR Reference Rate, Term SOFR (or any other applicable index, floating rate, Benchmark Replacement, Federal Funds Rate, Prime Rate or other applicable rate), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any material disruption or other event relating to the Benchmark or the Base Rate, (ii) select, determine or designate any Benchmark Replacement or other alternate reference rate, or other successor or replacement rate, or whether any conditions to the designation of such a rate have been satisfied, (iii) select, determine or designate any Benchmark Replacement Adjustment or any other spread adjustment or other modifier to any Benchmark Replacement or other replacement or successor rate or index, or (iv) determine whether or what amendments or changes are necessary or advisable, if any, in connection with any of the foregoing. The Administrative Agent shall not be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Agreement or the other Transaction Documents as a result of the unavailability of SOFR, Term SOFR Reference Rate, Term SOFR (or any other applicable index, floating rate, Benchmark Replacement, Federal Funds Rate, Prime Rate or other applicable rate) and the absence of any Benchmark Replacement or other replacement index or floating rate, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, including without limitation any Lender, in providing any direction, instruction, notice or information required or contemplated by the terms of this Agreement and reasonably required for the performance of such duties. The Administrative Agent shall have no obligation to calculate any Benchmark Replacement to the extent it is incapable of implementing such calculation operationally.

ARTICLE II.
THE FACILITY
SECTION 2.01    Advances. On the terms and conditions hereinafter set forth, the Borrower may at its option, from time to time on any Business Day during the Revolving Period, request that the Lenders make Advances in U.S. Dollars in an amount which after giving effect to such Advances, would not cause the aggregate Advances Outstanding to exceed the Maximum Availability on such date (after giving effect to any Transfer effectuated from the use of proceeds thereof). Notwithstanding anything contained in this Section 2.01 or elsewhere in this Agreement to the contrary, (a) if at any time (i) the LTV exceeds 70% or (ii) a Market Trigger Event or Rating Event exists (unless waived in writing by the Initial Lender in its sole discretion, which waiver may be by electronic mail), then the Revolving Period will be automatically suspended and the Lenders will not be required to make any Advance to the Borrower until the LTV equals or is below 65%, such Market Trigger Event is cured as set forth in Section 2.17(d), or such Rating Event has been cured by a Rating Event Cure, as applicable, and (b) no Lender is obligated to make any Advance in an amount that would, after giving effect to such Advance, exceed such Lender’s Commitment less the aggregate outstanding amount of any Advances funded by such Lender. Each Advance to be made hereunder shall be made by the Lenders in accordance with their respective Pro Rata Shares.

SECTION 2.02    Procedure for Advances.
(a)    The Borrower shall request an Advance by delivery of a Notice of Borrowing to the Administrative Agent, with a copy to the Calculation Agent for, Advances in U.S. Dollars, with respect to Benchmark Loans and Base Rate Loans, no later than 1:00 p.m. two (2) Business Days prior to the proposed date of such Advance (or such shorter period of time agreed to by the Initial Lender in connection with the Initial Advance, or by the Lenders in their sole discretion in connection with any other Advance). Each Notice of Borrowing must be accompanied by a duly completed Borrowing Base Certificate (updated to the date such Advance is requested and giving pro forma effect to the Advance requested and the use of the proceeds thereof) and specify:
(i)    the amount of such Advance, which must be at least equal to $500,000 and the Advance will be funded in U.S. Dollars;
(ii)    the proposed date of such Advance (which must be a Business Day);
(iii)    with respect to any Advance other than the Initial Advance, the purpose for which the proceeds of such Advance are to be used, as permitted by this Agreement;
(iv)    if the proceeds of such Advance are to be used to fund a Delayed Draw, the amount of such Delayed Draw and the Delayed Draw Portfolio Asset to which it applies;
(v)    if the proceeds of such Advance are to be used in connection with the Transfer of a Portfolio Asset (A) a description of such Portfolio Asset, (B) whether such Portfolio Asset is a Delayed Draw Portfolio Asset, and if such Portfolio Asset is a Delayed Draw Portfolio Asset, the maximum amount of Delayed Draws to be made thereunder after the Cut‐Off Date therefor, (C) whether such Portfolio Asset is an Eligible Portfolio Asset, and if such Portfolio Asset is an Eligible Portfolio Asset, whether it is a Senior Loan, a Senior Note, a Junior Loan or an Asset Based Loan and (D) the amount of the fees and expenses of Holdings and the Borrower, as applicable, with respect thereto, in each case by delivering a Loan Asset Checklist substantially in the form of Exhibit C;
(vi)    detailed instructions as to where the proceeds of such Advance are to be deposited or transferred;
(vii)    whether such Advance will be a Base Rate Loan or a Benchmark Loan; and
(viii)    all conditions precedent for such Advance described in Article III have been satisfied.
(b)    Promptly upon receipt of a Notice of Borrowing, the Administrative Agent shall notify the Lenders of the requested Advance, and each Lender shall make the Advance on the terms and conditions set forth herein. On the Advance Date of such Advance, upon satisfaction of the applicable conditions set forth in Article III, each Lender shall, in accordance with instructions received by the Administrative Agent from the Borrower, make available to the Borrower, in same day funds, an amount equal to such Lender’s Pro Rata Share of such Advance, by payment into the account which the Borrower has designated in writing.
(c)    The obligation of each Lender to remit its Pro Rata Share of any Advance is several from that of each other Lender and the failure of any Lender to so make such amount available to the Borrower shall not relieve any other Lender of its obligations hereunder.
(d)    Subject to Section 2.04 and the other terms, conditions, provisions and limitations set forth herein, the Borrower may borrow, repay or prepay and reborrow Advances without any penalty, fee or premium during the Revolving Period.
(e)    Each conversion of Advances from the Benchmark to the Base Rate or from the Base Rate to the Benchmark shall be made upon the Borrower’s irrevocable written notice to the Administrative Agent and Calculation Agent. Each such notice must be received by the Administrative Agent and Calculation Agent not later than 1:00 p.m. three (3) Business Days prior to the requested date of any conversion, whereupon the Administrative Agent shall give prompt notice to the Lenders of such request and shall be deemed to be approved by the Lenders. Each notice by the Borrower pursuant to this Section 2.02(e) must be made by delivery to the Administrative Agent and Calculation Agent of a Notice of Borrowing, appropriately completed and signed by a Responsible Officer of the Borrower. Each Advance of, or conversion to, Benchmark Loans shall be in a principal amount of $500,000 or a whole multiple of $500,000 in excess thereof, or if less, the remainder of the Advance. Each Advance of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof, or if less, the remainder of the Advance. Each notice of conversion shall specify (i) whether the Borrower is requesting a conversion, (ii) the requested date of the conversion (which shall be a Business Day) and (iii) the principal amount of Advances to be converted. Following receipt of such notice, the Calculation Agent shall determine the amount of Advances for each Lender and provide notice of same to the Administrative Agent who shall promptly provide such notice to each Lender.
(f)    Except as otherwise provided herein, a Benchmark Loan may be converted only on the last day of an Interest Period for such Benchmark Loan.
(g)    The Calculation Agent shall promptly notify the Borrower, the Administrative Agent and the Lenders of the interest rate applicable to any Interest Period for Benchmark Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Calculation Agent shall notify the Borrower and the Lenders of any change to the Prime Rate used in determining the Base Rate promptly following the public announcement of such change.
SECTION 2.03    Evidence of Debt.
(a)    If requested by a Lender, the Borrower shall deliver a duly executed revolving loan note (the “Revolving Loan Note”) to such Lender in substantially the form of Exhibit D.

(b)    The Administrative Agent shall maintain, solely for this purpose as the agent of the Borrower, at its address referred to in Section 11.02 a copy of each Assignment and Assumption Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders, the Commitments of, and principal amounts of (and stated interest on) the Advances owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent, each Lender and the other parties hereto shall treat each person whose name is recorded in the Register as a Lender under this Agreement for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.
(c)    Each Lender that sells a participation shall, acting solely for this purpose as a non‐fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts of (and stated interest on) each participant’s interest in the loans or other obligations under the Transaction Documents (the “Participant Register”); provided that (a) no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans or its other obligations under any Transaction Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in Registered form under Section 5f.103‐1(c) of the United States Treasury Regulations and Section 1.163‐5(b) of the proposed United States Treasury Regulations and (b) the Administrative Agent shall have no liability or obligation to make determinations with respect to the rights of Participants hereunder. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
SECTION 2.04    Repayment; Termination of Commitments.
(a)    The Borrower shall repay to the Lenders on the Stated Maturity Date the aggregate principal amount of all outstanding Advances, together with all accrued and unpaid interest thereon. The Borrower shall also repay the outstanding principal amount of the Advances as provided in Section 2.08. During the Revolving Period, the Borrower may repay and reborrow Advances in accordance with the terms hereof. After the Revolving Period, any Advance or any portion thereof, once repaid, may not be reborrowed.
(b)    All amounts and payments with respect to the Advances or other Obligations hereunder shall be made in U.S. Dollars.
(c)    Advances may be prepaid in whole or in part at the option of the Borrower, without premium or penalty, at any time by delivering a notice of such prepayment (which notice shall include a Borrowing Base Certificate updated to the date of such prepayment and giving pro forma effect to such prepayment requested) to the Administrative Agent, with a copy to the Calculation Agent, at least one (1) Business Day, or in the case of any prepayment in whole, at least three (3) Business Days, prior to such prepayment.

(d)    Upon any prepayment of Advances Outstanding pursuant to Section 2.04(a) or 2.04(c), the Borrower shall also pay in full any accrued and unpaid interest of the Secured Parties related to such Advances. The Administrative Agent shall apply amounts received from the Borrower pursuant to Section 2.04 to the pro rata payment of all accrued and unpaid interest with respect to such Advances and all due and payable costs and expenses of the Secured Parties related to such Advances until paid in full and thereafter to prepay the Advances Outstanding.
(e)    The Borrower may at any time, at its option and upon three Business Days’ prior written notice of such termination or permanent reduction to the Administrative Agent, either (i) terminate this Agreement and the other Transaction Documents upon payment in full of (1) all Advances Outstanding, (2) all accrued and unpaid interest, and (3) all other costs and expenses of the Secured Parties and payment of all other Obligations (other than contingent indemnification obligations and other obligations that survive the termination of this Agreement, in each case, not then due and owing) or (ii) permanently reduce in part the Maximum Facility Amount upon payment in full of (1) all accrued and unpaid interest on such reduced amount (only to the extent that the Borrower is prepaying an Advance in connection with any such permanent reduction), and (2) all other costs and expenses of the Secured Parties; provided, that if such termination or reduction occurs during the Revolving Period, the Borrower shall pay the Make‐Whole Amount, if any, to the Administrative Agent, for the benefit of the Lenders. The Commitment of each Lender shall be reduced by an amount equal to its Pro Rata Share (prior to giving effect to any reduction of Commitments hereunder) of the aggregate amount of any reduction under this Section 2.04(e)(ii).
SECTION 2.05    Interest and Fees.
(a)    The Borrower shall pay interest on the outstanding principal amount of the Advances at a rate per annum equal to (i) with respect to Benchmark Loans, the Benchmark for the applicable Interest Period plus the Applicable Spread and (ii) with respect to Base Rate Loans, as of any date of determination the Base Rate plus the Applicable Spread. Interest is payable on each Payment Date as and to the extent provided in Section 2.08. If accrued and unpaid interest is not paid in full on a Payment Date, the Borrower shall pay additional interest on such accrued and unpaid interest at the same rate per annum as the Borrower pays on the Advances, such additional interest being payable on each Payment Date as and to the extent provided in Section 2.08. Each Advance is automatically continued in whole to the next applicable Interest Period upon the expiration of the then current Interest Period with respect thereto.
(b)    The Borrower shall pay to the Administrative Agent, for the benefit of the Lenders, an unused commitment fee on the average daily unused amount of the Maximum Facility Amount, if any, during the Revolving Period, which shall accrue at a rate per annum equal to 0.25% on the average daily unused amount of the Maximum Facility Amount during the Revolving Period, subject to the remainder of this Section 2.05(b). Accrued unused commitment fees are payable in arrears on each Payment Date, as calculated on each relevant Determination Date, as and to the extent provided in Section 2.08. For purposes of computing unused commitment fees, commencing on the Closing Date, or if the Borrower increases the Maximum

Facility Amount pursuant to the First Amendment or in accordance with Section 2.15, commencing on the date of such increase solely as it relates to the increase in the Maximum Facility Amount pursuant to the First Amendment or the Incremental Commitments, as the case may be, if the average daily Advances Outstanding for the relevant period of determination is less than the Minimum Usage Amount, then the average daily Advances Outstanding for such period shall be deemed to be the Minimum Usage Amount. If accrued and unpaid unused commitment fees are not paid in full on a Payment Date, the Borrower shall pay additional interest on such accrued and unpaid unused commitment fees at the same rate per annum as the Borrower pays on the Advances, such additional interest being payable on each Payment Date as and to the extent provided in Section 2.08. Accrued unused commitment fees are payable in arrears on the Stated Maturity Date. For purposes of computing commitment fees, the Commitment of any Lender is deemed to be used to the extent of the aggregate principal amount at such time of its outstanding Advances. All unused commitment fees are fully earned and nonrefundable upon payment.
(c)    The Borrower shall pay to the Administrative Agent, for the benefit of the Secured Parties, Utilization Fees, if any, which shall accrue (1) (x) initially, for the period commencing on the Closing Date and continuing to but excluding the immediately following Determination Date with respect to a Payment Date, and (y) thereafter, each successive period from and including each Determination Date with respect to a Payment Date continuing to but excluding the earlier of the following Determination Date or the end of the Revolving Period; and (2) if the Borrower increases the Maximum Facility Amount pursuant to the First Amendment or in accordance with Section 2.15, (x) initially, for the period commencing on the date of such increase continuing to but excluding the immediately following Determination Date with respect to a Payment Date, and (y) thereafter, each successive period from and including each Determination Date with respect to a Payment Date continuing to but excluding the earlier of the following Determination Date or the end of the Revolving Period. Utilization Fees shall be payable in arrears on each Payment Date by the Borrower to the Administrative Agent, for the benefit of the Secured Parties, as and to the extent provided in Section 2.08. If accrued and unpaid Utilization Fees are not paid in full on a Payment Date, the Borrower shall pay additional interest on such accrued and unpaid Utilization Fees, at the same rate per annum as the Borrower pays on the Advances advanced to the Borrower, such additional interest being payable on each Payment Date as and to the extent provided in Section 2.08. All Utilization Fees are fully earned and nonrefundable upon payment.
(d)    The Borrower shall pay the fees set forth in the Fee Letters on the term and conditions provided therein.
(e)    [Reserved].
(f)    If any amount payable by the Borrower under this Agreement or any other Transaction Document is not paid when due, whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at the Default Rate. Upon the request of the Majority Lenders, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all Advances outstanding hereunder at the Default Rate.

(g)    All computations of interest and all computations of interest and fees hereunder shall be made on the basis of a year of 360 days (or in the case of interest computed by reference to the Base Rate at times when the Base Rate is based on the Prime Rate, such interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year)), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(h)    Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Advance, together with all fees, charges and other amounts that are treated as interest on such Advance under Applicable Law (collectively, “charges”), exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Advance in accordance with Applicable Law, the rate of interest payable in respect of such Advance hereunder, together with all charges payable in respect thereof, shall be limited to the Maximum Rate. To the extent lawful, the interest and charges that would have been paid in respect of such Advance but were not paid as a result of the operation of this Section 2.05(h) shall be cumulated and the interest and charges payable to such Lender in respect of other Advance or periods shall be increased (but not above the amount collectible at the Maximum Rate therefor) until such cumulated amount shall have been received by such Lender. Any amount collected by such Lender that exceeds the maximum amount collectible at the Maximum Rate shall be applied to the reduction of the principal balance of such Advance or refunded to the Borrower so that at no time shall the interest and charges paid or payable in respect of such Advance exceed the maximum amount collectible at the Maximum Rate.
(i)    Term SOFR Conforming Changes. In connection with the use or administration of Term SOFR, the Initial Lender will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document. The Initial Lender will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.
SECTION 2.06    Payments and Computations, Etc.
(a)    Not later than 20 Business Days prior to the last day of each calendar quarter with respect to each Payment Date pursuant to clause (a) of the definition thereof, and otherwise not later than five (5) Business Days prior to each other Payment Date, the Administrative Agent shall notify the Calculation Agent and the Portfolio Asset Servicer of the interest payable on the Advances hereunder on such Payment Date. All amounts to be paid or applied from amounts received on the Portfolio Assets in the Collection Accounts, on the Borrower’s behalf, hereunder and in accordance with this Agreement shall be paid or applied in accordance with the terms hereof so that funds are received by the Administrative Agent no later than 12:00 p.m. on the day when due for further distribution to the Lenders by no later than 4:00 p.m. on such day in lawful money of the United States in immediately available funds to the account specified in writing by the Administrative Agent to the Calculation Agent and the Portfolio Asset Servicer. Any Obligation hereunder shall not be reduced by any distribution of any portion of Available Collections if at any time such distribution is rescinded or required to be returned by any Lender to the Borrower or any other Person for any reason.
(b)    Other than as otherwise set forth herein, whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time is reflected in the computation of interest and fees.
(c)    To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the Calculation Agent or any Lender, or the Administrative Agent, the Calculation Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Bankruptcy Law or otherwise, then (i) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred and (ii) each Lender severally agrees to pay to the Administrative Agent or the Calculation Agent, as applicable, upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent or the Calculation Agent, as applicable.
SECTION 2.07    Collections and Allocations.
(a)    The Portfolio Asset Servicer shall direct (i) any agent or administrative agent for any Portfolio Asset that is not a loan participation interest (except for such Portfolio Assets that are actively cash managed or have a separate lockbox for payments pursuant to the terms of the related Portfolio Asset documents) to remit all Collections with respect to such Portfolio Asset and, if applicable, to direct the Obligors with respect to such Portfolio Asset to remit all Collections with respect to such Portfolio Asset to the Collection Accounts and (ii) any Counterparty Lender to direct the Obligor (or, to the extent applicable, such Counterparty Lender or the Underlying Agent) for any Portfolio Asset that is a loan participation interest to remit all Collections with respect to such Portfolio Asset directly to the Collection Accounts, to remit all Collections with respect to such Portfolio Asset and Underlying Loan Obligation directly to the Collection Accounts.
(b)    Upon receipt of Collections in each applicable Collection Account, the Portfolio Asset Servicer shall promptly identify any Collections received as being on account of Principal Collections, Current Income Collections, other Available Collections or Excluded Amounts. The Portfolio Asset Servicer shall further include a statement as to the amount of Principal Collections, Current Income Collections and Excluded Amounts on deposit in the Collection Accounts on each Determination Date immediately preceding a Reporting Date in the Servicing Report delivered pursuant to Section 8.08(b). The Borrower and the Portfolio Asset Servicer

shall take commercially reasonable steps to confirm that only funds constituting Available Collections relating to Portfolio Assets are deposited into the applicable Collection Account.
(c)    Notwithstanding anything to the contrary, to the extent any Collections are not deposited directly into a Collection Account due to any mistake, error or similar event, the Borrower shall, and shall cause its Affiliates to deposit all Available Collections received by the Borrower or its Affiliates into the applicable Collection Account, within two (2) Business Days after receipt and shall, and shall cause its Affiliates to, hold in trust for the benefit of the Administrative Agent, for the benefit of the Secured Parties, all such Available Collections until so deposited.
(d)    Within two (2) Business Days of the Cut‐Off Date with respect to any Portfolio Asset, the Portfolio Asset Servicer will deposit into the applicable Collection Account all Available Collections received in respect of the Portfolio Assets.
(e)    The Administrative Agent shall withdraw from each applicable Collection Account any deposits therein constituting Excluded Amounts if, prior to such withdrawal, the Portfolio Asset Servicer has identified in writing to the Administrative Agent the calculation of such Excluded Amounts; provided that if an Event of Default, Unmatured Event of Default, Market Trigger Event or Rating Event has occurred and is continuing or would result therefrom, the calculation of such Excluded Amounts shall be in consultation with the Majority Lenders. With respect to each Account subject to a Springing Account Control Agreement, the Administrative Agent (at the direction of the Majority Lenders) shall only deliver a Notice of Exclusive Control after the occurrence of an Event of Default. After the delivery of a Notice of Exclusive Control in the manner described in the preceding sentence that has not been withdrawn, solely the Administrative Agent (at the direction of the Majority Lenders) may withdraw, from each Account subject to such Springing Account Control Agreement, any deposits therein.
(f)    So long as no Event of Default has occurred and is continuing or would result therefrom, upon the prepayment of a Loan Asset, whether partial or in full, the Borrower may request that the Administrative Agent apply the Principal Collections of such prepayment to prepay Advances in accordance with Section 2.04; provided that (A) there shall be no more than six (6) such prepayments of the Advances by the Borrower in any fiscal quarter unless otherwise agreed to by the Initial Lender, and (B) at least three (3) Business Days prior to the date of such prepayment the Borrower shall have delivered a notice of prepayment to the Administrative Agent and the Calculation Agent, which notice shall include a Borrowing Base Certificate updated to the date of such prepayment, giving pro forma effect to such prepayment and setting forth the amounts due and payable by the Borrower pursuant to Sections 2.08(a)(i)(a) through (c) and Sections 2.08(a)(ii)(a) through (b) for the Payment Date immediately following such prepayment date and certifying that the Borrower will have sufficient amounts in the Collection Accounts (including, amounts expected to be received prior to such Payment Date in the good faith determination of the Portfolio Asset Servicer) to pay such amounts in full. So long as no Market Trigger Event, Rating Event or Event of Default has occurred and is continuing or would result therefrom (unless otherwise consented to by the Initial Lender), the Portfolio Asset

Servicer may, at the direction of the Borrower, instruct to the Administrative Agent to withdraw amounts in an Eligible Currency held in the Collection Account for the purpose of exchanging such amounts to U.S. Dollars on the date of such withdrawal (the “Exchange Date”); provided that (i) Borrower shall have delivered a notice to the Calculation Agent at least two (2) Business Days prior to the Exchange Date specifying the proposed Exchange Date and the Applicable Exchange Rate as of such notice date for such Eligible Currency and (ii) all amounts received in U.S. Dollars in exchange for such Eligible Currency shall be promptly deposited into the applicable Collection Account, and if the aggregate value of such amounts received in U.S. Dollars are less than the U.S. Dollar equivalent value immediately prior to such exchange for U.S. Dollars, then such amounts shall be subject to the application of Section 2.08 on the next Business Day.
(g)    The Borrower shall use funds deposited in the Expense Reserve Account to pay expenses or interest due hereunder, in each case, solely in accordance with Section 2.08.
(h)    Each of the Borrower and the Portfolio Asset Servicer shall not have any rights of withdrawal with respect to amounts held in (i) any Collection Account, (ii) the Expense Reserve Account, (iii) the Custody Accounts or (iv) the Operating Account after a Notice of Exclusive Control has been delivered to the Account Bank in accordance with the terms of the Springing Account Control Agreement and not withdrawn.
(i)    The Borrower shall not have any Account unless such Account is subject to an Account Control Agreement pursuant to the terms hereof.
SECTION 2.08    Remittance Procedures. On each Payment Date (including Inter-Period Payment Dates), the Administrative Agent, on behalf of the Borrower and based on a Payment Date Report as provided in Section 8.08(b)(ii), shall instruct the Account Bank to remit funds on deposit in the Collection Accounts as described in this Section 2.08 in accordance with the Payment Date Report for such Payment Date.
(a)    Application of Proceeds. So long as no Event of Default has occurred and is continuing, the Administrative Agent (on behalf of the Borrower) shall (pursuant to the Payment Date Report for such Payment Date) instruct the Account Bank to transfer Collections held by the Account Bank in the Collection Accounts, in accordance with the Payment Date Report, to the following Persons in the following amounts, calculated as of the most recent Determination Date, in the following order and priority:
(i)    During the Revolving Period, with respect to all Collections:
a.    first, (a) first, (1) to the payment of Borrower’s reasonable and customary operating expenses in an aggregate amount not to exceed $150,000 in any fiscal year, Borrower Taxes, registration and filing fees then due and owing by the Borrower that are attributable solely to the operations of the Borrower, and (2) for an amount equal to any BDC Tax Distributions provided in the most recent Payment Date Report, for the payment of any BDC Tax

Distributions; provided, that, any payments made under this clause (i)(2) shall be made first pursuant to clause (1) hereof and second pursuant to clause (2) hereof; (b) second, to the extent such amounts under clause (a)(1) above are not currently due and payable but are expected to be due and payable prior to the next Payment Date, at the Borrower’s reasonable discretion in the amounts set forth in the related Payment Date Report (such amounts under clauses (a) and (b), the “Reserved Expenses”), to make deposits in the applicable Expense Reserve Account to be applied to such Reserved Expenses under clause (a) above that become due and payable prior to the next Payment Date; provided that, if such Reserved Expenses shall not become due and payable until the next Payment Date, then such Reserved Expenses shall be applied to the amounts under clause (a) above for such next Payment Date before applying any amounts in the applicable Collection Account and (c) third, for an amount equal to any Tax Distributions provided in the most recent Payment Date Report, for the payment of any Tax Distributions;
b.    second, to the Administrative Agent for the ratable distribution to the following Persons in the following order and priority (x), first, to the Administrative Agent and the Collateral Custodian, (y) second, to the Calculation Agent and (z) third, to the Account Bank of the Borrower (or, if directed by the Administrative Agent to pay any such ratable amount directly to the applicable Person, to such Person), in payment in full of all accrued fees, expenses and indemnities due and payable by the Borrower hereunder or under any other Transaction Document and under any Fee Letters;
c.    third, to the Administrative Agent for distribution to each Lender and other Secured Party, as applicable (or if directed by the Administrative Agent to pay any such ratable amount directly to the Lender and other Secured Party, as applicable, to such Lender and other Secured Party, as applicable), to pay such Lender’s and other Secured Party’s, as applicable, Pro Rata Share of accrued and unpaid commitment fees, Utilization Fees and interest owing to such Lender and other Secured Party, as applicable, under this Agreement (including any such accrued and unpaid interest or fees from a prior period);
d.    fourth, if a Market Trigger Event or a Rating Event has occurred and is continuing or would occur after giving effect to any distributions to the Borrower as provided in clause (e) below, to the Administrative Agent for distribution to each Lender (or if directed by the Administrative Agent to pay such ratable amount directly to the Lender, to such Lender) (A) to repay such Lender’s Pro Rata Share of the Advances Outstanding until such Advances Outstanding are paid in full or (B) in the case of any event under clause (ii) of the definition of “Market Trigger Event”, to repay such Lender’s Pro Rata Share of the Advances Outstanding until the LTV is equal to or below 65%; and
e.    fifth, to the extent that no Market Trigger Event or Rating Event is then continuing and does not result therefrom, to the Borrower or as the Borrower may direct (including, to make a Restricted Junior Payment (provided that, with respect to the use of proceeds from a Sale of a Portfolio Asset, the pro forma LTV is equal to or less than 65%) or for deposit in the Operating Account), any remaining amounts.
(ii)    After the Revolving Period, with respect to Current Income Collections:
a.    first, ratably (i) to the Administrative Agent for the ratable distribution to the following Persons in the following order and priority (x), first, to the Administrative Agent and the Collateral Custodian, (y) second, to the Calculation Agent and (z) third, to the Account Bank of the Borrower (or, if directed by the Administrative Agent to pay any such ratable amount directly to the applicable Person, to such Person), in payment in full of all accrued fees, expenses and indemnities due and payable by the Borrower hereunder or under any other Transaction Document and under any Fee Letters, and (ii)(A) first, to the Borrower for payment of Borrower’s reasonable and customary operating expenses in an aggregate amount not to exceed $150,000 in any fiscal year, Borrower Taxes, registration and filing fees then due and owing by the Borrower that are attributable solely to the operations of the Borrower; (B) for an amount equal to any BDC Tax Distributions provided in the most recent Payment Date Report, for the payment of any BDC Tax Distributions; provided, that, any payments made under clause (ii) of this paragraph (a) shall be made first pursuant to clause (ii)(A) hereof, and second pursuant to clause (ii)(B) hereof; and (C) second, to the extent such amounts under clause (A) are not currently due and payable but are expected to be due and payable prior to the next Payment Date, at the Borrower’s reasonable discretion, to make deposits in the amount of the Reserved Expenses in the Expense Reserve Account to be applied to such Reserved Expenses under clause (i) and (ii) above that become due and payable thereafter prior to the next Payment Date; provided that, if such Reserved Expenses shall not become due and payable until the next Payment Date, then such

Reserved Expenses shall be applied to the amounts under clause (i) and (ii) above for such next Payment Date before applying any amounts in the applicable Collection Account; and (C) third, for an amount equal to any Tax Distributions provided in the most recent Payment Date Report, for the payment of any Tax Distributions;
b.    second, to the Administrative Agent for distribution to each Lender and other Secured Party, as applicable (or if directed by the Administrative Agent to pay any such ratable amount directly to the Lender and other Secured Party, as applicable, to such Lender and other Secured Party, as applicable), to pay such Lender’s and other Secured Party’s, as applicable, Pro Rata Share of accrued and unpaid interest owing to such Lender and other Secured Party, as applicable, under this Agreement (including any such accrued and unpaid interest or fees from a prior period);
c.    third, if (x) a Market Trigger Event or a Rating Event has occurred and is continuing or would occur after giving effect to any distributions to a Borrower as provided in clause (d) below or (y) if the applicable Payment Date is on or after the date that is eighteen (18) months prior to the Stated Maturity Date as of such date, to the Administrative Agent for distribution to each Lender (or if directed by the Administrative Agent to pay such ratable amount directly to the Lender, to such Lender) (A) to repay such Lender’s Pro Rata Share of the Advances Outstanding until the Advances Outstanding are paid in full or (B) in the case of any event under clause (ii) of the definition of “Market Trigger Event”, to repay such Lender’s Pro Rata Share of the Advances Outstanding until the LTV is equal to or below 65%; and
d.    fourth, to the extent no Market Trigger Event or Rating Event is continuing and will not result from a payment to or by a Borrower pursuant to this clause (d) to the Borrower or as the Borrower may direct (including to make a Restricted Junior Payment (provided that, with respect to the use of proceeds from a Sale of a Portfolio Asset, the pro forma LTV is equal to or less than 65%) or for deposit in the Operating Account), any remaining amounts.
(iii)    After the Revolving Period, with respect to Principal Collections:
a.    first, ratably to the Administrative Agent for the ratable distribution to the following Persons in the following order and priority (x), first, to the Administrative Agent and the Collateral Custodian, (y) second, to the Calculation Agent and (z) third, to the Account Bank of the Borrower (or, if directed by the Administrative Agent to pay any such ratable amount directly to the applicable Person, to such Person), in payment in full of all accrued fees, expenses and indemnities due and payable by the Borrower hereunder or under any other Transaction Document and under any Fee Letters;
b.    second, to the Administrative Agent for distribution to each Lender and other Secured Party, as applicable (or if directed by the Administrative Agent to pay any such ratable amount directly to the Lender and other Secured Party, as applicable, to such Lender and other Secured Party, as applicable), to pay such Lender’s and other Secured Party’s, as applicable, Pro Rata Share of accrued and unpaid interest owing to such Lender and other Secured Party, as applicable, under this Agreement (including any such accrued and unpaid interest or fees from a prior period);
c.    third, if the applicable Payment Date is prior to the date that is eighteen (18) months prior to the Stated Maturity Date and to the extent that (i) no Market Trigger Event or Rating Event is continuing and would not result therefrom, (ii) the LTV as of such Payment Date does not exceed 50% after giving effect to such payment and (iii) the Total Obligors are greater than 20, to the Borrower or as the Borrower may direct (including, to the extent permitted hereunder, to make a Restricted Junior Payment);
d.    fourth, to the extent that no Market Trigger Event or Rating Event is continuing and would not result therefrom, to the Administrative Agent for distribution to each applicable Lender to repay such Lender’s Pro Rata Share of the Advances Outstanding up to an amount equal to the weighted average Advance Rate for the Eligible Portfolio Assets to which such Principal Collections relate multiplied by the amount of Principal Collections available to be distributed under this clause (d);
e.    fifth, if the applicable Payment Date is prior to the date that is eighteen (18) months prior to the Stated Maturity Date and to the extent no Market Trigger Event or Rating Event is continuing and would not result therefrom, to the Borrower or as the Borrower may direct (including, to the extent permitted hereunder, to make a Restricted Junior Payment), the percentage of any remaining amounts equal to the Borrower Percentage of such amounts, determined as of such date; and
f.    sixth, to the Administrative Agent for distribution to each applicable Lender to repay such Lender’s Pro Rata Share of the Advances Outstanding until the Advances Outstanding are paid in full (it being understood that such amount may be only a portion of the outstanding amount with respect to the Advances); and
g.    seventh, to the Borrower or as the Borrower may direct (including, to the extent permitted hereunder, to make a Restricted Junior Payment), any remaining amounts.
(b)    Insufficiency of Funds. If the funds on deposit in the Collection Accounts are insufficient to pay any amounts otherwise due and payable on a Payment Date or otherwise, the Borrower nevertheless remains responsible for, and shall pay when due, all amounts payable under this Agreement and the other Transaction Documents in accordance with the terms of this Agreement and the other Transaction Documents, together with interest accrued as set forth in Section 2.05(f) from the date when due until paid hereunder.
(c)    Application of Payments after an Event of Default. Notwithstanding anything herein to the contrary, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may (and at the direction of the Majority Lenders shall) instruct the Account Bank to transfer all Collections in the applicable Collection Account and/or Expense Reserve Account, in accordance with the related Payment Date Report, to be applied in the following order and priority (and if the Administrative Agent elects not to apply the Collections in accordance with this Section 2.08(c), the provisions of Section 2.08(a) shall apply):
(i)    first, to the payment of Borrower’s reasonable and customary operating expenses in an aggregate amount not to exceed $150,000, Borrower Taxes, registration and filing fees then due and owing by the Borrower that are attributable solely to the operations of the Borrower;
(ii)    second, to the Administrative Agent for the ratable distribution to the Administrative Agent, the Collateral Custodian and the Account Bank, in payment in full of all accrued fees, expenses and indemnities due and payable hereunder or under any other Transaction Document and under the Fee Letters;
(iii)    third, to the Administrative Agent for the ratable distribution to each Secured Party to pay any Obligations then due and payable to such Persons (other than with respect to interest or the repayment of Advances) under this Agreement and the other Transaction Documents;
(iv)    fourth, to the Administrative Agent for distribution to each Lender, to pay such Lender’s Pro Rata Share of accrued and unpaid interest owing to such Lender under this Agreement;
(v)    fifth, to the Administrative Agent for distribution to each Lender, to repay such Lender’s Pro Rata Share of the Advances Outstanding until paid in full; and
(vi)    sixth, the balance, if any, after all Obligations have been paid in full as set forth above (other than contingent indemnification obligations and other obligations that survive the termination of this Agreement, in each case, not then due and owing), to the Borrower or as otherwise required by Applicable Law.
(d)    Instructions to the Account Bank. All instructions and directions given to the Account Bank by the Administrative Agent pursuant to this Section 2.08 shall be in writing (including instructions and directions transmitted to the Account Bank by facsimile or e‐mail) or pursuant to an electronic transmission system established between the Administrative Agent and the Account Bank on the Closing Date. The Administrative Agent shall transmit to the Calculation Agent and the Borrower by facsimile or e‐mail a copy of all instructions and directions given to the Account Bank by the Administrative Agent pursuant to this Section 2.08 concurrently with the delivery thereof.
(e)    No Presentment. Payment by the Administrative Agent to the Lenders in accordance with the terms hereof shall not require presentment of any Revolving Loan Note.
(f)    Expense Reserve Accounts. The Administrative Agent (at the direction of the Majority Lenders as requested by the Borrower or the Portfolio Asset Servicer on its behalf), so long as no Event of Default has occurred and is continuing or would result therefrom, shall withdraw from the Expense Reserve Account any deposits thereto to pay the Reserved Expenses of the Borrower that are then due and owing prior to the next Payment Date and solely to the extent reflected in the immediately preceding Payment Date Report.
SECTION 2.09    Grant of a Security Interest.
(a)    To secure the prompt and complete payment in full when due, whether by lapse of time, acceleration or otherwise, of the Obligations and the performance by the Borrower of all of the covenants and obligations to be performed pursuant to this Agreement and each other Transaction Document, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, the Borrower hereby grants a security interest to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, in all of the Borrower’s right, title and interest in, to and under (but none of the obligations under) the following, whether now owned or hereinafter acquired (collectively, the “Collateral”): (i) all accounts, money, cash and currency, chattel paper, tangible chattel paper, electronic chattel paper, intellectual property, goods, equipment, fixtures, contract rights, general intangibles, documents, instruments, certificates of deposit, certificated securities, uncertificated securities, financial assets, securities entitlements, commercial tort claims, securities accounts, deposit accounts, inventory, investment property, letter‐of‐credit rights, software, supporting obligations, accessions or other property consisting of Loan Assets, the Portfolio Assets and Collections (but excluding the obligations thereunder); (ii) all Records; (iii) all Proceeds of the foregoing; (iv) the Collection Accounts, (v) the Expense Reserve Account; (vi) the Operating Account; (vii) the Custody Accounts; and (viii) all proceeds and products of the foregoing.
(b)    To secure the prompt and complete payment in full when due, whether by lapse of time, acceleration or otherwise, of the Obligations and the performance by the Borrower of all of the covenants and obligations to be performed pursuant to this Agreement and each other Transaction Document, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, Holdings hereby grants a security interest to the Administrative Agent, for the benefit of the Secured Parties, in all of Holding’s right, title and interest in and to, whether now owned or hereinafter acquired (collectively, the “Pledged Equity”): (i) all investment property and general intangibles consisting of the ownership, equity or other similar interests in the Borrower, including the Borrower’s limited liability company membership interests; (ii) all certificates, instruments, writings and securities evidencing the foregoing; (iii) the operating agreement and other organizational documents of the Borrower and all options or other rights to acquire any membership or other interests under such operating agreement or other organizational documents; (iv) all dividends, distributions, capital, profits and surplus and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing; (v) all books, records and other written, electronic or other documentation in whatever form maintained now or hereafter by or for Holdings in connection with, and relating to, the ownership of, or evidencing or containing information relating to, the foregoing; and (vi) all proceeds, supporting obligations and products of any of the foregoing.
(c)    Anything herein to the contrary notwithstanding, (i) the Borrower shall remain liable under the Collateral and the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Administrative Agent, for the benefit of the Secured Parties, of any of its rights in the Collateral, Collateral or the Pledged Equity does not release the Borrower or Holdings from any of its duties or obligations under the Collateral, the Collateral or with respect to the Pledged Equity and (iii) none of the Administrative Agent, any Lender nor any other Secured Party shall have any obligations or liability under the Collateral or Collateral by reason of this Agreement, nor shall the Administrative Agent, any Lender nor any other Secured Party be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.
SECTION 2.10    Sale of Portfolio Assets.
(a)    Sales. The Borrower may sell or otherwise transfer or dispose of any Portfolio Asset (a “Sale”) so long as (i) no Market Trigger Event, Event of Default or Unmatured Event of Default has occurred and is continuing, or would result from such Sale (unless the proceeds from such Sale are being used to cure an Unmatured Event of Default, a Market Trigger Event, or an Event of Default and, in each case, the Initial Lender has provided its prior written consent), (ii) no Rating Event has occurred and is continuing (unless the Initial Lender has provided its prior written consent), (iii) the net cash proceeds from such Sale are deposited in the Collection Accounts; provided that, so long as no Event of Default has occurred or would result therefrom and pro forma LTV is equal to or less than 65%, such net cash proceeds may be used either or both (x) to prepay Advances in accordance with Section 2.04, and/or (y) to make Restricted Junior Payments in accordance with Section 2.08, and (iv) the conditions set forth in Section 2.10(d) for such Sale are satisfied.
(b)    Unless an Unmatured Event of Default, an Event of Default, a Market Trigger Event or a Rating Event has occurred and is continuing or would result therefrom, at any time during the Revolving Period the Borrower may, subject to the conditions set forth in this Section 2.10(b) and subject to the other restrictions contained herein, replace any Loan Asset with one or more Eligible Portfolio Asset (each, a “Substitute Eligible Portfolio Asset” and each such replacement, a “Substitution”) and transfer or distribute, as applicable, such replaced Loan Asset to an assignee or other recipient; provided that (y) such replacement and Substitution shall not occur after the end of the Revolving Period unless otherwise consented to by the Majority Lenders (such consent not to be unreasonably withheld, conditioned or delayed) and (z), unless otherwise waived by the Administrative Agent (acting at the direction of the Majority Lenders), no such replacement shall occur unless each of the following conditions is satisfied as of the date of such replacement and substitution (the “Substitution Date”) (which satisfaction shall be deemed to be certified by the Borrower to the Administrative Agent):
(i)    each Substitute Eligible Portfolio Asset is an Eligible Portfolio Asset on the Substitution Date;
(ii)    the Portfolio Asset Servicer shall deliver to the Administrative Agent (with a copy to the Calculation Agent) a completed Borrowing Base Certificate and a list of all Loan Assets and Substitute Eligible Portfolio Assets to be subject of a Substitution;
(iii)    after giving effect to any such substitution of any such Substitute Eligible Portfolio Asset on any Substitution Date, (x) the aggregate Advances Outstanding shall not exceed the Maximum Availability as of such date; (y) all representations and warranties contained in Section 4.01, Section 4.02 and Section 4.06 hereof shall continue to be true and correct in all material respects except to the extent relating to an earlier date and (z) neither an Unmatured Event of Default nor an Event of Default shall have resulted from such Substitution;
(iv)    the Borrower shall give two (2) Business Days’ notice of such Substitution to the Administrative Agent (or such lesser period as agreed to by the Administrative Agent); and
(v)    the Borrower shall notify the Administrative Agent of any amount to be deposited into the Collection Accounts in connection with any such Substitution.
(c)    Release of Lien. Upon confirmation by the Account Bank of (i) the deposit of the amounts set forth in Section 2.10(a) in cash into the Collection Accounts and the fulfillment of the other terms and conditions set forth in this Section 2.10 for a Sale or (ii) the Substitution by the Borrower of a Substitute Eligible Portfolio Asset pursuant to Section 2.10(b) (such date of fulfillment, a “Release Date”), then the Portfolio Assets and related Portfolio Assets subject of such Sale or Substitution, as applicable, are removed from the Collateral. Subject to compliance by the Borrower with the immediately prior sentence, on the Release Date of each subject Portfolio Asset and related Portfolio Assets, the Administrative Agent, for the benefit of the Secured Parties, shall automatically and without further action be deemed to have released all right, title and interest and any Lien of the Administrative Agent, for the benefit of the Secured Parties in, to and under such Loan Asset and related Portfolio Assets and all future monies due or to become due with respect thereto, without recourse, representation or warranty of any kind or nature.
(d)    Conditions to Sales. Any Sale of a Portfolio Asset is subject to the satisfaction of the following conditions:
(i)    unless the Majority Lenders otherwise consent (such consent not to be unreasonably withheld, conditioned or delayed and the Majority Lenders shall use commercially reasonable efforts to respond to a request for consent within three (3) Business Days (or, in the case of an Underlying Obligor Default with respect to such Portfolio Asset arising under clause (a) of such defined term, five (5) Business Days)), (x) the Proceeds from such Sale (expressed as a percentage of par) shall be no less than ten (10) percentage points lower than the most recent value of the Portfolio Asset subject to such Sale (expressed as a percentage of par) or (y) solely in connection with the contemplated Sale of a Loan Asset to a collateralized loan obligation managed by an Affiliate of the Borrower on or around October 29, 2024, (A) the Loan Asset subject to the Sale shall be transferred at a price substantially equivalent to the most recent value of such Loan Asset and (B) the Sale of such Loan Asset shall not cause the LTV as of such date to exceed the Applicable LTV Trigger after giving effect thereto; and
(ii)    the Borrower shall notify the Administrative Agent of any amount to be deposited into the Collection Accounts in connection with any Sale.
(e)    Treatment of Amounts Deposited in the Collection Accounts. Amounts deposited by the Borrower or the Portfolio Asset Servicer in the Collection Accounts pursuant to this Section 2.10 on account of Portfolio Assets shall be treated as payments of Principal Collections (other than in connection with the sale of accrued interest which shall be treated as a payment of Current Income Collections) for purposes of Section 2.08 and shall be applied as provided in Section 2.08(a) or Section 2.08(c), as applicable.
SECTION 2.11    Release of Portfolio Assets. The Borrower may obtain the release from the Lien of the Administrative Agent granted under the Transaction Documents of (a) any Portfolio Asset (and the related Portfolio Assets pertaining thereto) removed from the Collateral in accordance with the applicable provisions of Section 2.10 and (b) any Portfolio Asset (and the related Portfolio Assets pertaining thereto) that terminates or expires by its terms and for which all amounts in respect thereof have been paid in full by the related Obligors and deposited in the Collection Accounts. The Administrative Agent, for the benefit of the Secured Parties, shall at the sole expense of the Borrower, execute such documents and instruments of release as may be prepared by the Borrower or the Portfolio Asset Servicer and take other such actions as shall reasonably be requested by the Borrower to effect such release of the Lien created pursuant to this Agreement. Upon the release of the Administrative Agent’s Lien as described in the immediately preceding sentence, the Loan Asset File will be returned to the Borrower as provided in Section 9.09.

SECTION 2.12    Increased Costs.
(a)    If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;
(ii)    subject any Lender to any Taxes (other than (A) Indemnified Taxes and (B) Excluded Taxes) on its Advances, Commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or Advances made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, continuing or maintaining any Advance or of maintaining its obligation to make any such Advance or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, within ten (10) days after the submission of the certificate contemplated by Section 2.12(c) by such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered; provided that, such amount or amounts shall be no greater than the amount or amounts that such Lender is generally claiming from its other borrowers similarly situated to the Borrower.
(b)    If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Advances made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender from time to time such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)    A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Section 2.12(a) or (b) and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate on the next Payment Date that is not less than 10 days after receipt thereof.
(d)    Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.12 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.12 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine‐month period referred to above shall be extended to include the period of retroactive effect thereof).
SECTION 2.13    Taxes.
(a)    All payments made by the Borrower or, at the direction of the Borrower, or on behalf of the Borrower (including without limitation payments made by the Calculation Agent from the Collection Accounts on behalf of the Borrower (to the extent amounts are available in the Collection Accounts)) under this Agreement or any other Transaction Document will be made free and clear of and without deduction or withholding for or on account of any Taxes, except as required by Applicable Law. If the Borrower shall be required by Applicable Law to withhold or deduct any Indemnified Taxes from any amounts payable to any Recipient (as determined in the good faith discretion of an applicable Withholding Agent), then the amount payable to such Person will be increased (the amount of such increase, the “Additional Amount”) such that every net payment made under this Agreement after withholding for or on account of any Indemnified Taxes (including any Taxes on such increase) is not less than the amount that would have been paid had no such deduction or withholding been made. Any amounts deducted or withheld pursuant to this Section 2.13(a) will be timely paid by the applicable Withholding Agent to the applicable Governmental Authority in accordance with Applicable Law. The foregoing obligation to pay Additional Amounts with respect to payments required to be made by the Borrower (or Calculation Agent on the Borrower’s behalf, solely as provided in this Section 2.13(a), and at all times subject to Section 2.13(d)) under this Agreement will not, however, apply with respect to Excluded Taxes.
(b)    Without duplication of any other amount payment under Section 2.13(a) or otherwise under this Agreement, the Borrower will indemnify each Recipient for the full amount of Indemnified Taxes payable by such Person in respect of, or required to be withheld from, payments made by or on behalf of the Borrower hereunder, including Indemnified Taxes imposed or assessed on or attributable to Additional Amounts and including penalties, interest and expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Recipient (with a copy to the Administrative Agent), or by the Administrative Agent on behalf of a Recipient, shall be conclusive absent manifest error. All payments in respect of this indemnification shall be made within 15 days from the date a written invoice therefor is delivered to the Borrower, with a copy to the Calculation Agent.
(c)    Each Lender will indemnify the Administrative Agent, the Calculation Agent and the Collateral Custodian for (i) the full amount of Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent, the Calculation Agent and the Collateral Custodian for such Indemnified Taxes and without limiting any obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 2.03 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent, the Calculation Agent and the Collateral Custodian in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Lender by the Administrative Agent, the Calculation Agent and the Collateral Custodian, shall be conclusive absent manifest error. All payments in respect of this indemnification shall be made within 15 days from the date a written invoice therefor is delivered to the Lender.
(d)    Within 15 days after the date of any payment by the Borrower or, at the direction of the Borrower, by the Calculation Agent from the Collection Accounts of the Borrower on behalf of the Borrower (to the extent amounts are available in the Collection Accounts) to the applicable Governmental Authority of any Taxes pursuant to this Sections 2.13 and 11.07(b), the Borrower or the Calculation Agent, as applicable, will furnish to the Administrative Agent at the applicable address set forth on this Agreement, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent to the extent received by the Calculation Agent or the Borrower, as applicable. For the avoidance of doubt, in no case or circumstance is the Calculation Agent liable to pay any Taxes, and if it pays any such amounts, it will solely be on behalf of the Borrower, from the Collection Accounts held by the Borrower to the extent amounts are available therein.
(e)    Each Lender (including any assignee thereof) that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (a “Non‐U.S. Lender”) shall deliver to the Borrower, the Calculation Agent and the Administrative Agent two properly completed and duly executed copies of whichever (if any) of the following is applicable for claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on any payment by the Borrower under this Agreement: (i) U.S. Internal Revenue Service Form W‐8BEN or W‐8BEN‐E (claiming the benefits of an applicable tax treaty), W‐8IMY, W‐8EXP or W‐8ECI or (ii) in the case of a Non‐U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest” a statement substantially in the form of Exhibit F to the effect that such Lender is eligible for a complete exemption from withholding of U.S. Taxes under Section 871(h) or 881(c) of the Code (a “Tax Compliance Certificate”) and a Form W‐8BEN or W‐8BEN‐E, in each case (A) with any required attachments (including, with respect to any Lender that provides an U.S. Internal Revenue Service Form W-8IMY, any of the forms or other documentation described in clauses (i) and (ii) above for any of the direct or indirect owners of such Lender) and (B) any subsequent versions thereof or successors thereto. In addition, each Lender (including any assignee thereof) that is not a Non‐U.S. Lender shall deliver to the Borrower and the Calculation Agent two copies of U.S. Internal Revenue Service Form W‐9, properly completed and duly executed and claiming complete exemption, or shall otherwise establish an exemption, from U.S. backup withholding. Such forms shall be delivered by each Lender on or about the date it becomes a party to this Agreement. In addition, each Lender shall deliver such forms promptly upon the obsolescence, expiration or invalidity of any form previously delivered by such Lender. Each Lender shall promptly notify the Borrower and the Calculation Agent at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower or the Calculation Agent (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Lender shall not be required to deliver any form pursuant to this paragraph that such Lender is not legally able to deliver. The applicable Withholding Agent is entitled to withhold all amounts required to be withheld by Applicable Law from any payment hereunder to any Lender until such Lender shall have furnished to the applicable Withholding Agent any requested forms, certificates, statements or documents. For the purposes of this Section 2.13(d), “Lender” shall include any other recipients of payments on the Collateral as directed by any Lender to the Calculation Agent.
(f)    A Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the applicable Withholding Agent, at the time or times prescribed by Applicable Law or reasonably requested by the applicable Withholding Agent, such properly completed and executed documentation or information prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate (or otherwise permit the applicable Withholding Agent to determine the applicable rate of withholding); provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender’s reasonable judgment such completion, execution or submission (other than such documentation set forth in Section 2.13(e) and (g)) would not subject such Lender to any material unreimbursed cost or expense or would not materially prejudice the legal or commercial position of such Lender.
(g)    If a payment made to a Lender under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower, the Administrative Agent and the Calculation Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or Calculation Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower, Administrative Agent or Calculation Agent as may be necessary for the Borrower, Administrative Agent and Calculation Agent to comply with its obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 2.13(g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(h)    If any Recipient determines, in its sole discretion, exercised in good faith, that it has received a refund of any Taxes for which it was indemnified by the Borrower, or the Calculation Agent on behalf of the Borrower, in each case, pursuant to this Section 2.13 or with respect to which the Borrower, Administrative Agent or the Calculation Agent on behalf of the Borrower, in each case, has paid Additional Amounts pursuant to this Section 2.13, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower, Administrative Agent or the Calculation Agent on behalf of the Borrower, in each case, under this Section 2.13 with respect to the Taxes or Additional Amounts giving rise to such refund), net of all reasonable out‐of‐pocket expenses (including additional Taxes, if any) of such Recipient, as the case may be, incurred in obtaining such refund, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). The Borrower, upon the request of such Recipient, shall repay to such Recipient the amount paid over pursuant to this Section 2.13(h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.13(h), in no event will the Recipient be required to pay any amount to the Borrower pursuant to this Section 2.13(h) the payment of which would place the Recipient in a less favorable net after‐Tax position than the Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any Recipient to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.
(i)    The Lenders and any transferees or assignees thereof after the Closing Date will be required to provide to the applicable Withholding Agent all information, documentation or certifications reasonably requested by such Withholding Agent to permit the Withholding Agent to comply with its tax reporting obligations under Applicable Laws, including any applicable cost basis reporting obligations.
(j)    Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.13 survive the termination of this Agreement.
SECTION 2.14    Extension of Revolving Period and Stated Maturity Date
(a)    The Borrower may, by notice to the Administrative Agent and the Lenders not later than 30 days prior to the date set forth in clause (i) of the definition of Revolving Period (the “Initial Revolving Period”), request that the Lenders extend the Revolving Period to a date occurring one year from the last day of the Initial Revolving Period and the Stated Maturity Date to a date occurring five years after the last day of the Revolving Period (after giving effect to such extension). The Borrower may only make a request under this Section 2.14(a) once. If the Borrower extends the Revolving Period pursuant to this Section 2.14, the Borrower shall pay to the Lenders an extension fee equal to 0.25% of the Maximum Facility Amount in effect as of such extension date.
(b)    Notwithstanding the foregoing, the extension of the Revolving Period and Stated Maturity Date pursuant to this Section 2.14 shall not be effective with respect to any Lender unless:

(i)    no Event of Default, Unmatured Event of Default, Market Trigger Event or Rating Event shall have occurred and be continuing on the date of such extension and after giving effect thereto; and
(ii)    the representations and warranties contained in this Agreement are true and correct in all material respects on and as of the date of such extension and after giving effect thereto, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).
(c)    In connection with any extension of the Revolving Period and Stated Maturity Date, the Borrower, the Administrative Agent and each Lender may make such amendments to this Agreement as the Administrative Agent (acting at the direction of the Initial Lender) and the Borrower mutually determine to be reasonably necessary to evidence the extension.
SECTION 2.15    Increase in Commitments.
(a)    On or prior to the date that is six months after the Third Amendment Effective Date, the Borrower may, by not less than three Business Days’ prior written notice (an “Incremental Request”) to the Administrative Agent (who shall promptly notify the Lenders) and to KBRA (if KBRA is providing a rating with respect to the Borrower), request increases in the Commitments denominated in U.S. Dollars by a minimum amount of $50,000,000 and in an aggregate amount no greater than $100,000,000 (each such increase, an “Initial Incremental Commitment”). The parties hereto agree that the Borrower exercised its rights under this Section 2.15(a)(i) on the Fourth Amendment Effective Date and no further increase in the Initial Incremental Commitments may be requested unless otherwise agreed to in writing by the Initial Lender in their sole discretion.
(b)    An Incremental Commitment may be provided by any Lender (each such Lender, an “Incremental Lender”); provided that each Incremental Lender that is not the Initial Lender shall be subject to the consent of the Administrative Agent and the Initial Lender, which consent by the Initial Lender may be withheld in the sole discretion of the Initial Lender, but which consent by the Administrative Agent may not be unreasonably withheld, conditioned or delayed. Notwithstanding anything herein to the contrary, no Lender shall have any obligation to agree to increase its Commitment pursuant to this Section 2.15 and any election to do so shall be in the sole discretion of such Lender; provided that with respect to any Incremental Commitment set forth in clause (a)(i) or (a)(ii), each Lender shall be obligated to increase its Commitment by such Lender’s then‐existing Pro Rata Share of such Incremental Commitment.
(c)    The Calculation Agent and the Borrower shall determine the effective date for such increase pursuant to this Section 2.15 (an “Incremental Commitment Effective Date”) and, if applicable, the final allocation of such increase among the Persons providing such increase; provided, that, such date shall be a Business Day at least ten (10) Business Days after delivery of the request for such increase (unless otherwise approved by the Calculation Agent) and at least 30 days prior to the end of the Revolving Period. To effect such increase, the Borrower, the applicable Incremental Lenders and the Administrative Agent (but no other Lenders or Persons)

shall enter into one or more agreements, each in form and substance satisfactory to the Borrower and the Administrative Agent, pursuant to which the applicable Incremental Lenders will provide the Incremental Commitments. Effective as of the applicable Incremental Commitment Effective Date, subject to the terms and conditions set forth in this Section 2.15, each Incremental Commitment shall be a Commitment (and not a separate facility hereunder) and the Advances made by the applicable Incremental Lenders on such Incremental Commitment Effective Date pursuant to Section 2.15(e) shall be Advances, for all purposes of this Agreement.
(d)    Notwithstanding the foregoing, no increase in the Commitments pursuant to this Section 2.15 shall be effective with respect to any Incremental Lender unless:
(i)    no Unmatured Event of Default, Event of Default, Market Trigger Event or Rating Event shall have occurred and be continuing on the Incremental Commitment Effective Date and after giving effect to such increase;
(ii)    the representations and warranties contained in this Agreement are true and correct in all material respects (except that any representation qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified) on and as of the Incremental Commitment Effective Date and after giving effect to such increase, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);
(iii)    each Incremental Lender shall have received an upfront fee in the amount of 0.50% on each of its Incremental Commitments; and
(iv)    the Administrative Agent shall have received one or more agreements contemplated above, providing for Incremental Commitments in the amount of such increase.
As of such Incremental Commitment Effective Date, upon the Administrative Agent’s receipt of the documents required by this Section 2.15(d), the Administrative Agent shall record the information contained in the applicable agreement contemplated above in the Register and give prompt notice of the increase in the Commitments to the Borrower and the Lenders (including each Incremental Lender).
(e)    On each Incremental Commitment Effective Date, if there are Advances then outstanding, the Borrower shall be deemed to prepay such Advances and deemed to reborrow Advances from the Incremental Lenders, as shall be necessary in order that, after giving effect to such deemed prepayments and borrowings, all Advances will be held ratably by the Lenders (including the Incremental Lenders) in accordance with their respective Pro Rata Share after giving effect to the applicable Incremental Commitments and the Lenders shall make such payments or adjustments as are equitable (or purchase participations in the Advances) so that the Advances will be held ratably by the Lenders (including the Incremental Lenders) in accordance with their respective Pro Rata Share after giving effect to the applicable Incremental

Commitments (or, if the Lenders otherwise agree, the Lenders, including the Incremental Lenders, may assign portions of the outstanding Advances to accomplish the same result).
SECTION 2.16    Mitigation Obligations; Replacement of Lenders.
(a)    If any Lender requests compensation under Section 2.12, or requires the Borrower to pay any Indemnified Taxes or Additional Amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.13, then such Lender shall (at the request of Borrower) use reasonable efforts to designate a different lending office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or Section 2.13, as the case may be, in the future, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender; provided that no such assignment shall be effected if the assignee is not a Qualified Purchaser. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    If any Lender requests compensation under Section 2.12, or if the Borrower is required to pay any Indemnified Taxes or Additional Amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.13 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.16(a), or if any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon written notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.04), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.12 or Section 2.13) and obligations under this Agreement and the related Transaction Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, that:
(i)    such Lender shall have received payment of an amount equal to the outstanding principal of its Advances and participations, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Transaction Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(ii)    in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.13, such assignment will result in a reduction in such compensation or payments thereafter; and
(iii)    such assignment does not conflict with Applicable Law.

Any Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
SECTION 2.17    Defaulting Lenders.
(a)    Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:
(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Majority Lenders and Section 11.01.
(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VI or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.13 shall be applied at such time or times as may be determined by the Calculation Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent and the Calculation Agent hereunder; second, as the Borrower may request (so long as no Unmatured Event of Default or Event of Default exists), to the funding of any Advance in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Calculation Agent; third, if so determined by the Calculation Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Advances under this Agreement; fourth, as such amounts are provided to the Administrative Agent, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, as such amounts are provided to the Administrative Agent, so long as no Unmatured Event of Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, as such amounts are provided to the Administrative Agent, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (A) such payment is a payment of the principal amount of any Advances in respect of which such Defaulting Lender has not fully funded its appropriate share and (B) such Advances were made at a time when the conditions set forth in Section 3.02 were satisfied or waived, such payment shall be applied solely to pay the Advances of all Non‐Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Advances of such Defaulting Lender until such time as all Advances are held by the Lenders pro rata in accordance with the Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    Unused Commitment Fees. No Defaulting Lender shall be entitled to receive any unused commitment fee pursuant to Section 2.06(b) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(b)    Defaulting Lender Cure. If the Borrower and (if not a Defaulting Lender) the Initial Lender agree in writing that a Lender is no longer a Defaulting Lender, the Borrower will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Advances of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Advances to be held pro rata by the Lenders in accordance with the Commitments, whereupon, such Lender will cease to be a Defaulting Lender; provided that (i) no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender and (ii) except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(c)    Termination of Defaulting Lender. The Borrower may terminate the unused amount of the Commitment of any Lender that is a Defaulting Lender upon not less than ten (10) Business Days’ prior notice to the Administrative Agent (which shall promptly notify the Lenders thereof), and in such event the provisions of Section 2.17(a)(ii) will apply to all amounts thereafter paid by the Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided that (i) no Event of Default shall have occurred and be continuing and (ii) such termination shall not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent or any Lender may have against such Defaulting Lender.
(d)    Market Trigger Event Cure. If any event under clause (ii) of the definition of “Market Trigger Event” occurs, the Borrower may provide written notice to the Calculation Agent of its intent to cure such Market Trigger Event within ten (10) Business Days of such occurrence and may cure such Market Trigger Event no later than five (5) Business Days after such notice; provided that, the Borrower shall notify the Calculation Agent in writing of such occurrence and cause any or a combination of: (i) cash to be deposited into one or more Collection Accounts (the “Cure Contributions”), (ii) additional Eligible Portfolio Assets to be transferred to the Borrower or (iii) repayment of Advances Outstanding, collectively, in an amount equal to the amount required to cure such Market Trigger Event.

SECTION 2.18    Benchmark Replacement Setting.

(a)    Temporary. If (i) the Initial Lender determines (which determination shall be conclusive and binding absent manifest error) that Term SOFR cannot be determined pursuant to the definition thereof or (ii) the Initial Lender determines that for any reason Term SOFR does not adequately and fairly reflect the cost to the Lenders of funding any Advance, the Initial Lender will promptly so notify the Borrower, the Administrative Agent and each Lender. Upon notice thereof by Initial Lender, unless a Benchmark Transition Event has occurred, any outstanding Advance will be deemed to have been converted into an advance bearing interest at the Base Rate plus the Applicable Spread.
(b)    Permanent.
(i)    Benchmark Replacement. Notwithstanding anything to the contrary herein, upon the occurrence of a Benchmark Transition Event, the Initial Lender and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth Business Day after the Initial Lender has posted such proposed amendment to all Lenders and the Borrower. Unless and until a Benchmark Replacement is effective in accordance with this subsection, all Advances shall bear interest at the Base Rate plus the Applicable Spread.
(ii)    Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Initial Lender will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(iii)    Notices; Standards for Decisions and Determinations. The Initial Lender will promptly notify the Borrower, the Administrative Agent and the Lenders of the implementation of any Benchmark Replacement and the effectiveness of any Conforming Changes. Any determination, decision or election that may be made by the Initial Lender or, if applicable, the Borrower or Lenders pursuant to this Section 2.18, including any determination with respect to a rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto.
ARTICLE III.
CONDITIONS PRECEDENT
SECTION 3.01    Conditions Precedent to Effectiveness.
(a)    This Agreement becomes effective upon, and no Lender is obligated to make any Advance, nor is any Lender, the Collateral Custodian, the Calculation Agent or the

Administrative Agent obligated to take, fulfill or perform any other action hereunder until, the satisfaction of the following conditions precedent:
(i)    this Agreement, all other Transaction Documents and all other agreements, instruments, certificates and other documents listed on Schedule II have been duly executed by, and delivered to, the parties hereto and thereto;
(ii)    all up‐front expenses and fees (including reasonable and documented out‐of‐pocket legal fees and any fees required under the Fee Letters) that are required to be paid hereunder or by the Fee Letters and are invoiced at least three (3) Business Days prior to the Closing Date have been paid in full;
(iii)    the representations contained in Sections 4.01, 4.02 and 4.06 are true and correct in all material respects (except that any representation qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified) (as certified by the Borrower);
(iv)    the Borrower has received all material governmental, shareholder and third party consents and approvals necessary or reasonably required in connection with the transactions contemplated by this Agreement and the other Transaction Documents and all applicable waiting periods have expired without any action being taken by any Person that could reasonably be expected to restrain, prevent or impose any material adverse conditions on the Borrower or such other transactions or that could seek or threaten any of the foregoing, and no law or regulation is applicable which could reasonably be expected to have such effect;
(v)    no action, proceeding or investigation has been instituted or, to the knowledge of the Borrower after due inquiry, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby, or which, in the Initial Lenders’ sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby;
(vi)    the Borrower shall have obtained an investment grade rating (BBB‐ or higher) from an Acceptable Rating Agency, such as KBRA, and the Initial Lender shall have a received a copy of any rating letter issued in connection therewith; and
(vii)    the Administrative Agent has received all documentation and other information requested by the Administrative Agent acting at the direction of the Majority Lenders or required by regulatory authorities with respect to the Borrower and the Calculation Agent under applicable “know your customer” and anti‐money laundering rules and regulations, including the USA PATRIOT Act, all in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 3.02    Conditions Precedent to All Advances. Each Advance (including the Initial Advance) is subject to the further conditions precedent that:
(a)    On the Initial Advance Date for the Initial Advance, the following conditions precedent have been satisfied (in addition to those conditions precedent set forth in Section 3.02(c)):
(i)    Each Collection Account has been established pursuant to an Account Control Agreement and the Secured Parties have been provided with read-only electronic access to such account;
(ii)    the Expense Reserve Account has been established pursuant to an Account Control Agreement and the Secured Parties have been provided with read-only electronic access to such account;
(iii)    the Operating Account has been established pursuant to an Account Control Agreement and the Secured Parties have been provided with read-only electronic access to such account;
(iv)    each Custody Account has been established pursuant to an Account Control Agreement and the Secured Parties have been provided with read-only electronic access to such account; and
(v)    after giving effect to the use of proceeds for such Initial Advance, the Borrower will, with respect to the Eligible Portfolio Assets (other than Closing Date Participations) obtain valid ownership interests in such initial pool of Eligible Portfolio Assets and all actions required to be taken or performed under Section 3.04 with respect to the Transfer of such Eligible Portfolio Assets has been, or will be simultaneously with such Transfer, taken or satisfied.
(b)    On the Advance Date for an Advance other than the Initial Advance, the following conditions precedent have been satisfied (in addition to those conditions precedent set forth in Section 3.02(c)):
(i)    with respect to an Advance to be made to the Borrower in connection with a Delayed Draw, LTV does not exceed 70%; and
(ii)    with respect to an Advance to be made to the Borrower in connection with the Transfer of Eligible Portfolio Assets of the Borrower (whether by origination, sale or contribution):
(A)    if such Transfer occurs after the Revolving Period, the Initial Lender has consented in writing to such Transfer (such consent to be given or withheld in the Initial Lender’s sole discretion);

(B)    the Eligible Portfolio Assets subject to such Transfer are Eligible Portfolio Assets unless the Calculation Agent otherwise agrees in writing;
(C)    [reserved]; and
(D)    after giving effect to the use of proceeds of such Advance, the Borrower will obtain valid ownership interests in such Eligible Portfolio Assets and all actions required to be taken or performed under Section 3.04 with respect to the Transfer of such Eligible Portfolio Assets has been, or will be simultaneously with such Transfer, taken or satisfied.
(c)    On the Advance Date of an Advance (including the Initial Advance), the following statements are true and correct and the Borrower by accepting such Advance is deemed to have certified that:
(i)    the Borrower has delivered to the Administrative Agent (with a copy to the Calculation Agent) a Notice of Borrowing and a Borrowing Base Certificate as provided in Section 2.02(a);
(ii)    on and as of such Advance Date, after giving effect to such Advance and the transactions related thereto, including the use of proceeds thereof, the Advances Outstanding do not exceed the Maximum Availability on such Advance Date;
(iii)    no Market Trigger Event or Rating Event (unless waived in writing by the Initial Lender in its sole discretion, which waiver may be by electronic mail), Unmatured Event of Default or Event of Default has occurred and is continuing, or would result from such Advance or application of proceeds therefrom;
(iv)    the representations contained in Sections 4.01, 4.02 and 4.06 are true and correct in all material respects (except that any representation qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified) before and after giving effect to such Advance and to the application of proceeds therefrom, on and as of such day as though made on and as of such date (or, in the case of any such representation expressly stated to have been made as of a specific date, as of such specific date);
(v)    with respect to the Transfer of any Portfolio Asset on such Advance Date, all actions required to be taken or performed under Section 3.04 with respect to such Transfer have been taken or satisfied in all material respects; and
(vi)    all expenses and fees (including reasonable and documented out‐of‐pocket legal fees and any fees required under the Fee Letters) that are required to be paid hereunder or by the Fee Letters have been paid in full.

(d)    On or prior to the Advance Date for any Advance, the Borrower has provided to the Administrative Agent and the Calculation Agent (which may be provided electronically) the Loan Asset Schedule as updated to include each of the Eligible Portfolio Assets included in the Borrowing Base Certificate delivered in connection with such Advance.
SECTION 3.03    Advances Do Not Constitute a Waiver. No Advance made hereunder constitutes a waiver of any condition to any Lender’s obligation to make such an Advance unless such waiver is in writing and executed by such Lender.
SECTION 3.04    Conditions to Transfers of Portfolio Assets. Each Transfer of a Portfolio Asset is subject to the further conditions precedent that:
(a)    if such Transfer occurs after the Revolving Period, the Initial Lender has consented in writing to such Transfer (such consent to be given or withheld in the Initial Lender’s reasonable discretion);
(b)    the Borrower has delivered to the Administrative Agent (with a copy to the Collateral Custodian and the Calculation Agent) no later than 2:00 p.m. on the date that is one Business Day prior to the related Cut‐Off Date (i) a Borrowing Base Certificate and (ii) a Loan Asset Schedule, in each case reflecting the Transfer of such Portfolio Asset;
(c)    [reserved];
(d)    all actions required to be taken or performed (including the filing of UCC financing statements) to give the Administrative Agent, for the benefit of the Secured Parties, a first priority perfected security interest (subject only to Permitted Liens) in such Portfolio Asset and the proceeds thereof have been taken or performed; and
(e)    no Event of Default exists or would result from such Transfer.
Each Transfer of a Portfolio Asset pursuant to this Section 3.04 is deemed a representation by the Borrower that the conditions specified in this Section 3.04 have been met.
For purposes of determining compliance with the conditions specified in this Section, each Lender that has signed this Agreement and the Collateral Custodian or the Administrative Agent shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender or the Collateral Custodian or the Administrative Agent unless Borrower shall have received notice from such Lender the Collateral Custodian or the Administrative Agent prior to the proposed Closing Date specifying its objection thereto.
ARTICLE IV.
REPRESENTATIONS
SECTION 4.01    Representations of the Borrower. The Borrower hereby represents to the Secured Parties as follows:

(a)    Organization, Good Standing and Due Qualification. The Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with all requisite limited liability company power and authority necessary to own the Portfolio Assets and the Collateral and to conduct its business as such business is presently conducted and to enter into and perform its obligations pursuant to this Agreement and the other Transaction Documents to which it is a party. The Borrower is duly qualified to do business as a limited liability company, and has obtained all licenses and approvals under the laws of the State of Delaware, and in all other jurisdictions necessary to own its assets and to transact the business in which it is engaged, and is duly qualified, and in good standing under the laws of the State of Delaware, and in each other jurisdiction where the transaction of such business or its ownership of the Portfolio Assets and the Collateral and the conduct of its business requires such qualification except as would not reasonably be expected to have a Material Adverse Effect.
(b)    Power and Authority; Due Authorization; Execution and Delivery. The Borrower (i) has the power, authority and legal right to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party and (B) perform and carry out the terms of this Agreement and the other Transaction Documents to which it is a party and the transactions contemplated thereby and (ii) has taken all necessary action to (A) authorize the execution, delivery and performance of this Agreement and each of the other Transaction Documents to which it is a party, (B) grant to the Administrative Agent, for the benefit of the Secured Parties, a first priority perfected security interest in the Collateral on the terms and conditions of this Agreement and the other Transaction Documents, subject only to Permitted Liens and (C) authorize the Calculation Agent to perform the actions contemplated herein. This Agreement and each other Transaction Document to which the Borrower is a party have been duly executed and delivered by Holdings and the Borrower.
(c)    Binding Obligation. This Agreement and each of the other Transaction Documents to which the Borrower is a party constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as the enforceability hereof and thereof may be limited by Bankruptcy Laws and by general principles of equity.
(d)    All Consents Required. No consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any Governmental Authority, bureau or agency is required in connection with the execution, delivery or performance by the Borrower of this Agreement or any Transaction Document to which it is a party or the validity or enforceability of this Agreement or any such Transaction Document or the transfer of an ownership interest in the Portfolio Assets or grant of a security interest in the Collateral, other than such as have been met or obtained and are in full force and effect.
(e)    No Violation. The execution, delivery and performance of this Agreement and the other Transaction Documents and all other agreements and instruments executed and delivered or to be executed and delivered in connection with the Transfer of any Portfolio Asset will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Borrower’s certificate of formation or limited liability company agreement (ii) result in the creation or imposition of any Lien on the Collateral other than Permitted Liens or (iii) violate any Applicable Law in any material respect or (iv) violate any material contract or other material agreement to which the Borrower is a party or by which the or any property or assets of the Borrower may be bound.
(f)    No Proceedings. There is no litigation, proceeding or investigation pending or, to the knowledge of the Borrower, threatened against the Borrower or any properties of the Borrower, before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Transaction Document, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document or (iii) that could reasonably be expected to be adversely determined, and, if so determined, either individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.
(g)    No Liens. The Collateral is owned by the Borrower free and clear of any Liens except for Permitted Liens.
(h)    Transfer of Collateral. Except as otherwise expressly permitted by the terms of this Agreement, no item of Collateral has been Sold, assigned or pledged by the Borrower to any Person, other than in accordance with Article II and the grant of a security interest therein to the Administrative Agent, for the benefit of the Secured Parties, pursuant to the terms of this Agreement.
(i)    Sole Purpose. The Borrower has been formed solely for the purpose of, and has not engaged in any business activity other than, the acquisition of commercial loans, the pledge and financing thereof and transactions incidental thereto and activities of the type expressly permitted under Section 5.01(a). The Borrower is not party to any agreements other than this Agreement and the other Transaction Documents to which it is a party and the Required Loan Documents and other agreements listed on the Loan Asset Checklist for each Portfolio Asset in respect of which the Borrower is a lender or loan participant.
(j)    Separate Entity. The Borrower is operated as an entity with assets and liabilities distinct from those of the Equityholder (other than for tax purposes), and any Affiliates thereof, and the Borrower hereby acknowledges that the Administrative Agent and the Lenders are entering into the transactions contemplated by this Agreement in reliance upon the Borrower’s identity as a separate legal entity from the Equityholder, and from each such other Affiliate of the Equityholder (other than for tax purposes).
(k)    No Injunctions. To the knowledge of the Borrower after due inquiry, no injunction, writ, restraining order or other order of any nature adversely affects the Borrower’s performance of its obligations under this Agreement or any Transaction Document to which the Borrower is a party.
(l)    Taxes. All tax returns (including all foreign, federal, State, local and other tax returns whether filed on a standalone or group basis) required to be filed by, on behalf of or with respect to the income and assets of the Borrower (Including the Collateral) have been timely filed and the Borrower is not liable for Taxes payable by any other Person, except as could not reasonably be expected to have a Material Adverse Effect. The Borrower has paid or made adequate provisions for the payment of all Taxes made against it or any of its property (including the Collateral) except for those Taxes being contested in good faith by appropriate proceedings and in respect of which it has established proper reserves in accordance with GAAP on its books or as could not reasonably be expected to have a Material Adverse Effect. Other than Permitted Liens, no Tax Lien or similar adverse claim has been filed, and no claim is being asserted in writing, with respect to any such Tax.
(m)    Location. Except as permitted pursuant to Section 5.02(n), the Borrower’s location (within the meaning of Article 9 of the UCC) is Delaware. Except as permitted pursuant to Section 5.02(n), the principal place of business and chief executive office of the Borrower (and the location of the Borrower’s records regarding the Collateral (other than those delivered to the Collateral Custodian pursuant to this Agreement)) is located at the address set forth under its name in Section 11.02.
(n)    Tradenames. Except as permitted pursuant to Section 5.02(n), the Borrower’s legal name is as set forth in this Agreement. Except as permitted pursuant to Section 5.02(n), the Borrower has not changed its name since its formation; does not have tradenames, fictitious names, assumed names or “doing business as” names. The Borrower’s only jurisdiction of formation is Delaware, and, except as permitted pursuant to Section 5.02(n), the Borrower has not changed its jurisdiction of formation.
(o)    No Subsidiaries. The Borrower does not own or hold the equity interests in any other Person.
(p)    Reports Accurate. All Notices of Borrowing, Borrowing Base Certificates and other written or electronic information, exhibits, financial statements, documents, books, records or reports furnished by the Borrower to the Administrative Agent, the Calculation Agent or the Collateral Custodian in connection with this Agreement and the other Transaction Documents are accurate, true and correct in all material respects as of the date hereof, and no such document contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not materially misleading as of the date hereof; provided that solely with respect to written or electronic information (other than information presented in a Notice of Borrowing or Borrowing Base Certificate) furnished by the Borrower which was provided to the Borrower from an Obligor or any of its Affiliates or representatives with respect to a Portfolio Asset, such information need only be accurate, true and correct to the knowledge of the Borrower.
(q)    Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein or in the other Transaction Documents (including the use of Proceeds from the sale of any item in the Collateral) will violate or result in a violation of Section 7 of the Exchange Act or Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. The Borrower does not own or intend to carry or purchase, and no proceeds from the Advances will be used to carry or purchase, any “margin stock” within the meaning of Regulation U or to extend “purpose credit” within the meaning of Regulation U.

(r)    Event of Default or Unmatured Event of Default. No event has occurred which constitutes an Event of Default or Unmatured Event of Default, in each case, which has not been previously disclosed to the Administrative Agent and Initial Lender in writing.
(s)    ERISA. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) the present value of all vested benefit obligations under each “employee pension benefit plan” as such term is defined in Section 3(2) of ERISA, other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate of the Borrower or to which the Borrower or any ERISA Affiliate of the Borrower contributes or has an obligation to contribute, or has any liability (each, a “Pension Plan”), did not, as of the last annual valuation date for the Pension Plan, exceed the fair market value of the assets of the Pension Plan allocable to such vested benefit obligations, as determined in accordance with the assumptions used for funding such Pension Plan pursuant to Sections 412 and 430 of the Code for the applicable plan year, (ii) no failure by the Borrower to meet the minimum funding standard set forth in Sections 302(a) or 303 of ERISA and Sections 412(a) and 430 of the Code has occurred with respect to any Pension Plan, (iii) neither the Borrower nor any ERISA Affiliate of the Borrower has withdrawn from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA), (iv) no Reportable Event has occurred with respect to any Pension Plan, (v) no notice of intent to terminate a Pension Plan has been filed by the plan administrator under Section 4041 of ERISA, nor has any Pension Plan been terminated under Section 4041 of ERISA and (vi) the Pension Benefit Guaranty Corporation has not instituted proceedings to terminate, or appointed a trustee to administer, a Pension Plan under Section 4042 of ERISA, and no event has occurred or condition exists which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan.
(t)    Broker‐Dealer. The Borrower is not a broker‐dealer or subject to the Securities Investor Protection Act of 1970.
(u)    Instructions for Collections. The Collection Accounts are the only accounts to which the Obligors or any agent, administrative agent, Counterparty Lender or Underlying Agent have been instructed by the Borrower, or the Portfolio Asset Servicer on the Borrower’s behalf, to send Collections with respect to the Portfolio Assets. The Borrower has not granted any Person other than the Administrative Agent, for the benefit of the Secured Parties, an interest in the Collection Accounts, Expense Reserve Account, Operating Account or Custody Accounts.
(v)    Portfolio Asset Assignments. Other than Portfolio Assets originated by the Borrower, the Portfolio Asset Assignments are the only agreements pursuant to which the Borrower may acquire Portfolio Assets. The Borrower accounts for each Transfer of a Portfolio Asset under a Portfolio Asset Assignment as a full Transfer of such Portfolio Asset in the books and Records of the Borrower.
(w)    Investment Company Act. Assuming the Lenders are Qualified Purchasers, the Borrower is not required to register as an “investment company” under the provisions of the 1940 Act.

(x)    Compliance with Applicable Law. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Borrower has complied with all Applicable Law to which it may be subject, and no item of the Collateral contravenes any Applicable Law (including all applicable predatory and abusive lending laws, laws, rules and regulations relating to licensing, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy).
(y)    Collections. All Collections received by the Borrower or its Affiliates with respect to the Collateral are held in trust for the benefit of the Administrative Agent, for the benefit of the Secured Parties, until deposited into the Collection Accounts as provided herein.
(z)    Set‐Off etc. No Portfolio Asset has been compromised, adjusted, extended, satisfied, subordinated, rescinded, set‐off or modified by the Borrower, or the Obligor thereof, and no item in the Collateral is subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set‐off, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning the Collateral or otherwise, by the Borrower or the Obligor with respect thereto, except, in each case, for amendments, extensions and modifications, if any, permitted pursuant to Section 11.01.
(aa)    Environmental. With respect to each item of Underlying Collateral as of the applicable Cut‐Off Date for the Portfolio Asset related to such Underlying Collateral, to the actual knowledge of a Responsible Officer of the Borrower, except as expressly provided in the Loan Asset Schedule for such Portfolio Asset prior to such Cut‐Off Date: (i) the related Obligor’s operations comply in all material respects with all applicable Environmental Laws; (ii) none of the related Obligor’s operations is the subject of a Federal or State investigation evaluating whether any remedial action, involving expenditures, is needed to respond to a release of any Hazardous Materials into the environment; and (iii) the related Obligor does not have any material contingent liability in connection with any release of any Hazardous Materials into the environment. As of the applicable Cut‐Off Date for the Portfolio Asset related to such Underlying Collateral, the Borrower has not received any written notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non‐compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Underlying Collateral.
(bb)    Anti‐Terrorism Laws and Sanctions / International Trade Law Compliance / Anti‐Money Laundering Laws. As of the date of this Agreement and each Payment Date and at all times until this Agreement has been terminated and all amounts hereunder have been indefeasibly paid in full in cash, that: (i) no Borrower Covered Entity (A) is a Sanctioned Person; (B) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti‐Terrorism Laws and Sanctions; (C) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti‐Terrorism Laws and Sanctions; or (D) engages in any dealings or transactions prohibited by any Anti‐Terrorism Laws and Sanctions or Anti‐Corruption Laws; (ii) the proceeds of this Agreement will not be used, directly or knowingly indirectly, by the Borrower, or to the Borrower’s knowledge by any other Person, to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Applicable Law; (iii) the funds used to pay any Secured Party, to the extent received from the Borrower, are not directly or, knowingly, indirectly derived from any unlawful activity; and (iv) to the Borrower’s knowledge, the Borrower Covered Entity is in compliance with, and no Borrower Covered Entity directly or knowingly indirectly engages in any dealings or transactions prohibited by, any Anti‐Terrorism Laws and Sanctions, Anti‐Corruption Laws, or Anti‐Money Laundering Laws. The Borrower covenants and agrees that it shall promptly notify the Calculation Agent in writing upon the occurrence of a Reportable Compliance Event with respect to the Borrower Covered Entity, except to the extent such notice is prohibited by Applicable Law.
(cc)    Security Interest.
(i)    This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Administrative Agent, on behalf of the Secured Parties, which security interest is prior to all other Liens (except for Permitted Liens), and is enforceable as such against creditors of and purchasers from the Borrower.
(ii)    The Collateral is comprised of “instruments”, “financial assets”, “security entitlements”, “general intangibles”, “chattel paper”, “accounts”, “certificated securities”, “uncertificated securities”, “securities accounts”, “deposit accounts”, “supporting obligations” or “insurance” (each as defined in the applicable UCC), and the proceeds of the foregoing, or such other category of collateral under the applicable UCC as to which the Borrower has complied with its obligations under this Section 4.01(cc).
(iii)    Each Collection Account, Expense Reserve Account, Operating Account and Custody Account is not in the name of any Person other than the Borrower, subject to the lien of the Administrative Agent, for the benefit of the Secured Parties. As of the Fifth Amendment Effective Date, all of the Accounts of the Borrower are set forth on Schedule V hereto and are subject to an Account Control Agreement.
(iv)    Each of the Collection Accounts, Expense Reserve Account, Operating Account and Custody Accounts constitute a "securities account" or "deposit account", as applicable as defined in the applicable UCC.
(v)    The Borrower, the Portfolio Asset Servicer, the Calculation Agent, the Collateral Custodian, the Account Bank and the Administrative Agent, on behalf of the Secured Parties, have entered into an Account Control Agreement with respect to each Collection Account, Expense Reserve Account, Operating Account and Custody Account.
(vi)    The Borrower has authorized the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in the Collateral and that portion of the Portfolio Assets in which a security interest granted to the Administrative Agent, on behalf of the Secured Parties, under this Agreement may be perfected by filing; provided that filings in respect of real property shall not be required.
(vii)    Other than as expressly permitted by the terms of the Transaction Documents, this Agreement and the security interest granted to the Administrative Agent, on behalf of the Secured Parties, pursuant to this Agreement, the Borrower has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Collateral. The Borrower has not authorized the filing of and is not aware of any financing statements against the Borrower that include a description of collateral covering the Collateral other than any financing statement (A) that has been terminated or fully and validly assigned to the Administrative Agent or (B) reflecting the transfer of assets on a Release Date pursuant to (and simultaneously with or subsequent to) the consummation of any transaction contemplated under (and in compliance with the conditions set forth in) Section 2.10. The Borrower is not aware of the filing of any judgment or Tax lien filings against the Borrower, other than Permitted Liens.
(viii)    None of the underlying promissory notes or related loan registers or Participation Agreements or related Participant Registers, as applicable, that constitute or evidence the Portfolio Assets has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Administrative Agent, on behalf of the Secured Parties.
(ix)    With respect to any Collateral that constitutes a “certificated security,” such certificated security has been delivered to the Administrative Agent, on behalf of the Secured Parties and, if in registered form, has been specially Indorsed to the Administrative Agent, for the benefit of the Secured Parties, or in blank by an effective Indorsement or has been registered in the name of the Administrative Agent, for the benefit of the Secured Parties, upon original issue or registration of transfer by the Borrower of such certificated security.
(x)    With respect to any Collateral that constitutes an “uncertificated security”, the Borrower either (x) has caused the issuer of such uncertificated security to register the Administrative Agent, on behalf of the Secured Parties, as the registered owner of such uncertificated security or (y) has caused the issuer of such uncertificated security to agree to comply with instructions of the Administrative Agent without further consent of the Borrower.
(dd)    Non‐Exempt. The Borrower is not a Non‐Exempt Person.
(ee)    No Other Accounts. The Borrower has not established any Account other than the Accounts specified on Schedule V hereto.
SECTION 4.02    Representations of the Borrower Relating to the Agreement and the Collateral. The Borrower hereby represents to the Secured Parties as follows:

(a)    Eligibility of Collateral. (i) The Loan Asset Schedule, the Borrowing Base Certificate and the information contained in each Notice of Borrowing is an accurate and complete listing of all the Portfolio Assets contained in the Collateral as of the related Cut‐Off Date or Advance Date, as applicable, and the information contained therein with respect to the identity of such item of the Collateral and the amounts owing thereunder is true and correct in all material respects as of the related Cut‐Off Date or Advance Date, as applicable, (ii) each such Portfolio Asset designated on the Loan Asset Schedule or any Borrowing Base Certificate as an Eligible Portfolio Asset and each such Portfolio Asset included as an Eligible Portfolio Asset in any calculation of the Borrowing Base is an Eligible Portfolio Asset of the kind (i.e., Senior Loan, Senior Note, Junior Loan or Asset Based Loan) specified therein, (iii) the Borrower has complied in all material respects with the requirements of this Agreement, including Article IX, with respect to each such Portfolio Asset, including delivery to the Collateral Custodian of the Loan Asset File therefor as provided in Section 5.01(f) and (iv) with respect to each such item of Collateral, all consents, licenses, approvals or authorizations of or registrations or declarations of any Governmental Authority or any Person required to be obtained, effected or given by the Borrower in connection with the grant of a security interest in each item of Collateral to the Administrative Agent, for the benefit of the Secured Parties, have been duly obtained, effected or given and are in full force and effect. For the avoidance of doubt, any inaccurate representation that a Portfolio Asset is an Eligible Portfolio Asset hereunder shall not constitute an Event of Default if the aggregate Advances Outstanding do not exceed the Maximum Availability assuming such Portfolio Asset was not included as an Eligible Portfolio Asset in the calculation of the Borrowing Base.
(b)    No Fraud. To the knowledge of the Borrower, each Portfolio Asset was originated without any fraud or misrepresentation on the part of the Obligor or Transferor, if any, of such Portfolio Asset.
SECTION 4.03    Representations of the Calculation Agent and the Portfolio Asset Servicer. The Calculation Agent and the Portfolio Asset Servicer each hereby represents, solely with respect to itself, as of the Closing Date, as of each applicable Cut‐Off Date, as of each applicable Advance Date and as of each Reporting Date, as follows:
(a)    Organization; Power and Authority. It is a duly organized and validly existing as (i) a mutual life insurance company in good standing under the laws of Massachusetts in the case of the Calculation Agent and (ii) as a corporation in good standing under the laws of Maryland in the case of the Portfolio Asset Servicer. It has full power, authority and legal right to execute, deliver and perform its obligations as the Applicable Servicer under this Agreement and the other Transaction Documents to which it is a party.
(b)    Due Authorization. The execution and delivery of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions provided for herein and therein have been duly authorized by all necessary organizational action on its part.
(c)    No Conflict. The execution and delivery of this Agreement and the other Transaction Documents to which it is a party, the performance of the transactions contemplated hereby or thereby and the fulfillment of the terms hereof or thereof will not conflict with, result in any breach of its organizational documents or any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under any material indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Applicable Servicer is a party or by which it or any of its property is bound.
(d)    No Violation. The execution and delivery of this Agreement and the other Transaction Documents, the performance of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof will not conflict with or violate, in any material respect, any Applicable Law if compliance therewith is necessary (i) to ensure the enforceability of any Portfolio Asset or (ii) for the Applicable Servicer to perform its obligations under this Agreement in accordance with the terms hereof.
(e)    All Consents Required; No Proceedings or Injunction. All approvals, authorizations, consents, orders or other actions of any Person or Governmental Authority applicable to the Applicable Servicer, required in connection with the execution and delivery of this Agreement and the other Transaction Documents to which it is a party, the performance by the Applicable Servicer of the transactions contemplated hereby and thereby and the fulfillment by the Applicable Servicer of the terms hereof and thereof have been obtained to the extent reasonably necessary (i) to ensure the enforceability of any Portfolio Asset or (ii) for Applicable Servicer to perform its obligations under this Agreement in accordance with the terms hereof. There is no litigation, proceeding or investigation pending or, to the knowledge of the Applicable Servicer, threatened against the Applicable Servicer, before any Governmental Authority (A) asserting the invalidity of this Agreement or any other Transaction Document to which it is a party or (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which it is a party. No injunction, writ, restraining order or other order of any nature materially and adversely affects the Applicable Servicer’s performance of its obligations under this Agreement or any Transaction Document to which the Applicable Servicer is a party.
(f)    Validity, Etc. The Agreement and the other Transaction Documents to which it is a party constitute the legal, valid and binding obligation of the Applicable Servicer, enforceable against the Applicable Servicer in accordance with its terms, except as such enforceability may be limited by applicable Bankruptcy Laws and general principles of equity.
(g)    Reports Accurate. All Servicing Reports and other written or electronic information, exhibits, financial statements, documents, books, records or reports, in all cases, prepared and furnished by the Applicable Servicer to the Administrative Agent or the Collateral Custodian in connection with this Agreement are, as of their date, accurate, true and correct in all material respects, and no such document contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not materially misleading; provided, that, for the purposes of the production by the Applicable Servicer of any reports, documents or information required under this Agreement, the Applicable Servicer may conclusively rely (absent bad faith or manifest error, and without investigation, inquiry, independent verification or any duty or obligation to recompute, verify, or recalculate any of the amounts and other information contained in) on any reports, documents or information provided to it by any Obligor or any other third party without any liability to the Applicable Servicer for such reliance.
(h)    Servicing Standard. The Applicable Servicer has complied in all material respects with the Servicing Standard with regard to the servicing of the Portfolio Assets.
(i)    Collections. All Collections received by the Portfolio Asset Servicer or its Affiliates with respect to the Collateral are held for the benefit of the Administrative Agent, for the benefit of the Secured Parties, until deposited into the Collection Accounts as provided herein.
(j)    Servicer Termination Event. No event has occurred which constitutes a Servicer Termination Event (other than any Servicer Termination Event which has previously been disclosed to the Administrative Agent as such).
SECTION 4.04    Representations of each Lender.
(a)    Due Organization, Qualification and Authority; Enforceability. Each Lender hereby individually represents, as to itself, that it (i) is duly organized, validly existing and in good standing under the laws of its formation, and is duly qualified to transact business, in good standing and licensed in each jurisdiction to the extent necessary to perform its duties and obligations under this Agreement in accordance with the terms of this Agreement, (ii) has the full power, authority and legal right to execute and deliver this Agreement and to perform in accordance herewith and (iii) has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement. This Agreement constitutes the valid, legal, binding obligation of each Lender, except as the enforceability hereof may be limited by Bankruptcy Laws and by general principles of equity.
(b)    Anti‐Terrorism Laws and Sanctions /International Trade Law Compliance. Each Lender hereby individually represents, as to itself, that (i) as of the date of this Agreement (or the date of the Assignment and Assumption Agreement, as applicable), each Payment Date, and at all times until this Agreement has been terminated and all amounts hereunder have been paid in full, that (A) no Lender Covered Entity (1) is a Sanctioned Person, (2) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti‐Terrorism Laws and Sanctions, (3) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti‐Terrorism Laws and Sanctions or (4) engages in any dealings or transactions prohibited by any Anti‐Terrorism Laws and Sanctions or Anti‐Corruption Laws and (B) to the knowledge of such Lender, each Lender Covered Entity is in compliance with, and no Lender Covered Entity directly or indirectly engages in any dealings or transactions prohibited by, any Anti‐Terrorism Laws and Sanctions or Anti‐Corruption Laws and (ii) (A) the proceeds of this Agreement will not be used, directly or knowingly indirectly, by Lender, or to Lender’s knowledge by any other Person, to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti‐Terrorism Laws and Sanctions and (B) the funds used to pay the Administrative Agent and

Collateral Custodian, to the extent received from such Lender, are not directly or, knowingly, indirectly derived from any unlawful activity. Each Lender covenants and agrees that it shall promptly notify the Calculation Agent in writing upon the occurrence of a Reportable Compliance Event with respect to any Lender Covered Entity.
(c)    Qualified Purchaser. Each Lender hereby represents, as to itself, that it is a Qualified Purchaser.
SECTION 4.05    Representations of the Collateral Custodian. The Collateral Custodian represents, as of the Closing Date and as of each Cut‐Off Date, as follows:
(a)    Organization; Power and Authority. It is a duly organized and validly existing as a national banking association in good standing under the laws of the United States. It has full corporate power, authority and legal right to execute, deliver and perform its obligations as Collateral Custodian under this Agreement and the other Transaction Documents to which it is a party.
(b)    Due Authorization. The execution and delivery of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions provided for herein and therein have been duly authorized by all necessary organizational action on its part.
(c)    No Conflict. The execution and delivery of this Agreement and the other Transaction Documents to which it is a party, the performance of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof will not conflict with, result in any breach of its organizational documents.
(d)    No Violation. The execution and delivery of this Agreement and the other Transaction Documents to which it is a party, the performance of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof will not conflict with or violate, in any respect, any Applicable Law if compliance therewith is necessary for the Collateral Custodian to perform its obligations under this Agreement in accordance with the terms hereof.
(e)    [Reserved].
(f)    Validity, Etc. The Agreement and the other Transaction Documents to which it is a party constitute the legal, valid and binding obligation of the Collateral Custodian, enforceable against the Collateral Custodian in accordance with its terms, except as such enforceability may be limited by applicable Bankruptcy Laws and general principles of equity.
(g)    Collections. All Collections received by the Collateral Custodian or its Affiliates with respect to the Collateral are held for the benefit of the Administrative Agent, for the benefit of the Secured Parties, until deposited into the Collection Accounts as provided herein.

SECTION 4.06    Representations of Holdings. Holdings hereby represents to the Secured Parties as follows:
(a)    Organization, Good Standing and Due Qualification. Holdings is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, with all requisite limited partnership power and authority necessary to grant a security interest in the Pledged Equity and to conduct its business as such business is presently conducted and to enter into and perform its obligations pursuant to this Agreement and the other Transaction Documents to which it is a party. Holdings is duly qualified to do business as a corporation, and has obtained all licenses and approvals under the laws of the State of Maryland, and in all other jurisdictions necessary to own its assets and to transact the business in which it is engaged, and is duly qualified, and in good standing under the laws of the State of Maryland, and in each other jurisdiction where the transaction of such business or its ownership of the Portfolio Assets and the Collateral and the conduct of its business requires such qualification except as would not reasonably be expected to have a Material Adverse Effect.
(b)    Power and Authority; Due Authorization; Execution and Delivery. Holdings (i) has the power, authority and legal right to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party and (B) perform and carry out the terms of this Agreement and the other Transaction Documents to which it is a party and the transactions contemplated thereby, and (ii) has taken all necessary action to (A) authorize the execution, delivery and performance of this Agreement and each of the other Transaction Documents to which it is a party and (B) grant to the Administrative Agent, for the benefit of the Secured Parties, a first priority perfected security interest in the Pledged Equity on the terms and conditions of this Agreement and the other Transaction Documents to which it is a party, subject only to Permitted Liens. This Agreement and each other Transaction Document to which Holdings is a party have been duly executed and delivered by the Borrower.
(c)    Binding Obligation. This Agreement and each of the other Transaction Documents to Holdings is a party constitutes the legal, valid and binding obligation of Holdings, enforceable against Holdings in accordance with their respective terms, except as the enforceability hereof and thereof may be limited by Bankruptcy Laws and by general principles of equity.
(d)    All Consents Required. No consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any Governmental Authority, bureau or agency is required in connection with the execution, delivery or performance by the Borrower of this Agreement or any Transaction Document to which it is a party or the validity or enforceability of this Agreement or any such Transaction Document or grant of a security interest in the Pledged Equity, other than such as have been met or obtained and are in full force and effect.
(e)    No Violation. The execution, delivery and performance of this Agreement and the other Transaction Documents will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the certificate of formation or limited partnership agreement of Holdings (ii) result in the creation or imposition of any Lien on the Pledged Equity other than Permitted Liens, (iii) violate any Applicable Law in any material respect or (iv) violate any material contract or other material agreement to which Holdings is a party or by which the or any property or assets of Holdings may be bound.
(f)    No Proceedings; No Injunctions. There is no litigation, proceeding or investigation pending or, to the knowledge of Holdings, threatened against Holdings or any properties of Holdings, before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Transaction Document, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document or (iii) that could reasonably be expected to be adversely determined, and, if so determined, either individually or in the aggregate would reasonably be expected to have a Material Adverse Effect. No injunction, writ, restraining order or other order of any nature adversely affects, in any material respect, Holdings’ performance of its obligations under this Agreement or any Transaction Document to which Holdings is a party.
(g)    [Reserved].
(h)    No Liens. The Pledged Equity is owned by Holdings free and clear of any Liens except for Permitted Liens.
(i)    Investment Company Act. Holdings (i) is not required to register as an “investment company” under the provisions of the 1940 Act and (ii) has elected to be regulated as a business development company for purposes of the 1940 Act.
(j)    Compliance with Applicable Law. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, Holdings has complied with all Applicable Law to which it may be subject.
(k)    Security Interest.
(i)    The Pledged Equity issued by the Borrower has been duly and validly authorized and issued by the Borrower.
(ii)    This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Pledged Equity in favor of the Administrative Agent, on behalf of the Secured Parties, which security interest is prior to all other Liens (except for Permitted Liens), and is enforceable as such against creditors of and purchasers from Holdings.
(iii)    Holdings has authorized the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in the Pledged Equity.
(iv)    Other than as expressly permitted by the terms of the Transaction Documents, this Agreement and the security interest granted to the Administrative Agent,

on behalf of the Secured Parties, pursuant to this Agreement, Holdings has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Pledged Equity. Holdings has not authorized the filing of and is not aware of any financing statements against Holdings that include a description of collateral covering the Pledged Equity. Holdings is not aware of the filing of any judgment or Tax lien filings against Holdings, other than Permitted Liens.
(v)    Holdings consents to the transfer of any Pledged Equity to the Administrative Agent or its designee, following, and during the occurrence of, an Event of Default and to the substitution of the Administrative Agent or its designee as a member in the Borrower with all the rights and powers related thereto, subject to the terms of this Agreement.
(vi)    The Pledged Equity shall not be represented by a certificate unless (A) the limited liability company agreement of the Borrower expressly provides that such interest shall be a “security” within the meaning of Article 8 of the UCC of the applicable jurisdiction and (B) such certificate shall be delivered as provided in clause (vii) below.
(vii)    If any portion of the Pledged Equity constitutes a “certificated security,” such certificated security has been delivered to the Administrative Agent, on behalf of the Secured Parties and, if in registered form, has been specially Indorsed to the Administrative Agent, for the benefit of the Secured Parties, or in blank by an effective Indorsement or has been registered in the name of the Administrative Agent, for the benefit of the Secured Parties, upon original issue or registration of transfer by Holdings of such certificated security.
(viii)    If any portion of the Pledged Equity constitutes an “uncertificated security”, the Borrower hereby agrees to comply with instructions of the Administrative Agent with respect to such Pledged Equity without further consent of Holdings.
(ix)    Except as permitted pursuant to Section 5.08(f), Holdings’ location (within the meaning of Article 9 of the UCC) is Maryland. Except as permitted pursuant to Section 5.08(f), the principal place of business and chief executive office of Holdings (and the location of Holdings’ records regarding the Pledged Equity (other than those delivered to the Collateral Custodian pursuant to this Agreement)) is located at the address set forth under its name in Section 11.02.
(l)    Anti‐Terrorism Laws and Sanctions / International Trade Law Compliance / Anti‐Money Laundering Laws. As of the date of this Agreement, each Payment Date and at all times until this Agreement has been terminated and all amounts hereunder have been paid in full, that: (i) no Holdings Covered Entity (A) is a Sanctioned Person, (B) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti‐Terrorism Laws and Sanctions, (C) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti‐Terrorism Laws and Sanctions or (D) engages in any dealings or transactions prohibited by any Anti‐Terrorism Laws and Sanctions, Anti‐Corruption Laws, or

Anti‐Money Laundering Laws; (ii) the proceeds of this Agreement will not be used, directly or knowingly indirectly, by the Borrower, or to any of the Borrower’s knowledge by any other Person, to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Law; (iii) the funds used to pay the Calculation Agent, to the extent received from Holdings, are not directly or knowingly indirectly derived from any unlawful activity; and (iv) to Holding’s knowledge, each Holdings Covered Entity is in compliance with, and no Holdings Covered Entity directly or knowingly indirectly engages in any dealings or transactions prohibited by, any Anti‐Terrorism Laws and Sanctions, Anti‐Corruption Laws, or Anti‐Money Laundering Laws. Holdings covenants and agrees that it shall promptly notify the Calculation Agent in writing upon the occurrence of a Reportable Compliance Event with respect to any Holdings Covered Entity, except to the extent such notice is prohibited by Applicable Law.
(m)    Non‐Exempt. Holdings is not a Non‐Exempt Person.
ARTICLE V.
GENERAL COVENANTS
SECTION 5.01    Affirmative Covenants of the Borrower. From the Closing Date until the Facility Termination Date:
(a)    Organizational Procedures and Scope of Business. The Borrower will observe all organizational procedures required by its certificate of formation, limited liability company agreement and the laws of its jurisdiction of formation. Without limiting the foregoing, the Borrower will limit the scope of its business to those set forth in its limited liability company agreement, including: (i) the acquisition and origination of and investments in Portfolio Assets and the ownership and management of the related Portfolio Assets; (ii) the Sale or Substitution of Portfolio Assets as and when permitted under the Transaction Documents; (iii) entering into and performing under the Transaction Documents; (iv) consenting or withholding consent as to proposed amendments, waivers and other modifications of the Loan Agreements to the extent not in conflict with the terms of this Agreement or any other Transaction Document; (v) exercising any rights (including but not limited to voting rights and rights arising in connection with a Bankruptcy Event with respect to an Obligor or the consensual or non‐judicial restructuring of the debt or equity of an Obligor) or remedies in connection with the Portfolio Assets and participating in the committees (official or otherwise) or other groups formed by creditors of an Obligor to the extent not in conflict with the terms of this Agreement or any other Transaction Document; and (vi) engaging in any activity and to exercise any powers permitted to limited liability companies under the laws of the State of Delaware that are related or incidental to the foregoing and necessary, convenient or advisable to accomplish the foregoing.
(b)    Special Purpose Entity Requirements. The Borrower at all times shall comply in all material respects with the special purpose covenants set forth in Section 9(j) of its limited liability company agreement as in effect on the Closing Date except to the extent that the failure to so comply will not adversely affect the separateness or bankruptcy remoteness of the Borrower and not have an adverse impact on the rights and remedies of the Secured Parties.

Borrower shall at all times provide (and at all times Borrower’s organizational documents shall reflect) that the unanimous consent of all members (including the consent of the Independent Manager) is required for Borrower to (i) dissolve or liquidate, in whole or part, or institute proceedings to be adjudicated bankrupt or insolvent, (ii) institute or consent to the institution of bankruptcy or insolvency proceedings against it, (iii) file a petition seeking or consent to reorganization or relief under any applicable federal or State law relating to bankruptcy or insolvency, (iv) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for Borrower, (v) make any assignment for the benefit of Borrower’s creditors or (vi) admit in writing its inability to pay its debts generally as they become due.
(c)    Preservation of Company Existence. Subject to Section 5.02(f), the Borrower will preserve and maintain its limited liability company existence, rights, franchises and privileges in the jurisdiction of its formation and will promptly obtain and thereafter maintain qualifications to do business as a foreign limited liability company in any other jurisdiction in which it does business and in which it is required to so qualify under Applicable Law except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect.
(d)    Deposit of Misdirected Collections. The Borrower shall promptly (but in no event later than two (2) Business Days after receipt and identification thereof) deposit or cause to be deposited into the Collection Accounts any and all Collections received by the Borrower, the Portfolio Asset Servicer or any of its Affiliates.
(e)    Underlying Obligor Default. The Borrower shall give written notice to the Administrative Agent, the Lenders and the Calculation Agent of any Underlying Obligor Default with respect to any Portfolio Asset as promptly as possible after learning thereof.
(f)    Material Modifications and Underlying Obligor Default.
(i)    The Borrower shall give prior written notice to the Lenders of any proposed Material Modification with respect to any Portfolio Asset. The Majority Lenders shall have a consent right, after consultation with the Borrower, for each Material Modification. If such consent is not obtained, the Borrower may proceed with such Material Modification, but the value of such Portfolio Asset subject to the Material Modification used to determine the Total Portfolio Value, will be reduced to 50% of outstanding par until the Loan Asset has a valuation from an independent third party service provider no sooner than 90 days (unless otherwise agreed to by the Initial Lender) after such Material Modification, at which time the new Loan Asset valuation shall be reflected in the calculations of the Total Portfolio Value.
(ii)    The Borrower shall give written notice to the Lenders and the Collateral Custodian of any occurrence of any Underlying Obligor Default after the Closing Date with respect to any Portfolio Asset promptly after obtaining knowledge thereof. The value used to determine the Total Portfolio Value of any Portfolio Asset for which (A) an Underlying Obligor Default pursuant to clause (a) thereof has occurred and is continuing will be reduced to 50% of the outstanding par, or if such Underlying Obligor Default continues for more than 30 days, will be reduced to zero, and (B) an Underlying Obligor Default pursuant to clause (c) thereof has occurred and is continuing will be reduced to zero.
(g)    Required Loan Documents. The Borrower (or the Portfolio Asset Servicer on behalf of the Borrower) shall deliver to the Collateral Custodian and the Calculation Agent the Required Loan Documents and the Loan Asset Checklist pertaining to each Portfolio Asset, not later than five (5) Business Days after the Cut‐Off Date pertaining to such Portfolio Asset (or such later date as the Initial Lender may agree).
(h)    Notice of Event of Default. The Borrower shall notify the Administrative Agent (and, if KBRA is providing a rating with respect to the Borrower, KBRA) with prompt (and in any event within two (2) Business Days) written notice of the occurrence of each Unmatured Event of Default or Event of Default of which the Borrower has knowledge or has received notice and no later than three (3) Business Days following such written notice, the Borrower will provide to the Administrative Agent a written statement of a Responsible Officer of the Borrower setting forth the details of such event and the action that the Borrower proposes to take with respect thereto.
(i)    Notice of Material Events. The Borrower shall promptly notify the Administrative Agent (and, if KBRA is providing a rating with respect to the Borrower, KBRA) of any event or other circumstance known to the Borrower that could reasonably be expected to result in a Material Adverse Effect.
(j)    Notice of Litigation. The Borrower shall promptly notify the Administrative Agent (and, if KBRA is providing a rating with respect to the Borrower, KBRA) of the filing or commencement of any action, suit, investigation or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof, including pursuant to any applicable Environmental Laws, that could reasonably be expected to be adversely determined, and, if so determined, could reasonably be expected to result in liability of the Borrower in an aggregate amount exceeding $5,000,000.
(k)    Notice of ERISA Reportable Events. The Borrower shall promptly notify the Administrative Agent (and, if KBRA is providing a rating with respect to the Borrower, KBRA) after receiving notice of the occurrence of any Reportable Event with respect to any Pension Plan, except for Reportable Events that would not reasonably be expected to result in a Material Adverse Effect, and promptly after notifying the Administrative Agent of such a Reportable Event shall provide the Administrative Agent with a copy of the notice received concerning the occurrence of the Reportable Event.
(l)    Notice of Accounting Changes. Promptly and in any event within three (3) Business Days after the effective date thereof, the Borrower will provide to the Administrative Agent notice of any material change in the accounting policies of the Borrower.
(m)    Additional Information; Additional Documents. The Borrower shall provide the Administrative Agent and the Initial Lender with any financial or other information reasonably requested by the Administrative Agent and the Initial Lender evidencing the truthfulness of the representations set forth in this Agreement. Notwithstanding anything to the contrary in this provision, the Borrower and its Affiliates will not be required to disclose, permit the inspection, examination or making copies or abstracts of, or discuss, any document, information or other matter that (i) constitutes non‐financial trade secrets or non‐financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or agents) is prohibited by contract, law, rule, regulation or order or (iii) in the Borrower’s or Affiliate’s reasonable judgment, would compromise any attorney‐client privilege, privilege afforded to attorney work product or similar privilege; provided, that, the Borrower shall make available redacted versions of requested documents or, if unable to do so consistent with the preservation of such privilege, shall make commercially reasonable efforts to disclose information responsive to the requests of the Administrative Agent, any Lender or any of their respective representatives and agents, in a manner that will protect such privilege.
(n)    Protection of Security Interest. The Borrower will take all action reasonably necessary to perfect, protect and more fully evidence the Borrower’s ownership of the Collateral free and clear of any Lien other than the Lien created hereunder and Permitted Liens, including (i) with respect to the Portfolio Assets and that portion of the Collateral in which a security interest may be perfected by filing, filing and maintaining (at the expense of the Borrower) effective financing statements against any Transferor in all necessary or appropriate filing offices, (including any amendments thereto or assignments thereof) and filing continuation statements, amendments or assignments with respect thereto in such filing offices, (including any amendments thereto or assignments thereof), (ii) executing or causing to be executed such other instruments or notices as may be necessary or reasonably appropriate, (iii) at the expense of the Borrower, take all action necessary to cause a valid, subsisting and enforceable first priority perfected security interest, subject only to Permitted Liens, to exist in favor of the Administrative Agent (for the benefit of the Secured Parties) in the Borrower’s interests in the Collateral, including the filing of a UCC financing statement in the applicable jurisdiction adequately describing the Collateral (which may include an “all asset” filing), and naming the Borrower as debtor and the Administrative Agent as the secured party, and filing continuation statements, amendments or assignments with respect thereto in such filing offices (including any amendments thereto or assignments thereof) and (iv) take all additional action that the Calculation Agent or the Administrative Agent may reasonably request to perfect, protect and more fully evidence the respective first priority (subject to Permitted Liens) perfected security interests of the parties to this Agreement in the Collateral, or to enable the Calculation Agent or the Administrative Agent to exercise or enforce any of their respective rights hereunder.
(o)    Liens. The Borrower will promptly notify the Administrative Agent of the existence of any material Lien on the Collateral known to the Borrower (other than Permitted Liens) and the Borrower shall defend the right, title and interest of the Administrative Agent, for the benefit of the Secured Parties, in, to and under the Collateral against all claims of third parties to the extent commercially reasonable to do so (as determined by the Borrower in its reasonable discretion), other than with respect to Permitted Liens.

(p)    No Changes in Fees. The Borrower will not make any changes to the Fees or amend, restate, supplement or otherwise modify the Fee Letters in any material respect without the prior written approval of the Initial Lender and the Majority Lenders.
(q)    Compliance with Applicable Law. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Borrower shall at all times comply with all Applicable Law (including Environmental Laws, and all federal securities laws).
(r)    Proper Records. The Borrower shall at all times keep proper books of records and accounts in which full, true and correct entries shall be made of its transactions in accordance with GAAP and set aside on its books from its earning for each fiscal year all such proper reserves in accordance with GAAP. The Borrower shall account for the Transfer to it from the Transferor of any Portfolio Asset under each Portfolio Asset Assignment as a Transfer of such Portfolio Asset in its books and Records.
(s)    Satisfaction of Obligations. The Borrower shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves with respect thereto have been provided on the books of the Borrower.
(t)    Payment of Taxes. The Borrower shall pay and discharge all income and other material Taxes, levies, Liens and other charges on it or its assets and on the Collateral that, with respect to the Borrower, in each case, in any manner would create any Lien or charge upon such Collateral, except for any Permitted Liens or as would not reasonably be expected to have a Material Adverse Effect.
(u)    Tax Treatment. The Borrower and the Lenders shall treat the Advances advanced hereunder as indebtedness of the Borrower (or, so long as the Borrower is treated as a disregarded entity for U.S. federal income tax purposes, as indebtedness of the entity of which it is considered to be a part) for U.S. federal income tax purposes and to file any and all tax forms in a manner consistent therewith.
(v)    Notification Forms. After the occurrence and during the continuance of an Event of Default, the Borrower shall furnish the Calculation Agent and Administrative Agent with an appropriate power of attorney to send (at the direction of the Majority Lenders to the Administrative Agent) notification forms to the Obligors or any agent, administrative agent, Counterparty Lender or Underlying Agent of the Administrative Agent’s interest in the Collateral and the obligation to make payments as directed by the Administrative Agent.
(w)    Disregarded Entity. The Borrower will be disregarded as an entity separate from its owner pursuant to Treasury Regulation Section 301.7701‐3(b), and neither the Borrower nor any other Person on its behalf shall make an election to be, or take any other action that is reasonably likely to result in the Borrower being, treated as other than an entity disregarded from its owner under Treasury Regulation Section 301.7701‐3(c).

(x)    Access to Records. From time to time and, prior the occurrence and continuance of an Unmatured Event of Default or Event of Default, upon not less than five (5) Business Days advance notice, permit the Administrative Agent or any Person designated by the Administrative Agent and at the sole cost and expense of the Borrower, to, during normal hours, visit and inspect at reasonable intervals its and any Person to which it delegates any of its duties under the Transaction Documents books, records and accounts relating to its business, financial condition, operations, assets and its performance under the Transaction Documents, and to make copies thereof or abstracts therefrom, and to discuss the foregoing with its and such Person’s officers, partners, employees and accountants, all as often as the Administrative Agent may reasonably request; provided that (i) the Administrative Agent shall use all reasonable efforts to coordinate their inspections and (ii) so long as an Event of Default has not occurred or is continuing, the Borrower shall be responsible for the cost and expense of no more than one site visit in any calendar year.
(y)    Anti‐Money Laundering and International Trade Laws. The Borrower shall maintain in effect policies and procedures designed to promote compliance by such Borrower and its directors, managers, officers, employees, and agents with applicable Anti‐Money Laundering Laws, Anti‐Terrorism Laws and Sanctions, and Anti‐Corruption Laws.
(z)    Financial Reporting. The Borrower will furnish to the Administrative Agent, the Calculation Agent and each Lender, as soon as available, and in any event within 120 days after the end of each fiscal year of Holdings, the audited consolidated balance sheet of Holdings at the end of such fiscal year and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, results of operations, shareholders’ equity and cash flows of Holdings, as applicable, on a consolidated basis in accordance with GAAP consistently applied.
(aa)    Post‐Closing Covenant. On or before June 30, 2020 (or such later date as may be agreed by the Initial Lender in its reasonable discretion), the Borrower shall have taken commercially reasonable efforts to provide (or cause to be provided) copies of state‐level tax and judgment lien search results from the applicable offices in the State of New York to the Administrative Agent and the Initial Lender, which shall not disclose any Lien not permitted under the Transaction Documents.
SECTION 5.02    Negative Covenants of the Borrower. From the Closing Date until the Facility Termination Date:
(a)    Requirements for Material Actions. The Borrower shall at all times maintain at least one Independent Director and shall not fail to provide (and at all times the Borrower’s organizational documents shall reflect) that the unanimous consent of all members (including the consent of the Independent Director) is required for the Borrower to (i) dissolve or liquidate, in whole or part, or institute proceedings to be adjudicated bankrupt or insolvent, (ii) institute or consent to the institution of bankruptcy or insolvency proceedings against it, (iii) file a petition seeking or consent to reorganization or relief under any applicable federal or State law relating to bankruptcy or insolvency, (iv) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Borrower, (v) make any assignment for the benefit of the Borrower’s creditors or (vi) admit in writing its inability to pay its debts generally as they become due.
(b)    Protection of Title. Except as otherwise permitted under this Agreement, the Borrower shall not take any action which would directly or indirectly materially impair or adversely affect the Borrower’s title to the Collateral.
(c)    Transfer Limitations. Except as permitted pursuant to Section 2.10, the Borrower shall not transfer, assign, convey, grant, bargain, sell, set over, deliver or otherwise dispose of, or pledge or hypothecate, directly or indirectly, any interest in the Collateral to any Person other than the Administrative Agent for the benefit of the Secured Parties or in connection with Permitted Liens, or engage in financing transactions or similar transactions with respect to the Collateral with any Person other than pursuant to this Agreement.
(d)    Indebtedness; Liens. The Borrower shall not create, incur, assume or suffer to exist any Indebtedness other than the Obligations. The Borrower shall not create, incur or permit to exist any Lien in or on any of the Collateral subject to the Lien granted by the Borrower pursuant to this Agreement, other than Permitted Liens.
(e)    Organizational Documents. The Borrower shall not modify or terminate any of the organizational or operational documents of the Borrower in any manner that would materially and adversely affect the interests of the Lenders without the prior written consent of the Majority Lenders (and, if KBRA is providing a rating with respect to the Borrower, written notice to KBRA).
(f)    Merger, Acquisitions, Sales, etc. The Borrower shall not change its organizational structure, enter into any transaction of merger or consolidation or amalgamation or Sale (other than pursuant to Section 2.10), or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) in any manner that would materially and adversely affect the interests of the Lenders without the prior written consent of the Majority Lenders (and, if KBRA is providing a rating with respect to the Borrower, written notice to KBRA).
(g)    Use of Proceeds. The Borrower shall not use the proceeds of the Advances other than to (i) finance the Borrower’s origination and/or purchase of Eligible Portfolio Assets, (ii) pay fees and expenses (excluding interest payments due hereunder) due and payable hereunder and with respect to Eligible Portfolio Assets and (iii) to make Restricted Junior Payments permitted in accordance with Section 5.02(k). The Borrower shall not, directly or indirectly, use the proceeds of the Advances in any other manner that would result in a violation of any Anti‐Terrorism Laws and Sanctions or Anti‐Corruption Laws by any Person.
(h)    Limited Assets. The Borrower shall not hold or own any assets other than Loan Assets and Portfolio Assets or as otherwise contemplated by Section 5.01(a).
(i)    Tax Treatment. Neither Borrower nor any other Person on Borrower’s behalf shall make an election to be, or take any other action that is reasonably likely to result in the Borrower being treated as a corporation for U.S. federal income tax purposes and the Borrower shall take all steps necessary to avoid being treated as a corporation for U.S. federal income tax purposes.
(j)    Portfolio Asset Assignments. The Borrower will not amend, modify, waive or terminate any provision of any Portfolio Asset Assignment in any manner that would materially and adversely affect the interests of the Lenders without the prior written consent of the Majority Lenders.
(k)    Restricted Junior Payments. The Borrower shall not make (i) any Restricted Junior Payment, except either (A) as expressly permitted under Sections 2.08 and 2.10, (B) with amounts on deposit in the Operating Account (other than amounts constituting proceeds of an Advance) so long as no Event of Default has occurred or would result therefrom, or (C) in connection with the use of proceeds of an Advance so long as no Event of Default has occurred or would result therefrom and pro forma LTV is equal to or less than 65%, or (ii) distributions of Portfolio Assets except as expressly contemplated under Section 2.10.
(l)    ERISA Matters. Except as would not reasonably be expected to result in a Material Adverse Effect, the Borrower will not (i) fail to meet the minimum funding standards set forth in Sections 302(a) and 303 of ERISA and Sections 412(a) and 430 of the Code with respect to any Pension Plan, (ii) fail to make any payments to a Multiemployer Plan that the Borrower may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto, (iii) terminate any Pension Plan so as to result, directly or indirectly in any liability to the Borrower or (iv) permit to exist any occurrence of any Reportable Event with respect to any Pension Plan. The Borrower will at no time hold “plan assets” as such term is defined by Section 3(42) of ERISA.
(m)    Instructions Regarding Payments. The Borrower will not make any change, or permit the Portfolio Asset Servicer to make any change, in its instructions to the Obligors or any agent, administrative agent, Counterparty Lender or Underlying Agent, as applicable, regarding payments to be made with respect to the related Portfolio Asset to the Collection Account, as applicable, unless the Majority Lenders have directed, or otherwise has consented in writing to, such change (such consent not to be unreasonably withheld, delayed or conditioned).
(n)    Change of Jurisdiction, Location, Names or Location of Loan Asset Files. The Borrower shall not change the jurisdiction of its formation, change the location of its principal place of business and chief executive office or make any change to its name or use any tradenames, fictitious names, assumed names, “doing business as” names or other names unless, prior to the effective date of any such change in the jurisdiction of its formation, change in location or name change or use, the Borrower provides at least 10 days prior written notice thereof and delivers to the Administrative Agent such financing statements as the Administrative Agent may request to reflect such change in the jurisdiction of its formation, change in location or name change or use, together any other documents and instruments as the Administrative Agent may reasonably request in connection therewith. The Borrower shall not move, or consent to the Collateral Custodian moving, the Loan Asset Files from the location thereof on the Closing Date or applicable Advance Date, unless the Administrative Agent shall consent to such move in writing (such consent not to be unreasonably withheld, delayed or conditioned).

SECTION 5.03    Affirmative Covenants of the Applicable Servicer. From the Closing Date until the Facility Termination Date:
(a)    Compliance with Applicable Law. Each Applicable Servicer will comply in all material respects with all Applicable Law.
(b)    Preservation of Existence. Each Applicable Servicer will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and qualify and remain qualified in good standing in each jurisdiction where failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Material Adverse Effect.
SECTION 5.04    Negative Covenants of the Calculation Agent. From the Closing Date until the Facility Termination Date:
(a)    Required Loan Documents. The Calculation Agent will not dispose of any documents constituting the Required Loan Documents in any manner that is inconsistent with the performance of its obligations as the Calculation Agent pursuant to this Agreement and will not dispose of any Collateral except, in each case, as contemplated by this Agreement or as is consistent with the Servicing Standard.
(b)    No Changes in Calculation Agent Fees. The Calculation Agent will not make any changes to the Calculation Agent Fees or amend, restate, supplement or otherwise modify the Calculation Agent Fee Letter in any material respect without the prior written approval of the Lenders.
SECTION 5.05    Affirmative Covenants of the Collateral Custodian. From the Closing Date until the Facility Termination Date:
(a)    Compliance with Applicable Law. The Collateral Custodian will comply in all material respects with all Applicable Law.
(b)    Preservation of Existence. The Collateral Custodian will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and qualify and remain qualified in good standing in each jurisdiction where failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Material Adverse Effect.
(c)    Location of Loan Asset Files. Subject to Article IX, the Required Loan Documents and any other Loan Asset Files held by the Collateral Custodian shall remain at all times in the possession of the Collateral Custodian at its offices located at 1719 Otis Way, Florence, South Carolina 29501 unless notice of a different address is given in accordance with the terms hereof or unless the Required Loan Documents and any other Loan Asset Files held by the Collateral Custodian are released to the Calculation Agent on a temporary basis in accordance with the terms hereof, except as such Required Loan Documents and any other Loan Asset Files may be released pursuant to the terms of this Agreement.

SECTION 5.06    Negative Covenants of the Collateral Custodian. From the Closing Date until the Facility Termination Date:
(a)    Loan Asset File. The Collateral Custodian will not dispose of any documents constituting the Loan Asset File in any manner that is inconsistent with the performance of its obligations as the Collateral Custodian pursuant to this Agreement and will not dispose of any item of the Collateral except as contemplated by this Agreement.
(b)    No Changes in Collateral Custodian Fees. The Collateral Custodian will not make any changes to the Collateral Custodian Fees or amend, restate, supplement or otherwise modify the Collateral Custodian Fee Letter without the prior written approval of the Lenders and the Borrower.
SECTION 5.07    Affirmative Covenants of Holdings. From the Closing Date until the Facility Termination Date:
(a)    Preservation of Company Existence. Holdings will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its formation and will promptly obtain and thereafter maintain qualifications to do business as a foreign limited partnership in any other State in which it does business and in which it is required to so qualify under Applicable Law unless the failure to be so qualified would not reasonably be expected to result in a Material Adverse Effect.
(b)    Protection of Security Interest. Holdings shall take all action that the Calculation Agent or the Administrative Agent may reasonably request to perfect, protect and more fully evidence the first priority (subject to Permitted Liens) perfected security interest in favor of the Administrative Agent, for the benefit of the Secured Parties, in the Pledged Equity, or to enable the Administrative Agent and the Secured Parties to exercise or enforce any of their rights hereunder.
(c)    Liens. Holdings will promptly notify the Administrative Agent and the Initial Lender of the existence of any Lien on the Pledged Equity known to Holdings (other than Permitted Liens) and Holdings shall defend the right, title and interest in favor of the Administrative Agent, for the benefit of the Secured Parties, in and to the Pledged Equity against all claims of third parties to the extent commercially reasonable to do so (as determined by Holdings in its reasonable discretion), other than with respect to Permitted Liens.
(d)    Compliance with Applicable Law. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, Holdings shall at all times comply with all Applicable Law (including Environmental Laws, and all federal securities laws).
SECTION 5.08    Negative Covenants of Holdings. From the Closing Date until the Facility Termination Date:

(a)    Protection of Title. Except as otherwise permitted under this Agreement, Holdings shall not take any action which would directly or indirectly materially impair or adversely affect Holdings’ title to the Pledged Equity.
(b)    Transfer Limitations. Holdings shall not transfer, assign, convey, grant, bargain, sell, set over, deliver or otherwise dispose of, or pledge or hypothecate, directly or indirectly, any interest in the Pledged Equity to any Person other than the Administrative Agent for the benefit of the Secured Parties, other than Permitted Liens, or engage in financing transactions or similar transactions with respect to the Pledged Equity with any Person other than the Administrative Agent.
(c)    Liens. Holdings shall not create, incur or permit to exist any Lien in or on any of the Pledged Equity, other than Permitted Liens.
(d)    Organizational Documents. Holdings shall not modify or terminate any of the organizational or operational documents of Holdings in any manner that would materially and adversely affect the security interest in the Pledged Equity in favor of the Administrative Agent, for the benefit of the Secured Parties.
(e)    [Reserved].
(f)    Change of Jurisdiction, Location or Names. Holdings shall not change the jurisdiction of its incorporation, change the location of its principal place of business and chief executive office or make any change to its name, prior to the effective date of any such change in the jurisdiction of its formation, change in location or name change or use, Holdings provides at least 10 days prior written notice thereof and delivers to the Administrative Agent such financing statements as the Administrative Agent (acting at the direction of the Majority Lenders) may request to reflect such change in the jurisdiction of its formation, change in location or name change or use, together any other documents and instruments as the Administrative Agent (acting at the direction of the Majority Lenders) may reasonably request in connection therewith.
ARTICLE VI.
EVENTS OF DEFAULT
SECTION 6.01    Events of Default. If any of the following events (each, an “Event of Default”) occurs:
(a)    the Borrower fails to make any payment of (i) any Obligation (other than the payment of any amount upon the Maturity Date) when due and such failure is not cured within five (5) Business Days or (ii) any Obligation on the Maturity Date;
(b)    the Borrower defaults in making any payment required to be made under one or more agreements for borrowed money to which it is a party in an aggregate principal amount in excess of $5,000,000 and any such failure continues unremedied for 15 Business Days, or an event of default is declared under any such agreement, in each case, and such default is not cured or remedied within the applicable cure period, if any, provided for under such agreement;

(c)    any failure on the part of the Borrower or Holdings duly to observe or perform any of its covenants or agreements set forth in this Agreement or the other Transaction Documents to which it is a party (other than covenants or agreements with respect to which another clause of this Section 6.01 expressly relates, which shall not, on its own, constitute an Event of Default under this clause (c)) and the same continues unremedied for a period of 30 days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Borrower by the Administrative Agent or any Lender and (ii) the date on which a Responsible Officer of the Borrower acquires actual knowledge thereof;
(d)    the occurrence of a Bankruptcy Event relating to the Borrower or Holdings;
(e)    the rendering of one or more final judgments, decrees or orders by a court or arbitrator of competent jurisdiction against the Borrower or Holdings for the payment of money in excess of $5,000,000 in the aggregate (unless such judgment is covered by third party insurance as to which the insurer has been notified of such judgment, decree or order and has not denied or failed to acknowledge coverage) where the Borrower or Holdings, as applicable, shall not have either (i) discharged or provided for the discharge of any such judgment, decree or order in accordance with its terms or (ii) perfected a timely appeal, decree or order and caused the execution of the same to be stayed during the pendency of the appeal;
(f)    the breach by the Borrower of the covenants set forth in Section 5.01(b) or any failure on the part of the Borrower duly to observe or perform any covenants or agreements of the Borrower set forth in Section 5.01(c) (solely with respect to existence), any failure on the part of the Borrower duly to observe or perform any covenants or agreements of the Borrower set forth in Section 5.02, or any failure on the part of Holdings duly to observe any of the covenants or agreements of Holdings set forth in Section 5.08;
(g)    (i) any Transaction Document, or any Lien or security interest granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower or Holdings; provided that, there shall be no Event of Default under this clause (g)(i) to the extent such Event of Default arises solely from the action (or inaction) of the Account Bank, the Calculation Agent the Collateral Custodian, the Administrative Agent or a Lender, (ii) the Borrower, Holdings, the Equityholder or any of their Affiliates shall, directly or indirectly, contest in writing in any manner the effectiveness, validity, binding nature or enforceability of any Transaction Document or any Lien or security interest thereunder or (iii) any security interest securing any obligation under any Transaction Document shall, in whole or in part, cease to be a first priority perfected security interest (subject to Permitted Liens) except as otherwise expressly permitted to be released in accordance with the applicable Transaction Document; provided that there shall be no Event of Default under this clause (g)(iii) to the extent such Event of Default arises from the action (or inaction) of the Account Bank, the Calculation Agent, the Collateral Custodian, the Administrative Agent or a Lender;
(h)    any Change of Control shall occur;

(i)    any representation, warranty or certification made by the Borrower or Holdings in any Transaction Document or in any agreement, instrument, certificate or other document delivered pursuant to any Transaction Document shall prove to have been incorrect in any material respect when made; or
(j)    the failure of the Borrower to maintain at least one Independent Director;
then the Administrative Agent at the direction of the Majority Lenders, may, by written notice to the Borrower, declare the Maturity Date to have occurred; provided, that, in the case of any event described in Section 6.01(d), the Maturity Date is deemed to have occurred automatically upon the occurrence of such event. Upon the occurrence and during the continuation of any Event of Default, (i) Lenders may decline to make any Advance hereunder or terminate its commitment to make Advances hereunder, (ii) the Administrative Agent at the direction of the Majority Lenders may declare the Advances to be immediately due and payable in full (without presentment, demand, protest or notice of any kind all of which are hereby waived by the Borrower) and any other Obligations to be immediately due and payable; provided that, in the case of any event described in Section 6.01(d), the Advances and other Obligations become immediately due and payable in full (without presentment, demand, protest or notice of any kind all of which are hereby waived by the Borrower) without the need of any notice to the Borrower upon the occurrence of such event and (ii) all amounts on deposit in the Collection Accounts shall be distributed by the Account Bank, acting at the direction of the Administrative Agent as described in Section 2.08(c) (provided that the Borrower shall in any event remain liable to pay such Advances and all such amounts and Obligations immediately in accordance with Section 2.08(c)). In addition, upon the occurrence and during the continuation of any Event of Default, the Lenders and the Administrative Agent, on behalf of the Secured Parties, shall have, in addition to all other rights and remedies under this Agreement, the other Transaction Documents or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other Applicable Law, which rights shall be cumulative.
SECTION 6.02    Pledged Equity.
(a)    Except as otherwise set forth in Section 6.02(b) or 6.02(c):
(i)    Holdings shall be entitled to exercise any and all voting or other consensual rights and powers inuring to an owner of Pledged Equity or any part thereof and Holdings agrees that it shall exercise such rights for purposes not in contravention of the terms of this Agreement and the other Transaction Documents.
(ii)    Holdings shall be entitled to receive and retain any and all dividends and other distributions paid on or distributed in respect of the Pledged Equity (without any obligation to contribute such amounts to the Collection Accounts), to the extent and only to the extent that such dividends and other distributions are not prohibited by the terms and conditions of this Agreement and Applicable Law; provided that any noncash dividends or other distributions that would constitute Pledged Equity, shall be and become part of the Pledged Equity, and, if received by Holdings, shall not be commingled by Holdings with any of its other property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Administrative Agent and the Secured Parties and Holdings shall promptly take all steps reasonably necessary to ensure the validity, perfection and priority (subject to Permitted Liens), including promptly delivering the same to the Administrative Agent in the same form as so received (with any necessary endorsement reasonably requested by the Administrative Agent). So long as no Event of Default has occurred and is continuing, the Administrative Agent shall cooperate with Holdings with respect to making exchanges of Pledged Equity in connection with any exchange or redemption of such Pledged Equity not prohibited by this Agreement, which such cooperation shall include delivery of any such Pledged Equity in exchange for replacement Pledged Equity. For the avoidance of doubt, the Borrower agrees to reimburse the Administrative Agent for any costs or expenses incurred due to the provisions of this Section 6.02(a)(ii).
(b)    Upon the occurrence and during the continuance of an Event of Default (and after the delivery of written notice to Holdings) or upon the occurrence of any event described in Section 6.01(d) (without notice), all rights of Holdings to dividends or other distributions that Holdings is authorized to receive pursuant to Section 6.02(a)(ii) shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends or other distributions. All dividends or other distributions received by Holdings contrary to the provisions of this Section 6.02(b) shall be held in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of Holdings and shall be promptly delivered to the Administrative Agent in the same form as so received (with any necessary endorsement reasonably requested by the Administrative Agent). Any and all money and other property paid over to or received by the Administrative Agent pursuant to the provisions of this Section 6.02(b) shall be retained by the Administrative Agent in the Collection Accounts and shall be applied in accordance with the terms of this Agreement. After all Events of Default have been waived or are no longer continuing, the Administrative Agent shall promptly repay to Holdings (without interest) all dividends or other distributions that Holdings would otherwise be permitted to retain pursuant to the terms of Section 6.02(a)(ii) and that remain in such account.
(c)    Upon the occurrence and during the continuance of an Event of Default (and after the delivery of written notice to Holdings) or upon the occurrence of any event described in Section 6.01(d) (without notice), then (i) all rights of Holdings to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to Section 6.02(a)(i) shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided, that, unless otherwise directed by the Majority Lenders, the Administrative Agent shall have the right from time to time following and during the continuance of an Event of Default to permit Holdings to exercise such rights and (ii) in order to permit the Administrative Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder, Holdings shall promptly execute and deliver (or cause to be executed and delivered) to the Administrative Agent all proxies, dividend payment orders and other instruments as the Administrative Agent may from time to time reasonably request. After all

Events of Default have been waived or are no longer continuing, Holdings shall have the exclusive right to exercise the voting or consensual rights and powers that Holdings would otherwise be entitled to exercise pursuant to the terms of Section 6.02(a)(i).
(d)    Any notice given by the Administrative Agent to the Borrower under this Section 6.02 shall be given in writing.
SECTION 6.03    Additional Remedies.
(a)    Upon the occurrence and during the continuation of an Event of Default, and without limiting the remedies provided in this Article VI, the Administrative Agent shall, at the direction of the Majority Lenders, (i) sell or otherwise dispose of any of the Collateral or the Pledged Equity at public or private sales and take possession of the proceeds of any such sale or disposition, (ii) instruct the obligor or obligors on any account, agreement, instrument or other obligation constituting Collateral or Pledged Equity to make any payment required by the terms of such account, agreement, instrument or other obligation to or at the direction of the Administrative Agent (iii) give notice of sole control or any other instruction under the applicable Account Control Agreement and take any action therein with respect to Collateral subject thereto, (iv) in accordance with Section 6.02, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Equity, exchange certificates or instruments representing or evidencing Pledged Equity for certificates or instruments of smaller or larger denominations, exercise the voting and all other rights as a holder with respect thereto, including exchange, subscription or any other rights, privileges or options pertaining to any Pledged Equity, and otherwise act with respect to the Pledged Equity as though the Administrative Agent was the absolute owner thereof and (v) in accordance with Section 6.02, collect and receive all cash dividends, interest, principal and other distributions made on any Pledged Equity.
(b)    Any Collateral or Pledged Equity to be sold or otherwise disposed of pursuant to this Article VI may be sold or disposed of in one or more parcels at public or private sale or sales, which sales may be adjourned or continued from time to time with or without notice upon such terms and conditions as the Administrative Agent may deem commercially reasonable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Any sale or disposition of Collateral or Pledged Equity may be made without the Administrative Agent giving warranties of any kind with respect to such sale or disposition and the Administrative Agent may specifically disclaim any warranties of title or the like. The Administrative Agent may comply with any applicable State or federal law requirements in connection with a sale or disposition of the Collateral or Pledged Equity and compliance will not be considered to adversely affect the commercial reasonableness of any such sale or disposition. If any notice of a proposed sale or disposition of the Collateral or Pledged Equity is required by law, such notice is deemed commercially reasonable and proper if given at least ten (10) days before such sale or disposition. The Administrative Agent has the right upon any public sale of Collateral or Pledged Equity and, to the extent permitted by law, upon any such private sale of Collateral or Pledged Equity, to purchase the whole or any part of the Collateral or Pledged Equity so sold or disposed of free of any right of equity redemption, which equity redemption the

Borrower hereby waives. Upon any sale or disposition of Collateral or Pledged Equity, the Administrative Agent has the right to deliver and transfer to the purchaser or transferee thereof the Collateral or Pledged Equity so sold or disposed of.
(c)    For the avoidance of doubt, this Agreement (including this Article VI) shall be subject to the special servicing activities provisions in Section 8.05.
(d)    Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent may (and at the direction of the Majority Lenders shall) direct the Borrower to (and the Borrower shall promptly comply or cause the Portfolio Asset Servicer to comply with such direction) instruct any Counterparty Lender to elevate the loan participation interest in respect of any Portfolio Asset that is a loan participation or transfer the underlying loan to the Administrative Agent or a designee of the Administrative Agent.
ARTICLE VII.
THE ADMINISTRATIVE AGENT
SECTION 7.01    Appointment and Authority. Each of the Lenders hereby irrevocably appoints U.S. Bank National Association to act on its behalf as the Administrative Agent hereunder and under the other Transaction Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article VII are solely for the benefit of the Administrative Agent, the Lenders and the other Secured Parties, neither the Borrower nor Holdings shall have rights as a third‐party beneficiary of any of such provisions (except Section 7.06(a)). It is understood and agreed that the use of the term “agent” herein or in any other Transaction Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law, whether before or after an Event of Default. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
SECTION 7.02    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender (to the extent it is also a Lender) as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its capacity as Lender, if applicable. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower, Holdings or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

SECTION 7.03    Exculpatory Provisions.
(a)    The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Transaction Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(i)    shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default or Unmatured Event of Default has occurred and is continuing;
(ii)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Transaction Documents that the Administrative Agent is required to exercise as directed in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Transaction Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Transaction Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Bankruptcy Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Bankruptcy Law; and
(iii)    shall not, except as expressly set forth herein and in the other Transaction Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, Holdings or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
(b)    The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Article VI and Section 11.01), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Event of Default or Unmatured Event of Default unless and until notice describing such Event of Default or Unmatured Event of Default is given to the Administrative Agent in writing by the Borrower, Holdings or a Lender.
(c)    The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Transaction Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Event of Default or Unmatured

Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Transaction Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
(d)    Anything herein to the contrary notwithstanding, whenever reference is made in this Agreement or the other Transaction Documents to any action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Administrative Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Administrative Agent, it is understood that in all cases the Administrative Agent shall be acting, giving, withholding, suffering, omitting, taking or otherwise undertaking and exercising the same (or shall not be undertaking and exercising the same) as directed by the Majority Lenders. This provision is intended solely for the benefit of the Administrative Agent and its successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim, or confer any rights or benefits on any party hereto.
(e)    The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document in its reasonable discretion unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate.
(f)    No provision of this Agreement or any other Transaction Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby shall require the Administrative Agent to (i) expend or risk its own funds or provide indemnities in the performance of any of its duties hereunder or the exercise of any of its rights or power or (ii) otherwise incur any financial liability in the performance of its duties or the exercise of any of its rights or powers unless, in each case, the Administrative Agent has reasonable assurances that it will be reimbursed for such expenditures or incurrences.
(g)    The Administrative Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder or under any other Transaction Document by reason of any occurrence of any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility.
SECTION 7.04    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely conclusively upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, opinion, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of an Advance that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Advance. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower or Holdings), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice or opinion of any such counsel, accountants or experts.
SECTION 7.05    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Transaction Document by or through any one or more agents, sub‐agents or attorneys appointed by the Administrative Agent. The Administrative Agent and any such agents, sub‐agent or attorneys may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such party and to the Related Parties of the Administrative Agent and any such party. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent, sub‐agents or attorney appointed by it with due care. Notwithstanding anything to the contrary herein, the Administrative Agent shall not appoint any Competitor as a sub‐agent.
SECTION 7.06    Resignation of Administrative Agent.
(a)    The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Initial Lender shall have the right to appoint a successor (with the consent of the Borrower, such consent not to be unreasonably withheld, conditioned or delayed) to the extent no Event of Default is continuing. If no such successor shall have been so appointed by the Initial Lender and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Initial Lender) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, petition a court of competent jurisdiction for the appointment of a successor Administrative Agent. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date. Notwithstanding anything to the contrary contained herein, no Competitor or Defaulting Lender shall be appointed as a successor to the Administrative Agent.
(b)    With effect from the Resignation Effective Date (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents and (ii) except for any fees, expenses and indemnity payments owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Initial Lender appoints a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent (other than any rights to fees, expenses and indemnity payments owed to the retiring Administrative Agent), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Transaction Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation or removal hereunder and under the other Transaction Documents, the provisions of this Article VII and Section 11.07 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub‐agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.
SECTION 7.07    Non‐Reliance on Agents and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Transaction Document or any related agreement or any document furnished hereunder or thereunder.
SECTION 7.08    Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Article X or Section 11.07 to be paid by it to the Administrative Agent (or any sub‐agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub‐agent) or such Related Party, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s Pro Rata Share at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub‐agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub‐agent) in connection with such capacity. The obligations of the Lenders to make payments pursuant to Section 7.08 are several and not joint. The failure of any Lender to make any such payment on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its payment under Section 7.08.
SECTION 7.09    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Bankruptcy Laws or any other judicial proceeding relative to the Borrower or Holdings, the Administrative Agent (irrespective of whether the principal of any Advance shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower)

shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Advances and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Secured Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Secured Parties and their respective agents and counsel and all other amounts due the Secured Parties under Section 11.07) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 11.07.
SECTION 7.10    Collateral Matters.
(a)    Each Lender authorizes the Administrative Agent to release any Lien on any collateral granted to or held by the Administrative Agent, for the benefit of the Secured Parties, under this Agreement or any other Transaction Document including, without limitation, the Collateral and Pledged Equity (i) as provided in Section 2.11 or (ii) if approved, authorized or ratified in writing in accordance with Section 11.01. Upon request by the Administrative Agent at any time, the Majority Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of property. In each case as specified in this Section 7.10, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the Calculation Agent such documents as the Calculation Agent may reasonably request to evidence the release of such item of Collateral and Pledged Equity from the assignment and security interest granted under this Agreement or the other Transaction Documents in accordance with the terms of the Transaction Documents and this Section 7.10.
(b)    The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by the Borrower or the Applicable Servicer in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
(c)    It is understood and agreed that the Administrative Agent (i) shall have no responsibility with respect to the determination of whether any Pledged Equity is certificated or uncertificated and (ii) the Administrative Agent shall only be responsible for holding Pledged Equity to the extent actually received.
ARTICLE VIII.
ADMINISTRATION AND SERVICING OF COLLATERAL
SECTION 8.01    Appointment and Designation of the Applicable Servicer.
(a)    Initial Applicable Servicer.
(i)    The Borrower and the Lenders hereby appoint Carlyle Credit Solutions, Inc. (formerly known as TCG BDC II, Inc.), pursuant to the terms and conditions of this Agreement, as Portfolio Asset Servicer, with the authority to service, administer and exercise rights and remedies, on behalf of the Borrower, in respect of the Collateral and to take the actions required of it hereunder and under the other Transaction Documents. Carlyle Credit Solutions, Inc (formerly known as TCG BDC II, Inc.) hereby accepts such appointment and agrees to perform the duties and responsibilities of the Portfolio Asset Servicer pursuant to the terms hereof until such time as it resigns or is removed as Portfolio Asset Servicer pursuant to the terms hereof. The Portfolio Asset Servicer and the Borrower hereby acknowledge that the Administrative Agent and the Secured Parties are third party beneficiaries of the obligations undertaken by the Portfolio Asset Servicer hereunder.
(ii)    The Borrower and the Lenders hereby appoint Barings Finance LLC, pursuant to the terms and conditions of this Agreement, as Calculation Agent, with the authority to take the actions required of it hereunder and under the other Transaction Documents. Barings Finance LLC hereby accepts such appointment and agrees to perform the duties and responsibilities of the Calculation Agent pursuant to the terms hereof until such time as it resigns or is removed as Calculation Agent pursuant to the terms hereof. The Calculation Agent and the Borrower hereby acknowledge that the Administrative Agent and the Secured Parties are third party beneficiaries of the obligations undertaken by the Calculation Agent hereunder.
(b)    Servicer Termination Notice. The Borrower, each Applicable Servicer and the Administrative Agent hereby agree that, upon the occurrence of a Servicer Termination Event with respect to such Applicable Servicer, the Administrative Agent, by written notice to the Applicable Servicer (a “Servicer Termination Notice”), may (and shall, upon the direction of the Majority Lenders) terminate all of the rights, obligations, power and authority of the Applicable Servicer under this Agreement. On and after the receipt by the Applicable Servicer of a Servicer Termination Notice pursuant to this Section 8.01(b), the Applicable Servicer shall continue to perform all servicing functions under this Agreement until the date that is 30 days after the date of such notice or until a date mutually agreed upon by the Applicable Servicer and the Administrative Agent or the Majority Lenders. The Calculation Agent shall be entitled to receive, to the extent of funds available therefor pursuant to Section 2.08, the Calculation Agent Fees accrued until such termination date as well as any other fees, amounts, expenses or indemnities it is entitled to pursuant to the provisions of this Agreement and any Fee Letter (collectively, the “Servicer Termination Expenses”). To the extent amounts held in the Collection Accounts of the Borrower and paid in accordance with Section 2.08 are insufficient to pay the Servicer Termination Expenses, the Borrower (and to the extent the Borrower fails to so pay, the Lenders based on their Pro Rata Share) agrees to pay the Servicer Termination Expenses within 10 Business Days of receipt of an invoice therefor. After the earlier of (i) the termination date specified in the applicable Servicer Termination Notice and (ii) 30 days thereafter as provided above, the Applicable Servicer agrees that it will terminate its activities as Calculation Agent or Portfolio Asset Servicer, as applicable, hereunder in a manner that the Administrative Agent reasonably believes will facilitate the transition of the performance of such activities to a Replacement Servicer, and the Replacement Servicer shall assume each and all of the Applicable Servicer’s obligations under this Agreement and the other Transaction Documents, on the terms and subject to the conditions herein set forth, and the Applicable Servicer shall use its commercially reasonable efforts to assist the Replacement Servicer in assuming such obligations.
(c)    Appointment of Replacement Calculation Agent. At any time following the delivery of a Servicer Termination Notice or receipt of any notice of resignation under Section 8.09, the Administrative Agent (acting at the direction of the Majority Lenders) may, with the consent of the Borrower (such consent not to be unreasonably withheld or delayed and such consent not being required if an Event of Default has occurred and is continuing), appoint a new Calculation Agent (if such Servicer Termination Notice relates to the Calculation Agent) or Portfolio Asset Servicer (if such Servicer Termination Notice relates to the Portfolio Asset Servicer) (the “Replacement Servicer”), which appointment shall take effect upon the Replacement Servicer accepting such appointment by a written assumption in a form satisfactory to the Administrative Agent (acting at the direction of the Majority Lenders) and, if no Event of Default has occurred and is continuing at such time, the Borrower (such consent not to be unreasonably withheld or delayed). Any Replacement Servicer shall be an established financial institution or registered investment advisory firm, having a net worth of not less than $50,000,000 and whose regular business includes the servicing of assets similar to the Collateral. Notwithstanding anything to the contrary herein, no Competitor shall be appointed as a Replacement Servicer.
(d)    Liabilities and Obligations of Replacement Servicer. Upon its appointment, any Replacement Servicer shall be the successor in all respects to the Applicable Servicer it is replacing with respect to servicing functions under this Agreement of the Applicable Servicer and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Applicable Servicer by the terms and provisions hereof, and all references in this Agreement to the Calculation Agent or Portfolio Asset Servicer, as applicable, shall be deemed to refer to the Replacement Servicer; provided that any Replacement Servicer shall have (i) no liability with respect to any action performed by the prior Applicable Servicer prior to the date that the Replacement Servicer becomes the successor to the Applicable Servicer or any claim of a third party based on any alleged action or inaction of the prior Applicable Servicer, (ii) no obligation with respect to any Taxes on behalf of the Borrower, except for any payment made out of the Collection Accounts as provided in Section 2.13, (iii) no obligation to pay any of the fees and expenses of any other party to the transactions contemplated hereby and (iv) no liability or obligation with respect to any Calculation Agent indemnification obligations of any prior Calculation Agent. The indemnification obligations of the Replacement Servicer upon becoming a Calculation Agent or Portfolio Asset Servicer, as applicable, are expressly limited to those arising on account of its gross negligence or willful misconduct or the failure to perform materially in accordance with its duties and obligations set forth in this Agreement. In addition, the Replacement Servicer shall have no liability relating to the representations of the prior Applicable Servicer contained in Section 4.03.
(e)    Authority and Power. All authority and power granted to the Applicable Servicer under this Agreement shall automatically cease and terminate on the Facility Termination Date and shall pass to and be vested in the Borrower thereafter and, without limitation, the Borrower is hereby authorized and empowered to execute and deliver, on behalf of the Applicable Servicer, as attorney‐in‐fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Applicable Servicer agrees to cooperate with the Borrower in effecting the termination of the responsibilities and rights of the Portfolio Asset Servicer to conduct servicing of the Collateral.
(f)    Subcontracts. The Portfolio Asset Servicer may subcontract with any other Person for servicing, administering or collecting the Collateral; provided that (A) the Portfolio Asset Servicer shall select any such Person with reasonable care and shall be solely responsible for the fees and expenses payable to any such Person, (B) the Portfolio Asset Servicer shall not be relieved of, and shall remain liable for, the performance of the duties and obligations of the Portfolio Asset Servicer pursuant to the terms hereof without regard to any subcontracting arrangement and (C) any such subcontract shall be terminable upon the occurrence of a Servicer Termination Event with respect to the Portfolio Asset Servicer.
(g)    Waiver. The Borrower acknowledges that the Administrative Agent or any of its Affiliates may act as a Replacement Servicer, and the Borrower waives any and all claims against the Administrative Agent, each Lender or any of their respective Affiliates and the Calculation Agent (other than claims relating to such party’s gross negligence or willful misconduct as determined in a final decision by a court of competent jurisdiction) relating in any way to the custodial or collateral administration functions having been performed by the Administrative Agent or any of its Affiliates in accordance with the terms and provisions (including the standard of care) set forth in the Transaction Documents.
SECTION 8.02    Duties of the Applicable Servicer.
(a)    Duties. The Portfolio Asset Servicer shall take or cause to be taken all such actions as may be necessary or advisable to service, administer and collect on the Collateral from time to time, all in accordance with Applicable Law and the Servicing Standard and to take the actions of the Portfolio Asset Servicer under this Agreement and the other Transaction Documents. Prior to the occurrence of a Servicer Termination Event with respect to the Portfolio Asset Servicer, but subject to the terms of this Agreement (including Section 8.04), the Portfolio Asset Servicer has the sole and exclusive authority to make any and all decisions on behalf of the Borrower with respect to the Collateral and take or refrain from taking any and all actions with respect to the Collateral. Without limiting the foregoing, the duties of the Portfolio Asset Servicer shall include the following, without duplication of any actions taken by the Underlying Agent:
(i)    maintaining all necessary servicing records with respect to the Collateral received from the Underlying Agents and providing such records to the Administrative Agent and each Lender (with a copy to the Collateral Custodian and the Calculation Agent) together with such other information with respect to the Collateral (including information relating to the Portfolio Asset Servicer’s performance under this Agreement) as may be required hereunder or as the Administrative Agent or the Majority Lenders may reasonably request;
(ii)    maintaining and implementing administrative and operating procedures (including an ability to recreate servicing records received from the Underlying Agents or received by it pursuant to this Agreement evidencing the Collateral in the event of the destruction of the originals thereof) and keeping and maintaining all documents, books, records and other information received from the Underlying Agents or pursuant to this Agreement reasonably necessary or advisable for the collection of the Collateral;
(iii)    promptly delivering to the Administrative Agent, the Calculation Agent or the Collateral Custodian, from time to time, such information and servicing records (to the extent received by the Portfolio Asset Servicer), including information relating to the Portfolio Asset Servicer’s performance under this Agreement, as the Administrative Agent, the Calculation Agent or the Collateral Custodian may from time to time reasonably request;
(iv)    identifying each Portfolio Asset clearly and unambiguously in its servicing records to reflect that such Portfolio Asset has been Transferred and is owned by the Borrower and that the Borrower is granting a security interest therein to the Administrative Agent, for the benefit of the Secured Parties, pursuant to this Agreement;
(v)    notifying the Administrative Agent and the Calculation Agent of any material action, suit, proceeding, dispute, offset, deduction, defense or counterclaim that is or is threatened to be asserted by an Obligor with respect to any Portfolio Asset (or portion thereof) of which it has knowledge or has received notice;
(vi)    maintaining the perfected first priority security interest (subject to Permitted Liens) of the Administrative Agent, for the benefit of the Secured Parties, in the Collateral to the extent required by the Transaction Documents;
(vii)    [reserved];
(viii)    [reserved];
(ix)    [reserved];

(x)    directing the sale of Collateral in accordance with Section 2.10;
(xi)    providing assistance to the Borrower with respect to the purchase and Sale of and payment for the Portfolio Assets;
(xii)    as provided in Section 8.04(d), instructing the Counterparty Lender, Obligors and Underlying Agents, as applicable, on the Portfolio Assets to make payments with respect to the related Portfolio Asset directly into the Collection Account;
(xiii)    [reserved];
(xiv)    [reserved];
(xv)    monitoring and recording in the records for the Collateral any interest rate adjustments in connection with the Underlying Agreements to the extent notice thereof is provided by the applicable Underlying Agents;
(xvi)    [reserved];
(xvii)    [reserved];
(xviii)    monitoring any casualty losses or condemnation proceedings in respect of any related Underlying Collateral and administering any Proceeds related thereto in accordance with the applicable Underlying Agreements or Participation Agreements, in each case to the extent such information is provided to the Portfolio Asset Servicer; provided that if such Underlying Agreements or Participation Agreements provide for any decision or discretion with respect to application of such Proceeds, the Portfolio Asset Servicer shall seek written instructions from the Borrower with respect to such application;
(xix)    monitoring all payments made with respect to the Portfolio Assets; and
(xx)    identifying Collections as Principal Collections, Current Income Collections or Excluded Amounts and preparing statements with respect to Collections and segregating Collections, all as required by this Agreement.
(b)    The Applicable Servicer may execute any of its duties and exercise its rights and powers under this Agreement or any other Transaction Document by or through sub‐agents or attorneys in fact appointed by the Applicable Servicer and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Applicable Servicer shall not be responsible for the negligence or misconduct of any sub‐agent or attorney in fact that it selects with reasonable care.
(c)    Notwithstanding anything to the contrary contained herein, the exercise by the Administrative Agent and the Secured Parties of their rights hereunder shall not release the Portfolio Asset Servicer or the Borrower from any of their duties or responsibilities with respect to the Collateral. The Secured Parties and the Administrative Agent shall not have any obligation or liability with respect to any Collateral, nor shall any of them be obligated to perform any of the obligations of the Portfolio Asset Servicer or the Borrower hereunder.
(d)    Any payment by an Obligor or a Counterparty Lender in respect of any Indebtedness or Underlying Loan Obligation owed by it to the Borrower shall, except as otherwise specified by such Obligor or the applicable Participation Agreement or otherwise required by contract or law and unless otherwise instructed by the Administrative Agent (acting at the direction of the Initial Lender), be applied as a collection of a payment by such Obligor or Counterparty Lender to the extent of any amounts then due and payable thereunder (starting with the oldest such outstanding payment due) before being applied to any other receivable or other obligation of such Obligor or Counterparty Lender.
(e)    The Applicable Servicer is not required to take any action under this Agreement or any other Transaction Document that, in its opinion or the opinion of its counsel, may expose the Portfolio Asset Servicer to liability or that is contrary to any Required Loan Document or Applicable Law. The Applicable Servicer shall not be liable for any action taken or not taken by it under this Agreement or any other Transaction Document with the consent or at the request of the Borrower or the Majority Lenders (or all Lenders, as applicable and as set forth in Sections 6.01 and 11.01). In the event the Applicable Servicer requests the consent of a Lender pursuant to the foregoing provisions and the Applicable Servicer does not receive a response (either positive or negative) from such Person within ten (10) Business Days of such Person’s receipt of such request, then such Lender shall be deemed to have provided its consent to the relevant action. For all purposes of this Agreement and the other Transaction Documents, the Borrower and the Lenders, as the case may be, shall direct the Administrative Agent, the Calculation Agent, the Collateral Custodian, and the Account Bank, as applicable, as to what lender consent is required thereunder for a particular amendment, waiver or consent.
(f)    The Applicable Servicer shall not be liable for any action taken or omitted to be taken by it under or in connection with this Agreement or any of the other Transaction Documents in the absence of its own gross negligence or willful misconduct as determined in a final decision by a court of competent jurisdiction. Without limiting the foregoing, the Applicable Servicer (i) may consult with legal counsel (including counsel for the Borrower, the Administrative Agent, the Portfolio Asset Servicer or the Calculation Agent), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (ii) shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with this Agreement or any other Transaction Document, (B) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith (other than by the Applicable Servicer), (C) except as otherwise expressly provided herein, the performance or observance by any party (other than the Applicable Servicer) of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Event of Default or Unmatured Event of Default, (D) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Transaction Document or any other agreement, instrument or document or (E) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Applicable Servicer (if any) and (iii) shall incur no liability under or in respect of this Agreement or any of the other Transaction Documents for relying on any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper Person.
SECTION 8.03    Authorization of the Portfolio Asset Servicer.
(a)    Each of the Borrower, the Administrative Agent and each Lender hereby authorizes the Applicable Servicer (including any successor thereto) to take any and all reasonable steps in its name and on its behalf necessary or desirable in the determination of the Applicable Servicer and not inconsistent with the security interest of the Administrative Agent, for the benefit of the Secured Parties, in the Collateral, to, in the case of the Portfolio Asset Servicer, collect all amounts due under the Collateral, including endorsing any of their names on checks and other instruments representing Collections, executing and delivering any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Collateral and, after the delinquency of any Portfolio Asset, and to the extent permitted under and in compliance with Applicable Law, to commence proceedings with respect to enforcing payment thereof. Borrower and the Administrative Agent on behalf of the Secured Parties shall furnish the Applicable Servicer (and any successors thereto) with any powers of attorney and other documents necessary or appropriate to enable the Applicable Servicer to carry out its servicing and administrative duties hereunder, and shall cooperate with the Applicable Servicer to the fullest extent in order to facilitate the collectability of the Collateral. In no event shall the Applicable Servicer be entitled to make the Secured Parties, the Administrative Agent, the Borrower or any Lender a party to any litigation without such party’s express prior written consent. In the performance of its obligations hereunder, the Applicable Servicer shall not be obligated to take, or to refrain from taking, any action which the Borrower or any Lender requests that the Applicable Servicer take or refrain from taking to the extent that the Applicable Servicer determines in its reasonable and good faith judgment that such action or inaction (i) may cause a violation of Applicable Laws, regulations, codes, ordinances, court orders or restrictive covenants with respect to any Portfolio Asset, the Borrower or any Obligor, (ii) may cause a violation of any provision of this Agreement, a Fee Letter or a Required Loan Document or any other Transaction Document or (iii) may be a violation of the Servicing Standard.
(b)    After the declaration of the Maturity Date, at the direction of the Administrative Agent (acting at the direction of the Majority Lenders), the Portfolio Asset Servicer shall take such action as the Administrative Agent may deem necessary or advisable to enforce collection of the Portfolio Assets; provided that the Administrative Agent may (at the direction of the Majority Lenders), at any time that an Event of Default has occurred and is continuing, notify the Obligor, Counterparty Lender or Underlying Agent, as applicable, with respect to any Portfolio Asset of the assignment of such Portfolio Asset to the Administrative Agent for the benefit of the Secured Parties and direct that payments of all amounts due or to become due thereunder be made directly to the Administrative Agent or any servicer, collection agent or account designated by the Administrative Agent and, upon such notification and at the expense of the Borrower, the

Administrative Agent (acting at the direction of the Majority Lenders) may enforce collection of any such Portfolio Asset, and adjust, settle or compromise the amount or payment thereof.
SECTION 8.04    Collection of Payments; Accounts.
(a)    Collection Efforts, Modification of Collateral. The Portfolio Asset Servicer will collect or use commercially reasonable efforts to cause to be collected, all payments called for under the terms and provisions of the Portfolio Assets included in the Collateral as and when the same become due, all in accordance with the Servicing Standard. The Portfolio Asset Servicer may not waive, modify or otherwise vary any provision of a Portfolio Asset in a manner that would impair the collectability of such Portfolio Asset contrary to the Servicing Standard.
(b)    Acceleration. If consistent with the Servicing Standard (and, if applicable the relevant Participation Agreement), the Portfolio Asset Servicer, if directed by the Borrower, shall accelerate or vote to accelerate, as applicable, the maturity of all or any Scheduled Payments and other amounts due under any Portfolio Asset promptly after such Portfolio Asset owned by, or Underlying Loan Obligation with respect to, the Borrower, as applicable, becomes defaulted.
(c)    Taxes and other Amounts. The Portfolio Asset Servicer will use its commercially reasonable efforts to collect all payments with respect to amounts due for Taxes, assessments and insurance premiums relating to each Portfolio Asset or Underlying Loan Obligation, as applicable, to the extent required to be paid to the Borrower or related Counterparty Lender or Underlying Agent, as applicable, for such application under the applicable Underlying Agreement and remit such amounts to the appropriate Governmental Authority or insurer as required by the Underlying Agreements.
(d)    Payments to Collection Accounts. On or before the Cut‐Off Date for each Portfolio Asset, the Portfolio Asset Servicer shall have instructed (i) any Obligor, agent or administrative agent for any Portfolio Asset that is not a loan participation interest (except for such Portfolio Assets that are actively cash managed or have a separate lockbox for payments pursuant to the terms of the related Portfolio Asset documents) to make all payments in respect of such Portfolio Asset to the applicable Collection Account and (ii) any Counterparty Lender to cause the Obligor (or, to the extent applicable, such Counterparty Lender or the Underlying Agent) for any Portfolio Asset that is a loan participation interest to make all payments in respect of such Portfolio Asset to the applicable Collection Account.
(e)    Collection Accounts. Each of the parties hereto hereby agrees that (i) the Collection Accounts are each intended to be a “securities account” within the meaning of the UCC and (ii) only the Administrative Agent shall be entitled to exercise the rights with respect to the Collection Accounts and have the right to direct the disposition of funds in the Collection Accounts in accordance with Section 2.08. Each of the parties hereto hereby agrees to cause the Account Bank to agree with the parties hereto that regardless of any provision in any other agreement, for purposes of the UCC, with respect to the Collection Accounts, New York shall be deemed to be the Securities Intermediary's jurisdiction or the Account Bank's jurisdiction, as applicable (within the meaning of Section 8‐110 or 9‐305 of the UCC, respectively).

(f)    Expense Reserve Account. Each of the parties hereto hereby agrees that (i) the Expense Reserve Account is intended to be a “securities account” within the meaning of the UCC and (ii) only the Administrative Agent shall be entitled to exercise the rights with respect to the Expense Reserve Account and have the right to direct the disposition of funds in the Expense Reserve Account in accordance with Section 2.08. The Borrower hereby agrees to cause the Account Bank with respect to the Expense Reserve Account to agree with the parties hereto that regardless of any provision in any other agreement, for purposes of the UCC, with respect to the Expense Reserve Account, New York shall be deemed to be the Account Bank’s jurisdiction (within the meaning of Section 9-305 of the UCC).
(g)    Operating Account. Each of the parties hereto hereby agrees that (i) the Operating Account is intended to be a "securities account" within the meaning of the UCC and (ii) only the Administrative Agent and, unless a Notice of Exclusive Control has been delivered (and not withdrawn), the Borrower (or the Portfolio Asset Servicer on the Borrower's behalf) shall be entitled to exercise the rights with respect to the Operating Account and have the right to direct the disposition of funds, securities and other assets, as applicable, in the Operating Account in accordance with Section 2.08. After the delivery of a Notice of Exclusive Control that has not been withdrawn, only the Administrative Agent shall be entitled to exercise such rights. The Borrower hereby agrees to cause the Account Bank with respect to the Operating Account to agree with the parties hereto that regardless of any provision in any other agreement, for purposes of the UCC, with respect to the Operating Account, New York shall be deemed to be the Securities Intermediary's jurisdiction or the Account Bank's jurisdiction, as applicable (within the meaning of Section 8-110 or 9-305 of the UCC, respectively). At any time, and from time to time, Holdings may contribute amounts to the Borrower for deposit in the Operating Account. The Borrower (or the Portfolio Asset Servicer on its behalf) may, at any time and from time to time, during or after the Revolving Period, unless a Notice of Exclusive Control has been delivered (and not withdrawn), withdraw amounts on deposit in the Operating Account to fund Delayed Draws or other Portfolio Assets. The Borrower may direct amounts for deposit into the Operating Account under Section 2.08(a)(i)(e), Section 2.08(a)(ii)(d) or Section 2.08(a)(iii)(d).
(h)    Custody Account. Each of the parties hereto hereby agrees that (i) the Custody Accounts are each intended to be a "securities account" within the meaning of the UCC and (ii) only the Administrative Agent shall be entitled to exercise the rights with respect to the Custody Accounts and have the right to direct the disposition of funds, securities and other assets, as applicable, in the Custody Account in accordance with this Agreement. The Borrower hereby agrees to cause the Account Bank with respect to each Custody Account to agree with the parties hereto that regardless of any provision in any other agreement, for purposes of the UCC, with respect to such Custody Account, New York shall be deemed to be the Securities Intermediary's jurisdiction or the Account Bank's jurisdiction, as applicable (within the meaning of Section 8‐110 or 9‐305 of the UCC, respectively). To the extent the Borrower receives or otherwise acquires any securities or other assets, such securities or other assets shall be credited to an appropriate Custody Account, as applicable.
(i)    Loan and Participation Agreements. Notwithstanding any term hereof to the contrary, none of the Administrative Agent or the Collateral Custodian shall be under any duty or obligation in connection with the acquisition by the Borrower of, or the grant of a security interest by the Borrower to the Administrative Agent in, any Portfolio Asset to examine or evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Borrower under the related Loan Agreements or Participation Agreements, or otherwise to examine the Loan Agreements and Participation Agreements, in order to determine or compel compliance with any applicable requirements of or restrictions on transfer (including any necessary consents). The Collateral Custodian shall hold any instrument delivered to it evidencing any Portfolio Asset granted to the Administrative Agent hereunder as custodial agent for the Administrative Agent in accordance with the terms of this Agreement.
(j)    Adjustments. If (i) the Portfolio Asset Servicer makes a deposit into any Collection Account in respect of a Current Income Collection or Principal Collection of a Portfolio Asset and such Current Income Collection or Principal Collection was received by the Portfolio Asset Servicer in the form of a check that is not honored for any reason or (ii) the Portfolio Asset Servicer makes a mistake with respect to the amount of any Current Income Collection or Principal Collection and deposits an amount that is less than or more than the actual amount of such Current Income Collection or Principal Collection, the Portfolio Asset Servicer with notice to the Administrative Agent shall appropriately adjust the amount subsequently deposited in such Collection Accounts to reflect such dishonored check or mistake. Any Scheduled Payment in respect of which a dishonored check is received shall be deemed not to have been paid.
SECTION 8.05    Realization Upon Portfolio Assets.
(a)    The Portfolio Asset Servicer will use commercially reasonable efforts consistent with the Servicing Standard to foreclose upon or repossess, as applicable, or otherwise comparably convert the ownership of any Underlying Collateral relating to a defaulted Portfolio Asset of the Borrower as to which no satisfactory arrangements can be made for collection of delinquent payments, and may, consistent with the Servicing Standard and exercising its reasonably good faith judgment to maximize value, hold for value, sell or transfer any equity or other securities shall have received in connection with a default, workout, restructuring or plan of reorganization with respect to such Portfolio Asset. The Portfolio Asset Servicer will comply with the Servicing Standard and Applicable Law in realizing upon such Underlying Collateral, and employ practices and procedures including commercially reasonable efforts consistent with the Servicing Standard to enforce all obligations of Obligors by foreclosing upon, repossessing and causing the sale of such Underlying Collateral at public or private sale in circumstances other than those described in the preceding sentence. Without limiting the generality of the foregoing, unless the Administrative Agent (acting at the direction of the Majority Lenders) or, to the extent no Event of Default is then continuing, the Borrower has specifically given instruction to the contrary, the Portfolio Asset Servicer may cause the sale of any such Underlying Collateral to the Portfolio Asset Servicer or its Affiliates for a purchase price equal to the then fair value thereof, any such sale to be evidenced by a certificate of a Responsible Officer of the Portfolio Asset Servicer delivered to the Administrative Agent and the Borrower setting forth the Portfolio Asset, the Underlying Collateral, the sale price of the Underlying Collateral and certifying that such sale price is the fair value of such Underlying Collateral. In any case in which any such Underlying Collateral has suffered damage, the Portfolio Asset Servicer will have no obligation to expend funds in connection with any repair or toward the foreclosure or repossession of such Underlying Collateral. The Portfolio Asset Servicer will remit to the Collection Accounts, the Recoveries received in connection with the sale or disposition of Underlying Collateral relating to a defaulted Portfolio Asset.
(b)    Consistent with the Servicing Standard and the applicable Participation Agreement or Underlying Agreement, the Portfolio Asset Servicer will monitor efforts of each Counterparty Lender or Underlying Agent with respect to any Portfolio Asset as to which no satisfactory arrangements can be made for collection of delinquent payments, and any analysis by such Counterparty Lender or Underlying Agent proposing a course of action to maximize value with respect to any related Underlying Collateral, including whether to hold for value, sell or transfer any equity or other securities it has received in connection with a default, workout, restructuring or plan of reorganization with respect to the related Underlying Loan Obligations. After the occurrence and during the continuance of an Event of Default, the Portfolio Asset Servicer will comply with the Servicing Standard, the applicable Participation Agreement or Underlying Agreement and Applicable Law in directing a Counterparty Lender or Underlying Agent to realize upon Underlying Collateral, and employ practices and procedures, including commercially reasonable efforts consistent with the Servicing Standard to enforce all obligations of such Counterparty Lender under such Participation Agreement, to direct the related Underlying Agent to enforce the obligations of Obligors by foreclosing upon, repossessing and causing the sale of such Underlying Collateral at public or private sale.
(c)    Notwithstanding anything to the contrary herein, the Administrative Agent and the Calculation Agent shall not take any action with respect to the Collateral, nor shall it be required to take any actions, relating to any special servicing activities (it being understood and agreed that the Calculation Agent or the Administrative Agent shall determine whether any obligations or actions of the Calculation Agent or the Administrative Agent expressly set forth in this Agreement or the other Transaction Documents shall constitute special servicing activities), except to the extent (i) agreed to between the Borrower, the Lenders, the Calculation Agent and the Administrative Agent, pursuant to a separate fee letter agreement and (ii) the parties to such fee agreement agree to address any conflicts presented by such performance of special servicing activities reasonably requested by the Calculation Agent and the Administrative Agent including the following provisions: (A) if the Administrative Agent agrees to perform such special servicing activities on behalf of the Lenders, the Portfolio Asset Servicer shall not be required to take any direction or instruction from, or provide any workout or other information determined by the Administrative Agent to, the Borrower; or (B) if the Calculation Agent agrees to perform such special servicing activities on behalf of the Borrower, the Administrative Agent shall not be required to take any direction or instruction from, or provide any workout or other information determined by the Calculation Agent to, the Lenders.
SECTION 8.06    Calculation Agent Compensation. As compensation for its Calculation Agent activities hereunder, the Calculation Agent shall be entitled to the Calculation Agent Fees from the Borrower, payable pursuant to the extent of funds available therefor pursuant to the provisions of Section 2.08, provided that if such amounts are insufficient then Sections 8.10 and 11.07 shall be applicable. The Calculation Agent’s entitlement to receive the Calculation Agent

Fees shall cease on the earlier to occur of (i) its removal as Calculation Agent as provided in Section 8.01(b), (ii) its resignation as Calculation Agent as provided in Section 8.09 or (iii) the termination of this Agreement; provided that the Calculation Agent shall be entitled to any fees accrued and payable up to such date to the extent not previously paid.
SECTION 8.07    Payment of Certain Expenses by Portfolio Asset Servicer. The Borrower (or the Portfolio Asset Servicer on its behalf to the extent amounts are available in the Collection Accounts and the Expense Reserve Account of the Borrower), will be required to pay all reasonable and documented fees and expenses owing to the Account Bank in connection with the maintenance of such Collection Accounts of the Borrower. The Applicable Servicer shall be reimbursed for any reasonable and documented out‐of‐pocket expenses incurred hereunder (including reasonable and documented out‐of‐pocket expenses paid by the Applicable Servicer on behalf of the Borrower), subject to the availability of funds pursuant to Section 2.08; provided that, to the extent funds are not available for such reimbursement, the Applicable Servicer shall be entitled to repayment of such expenses from the Borrower and if the Borrower fails to so reimburse the Applicable Servicer, the Applicable Servicer shall be entitled to be reimbursed by the Lenders (and each Lender hereby agrees to so reimburse the Applicable Servicer as provided herein) within 10 Business Days of receipt of an invoice therefor.
SECTION 8.08    Reports to the Administrative Agent Account Statements; Servicing Information.
(a)    Notice of Borrowing. On each Advance Date, the Borrower will provide a Notice of Borrowing and a Borrowing Base Certificate, each updated as of such date, to the Administrative Agent.
(b)    Servicing Report.
(i)    On each Reporting Date, the Portfolio Asset Servicer will provide to the Borrower, the Administrative Agent, the Calculation Agent and the Account Bank a quarterly statement including (A) a summary prepared with respect to each Obligor and with respect to each Portfolio Asset for such Obligor prepared as of the most recent Determination Date and substantially in the form of Exhibit G (such quarterly statement, together with the amounts set forth in clauses (C) through (F) below, collectively, a “Servicing Report”), (B) each amendment, restatement, supplement, waiver or other modification to a Portfolio Asset or the Underlying Loan Obligations relating to a Portfolio Asset of the Borrower entered into since the Closing Date for the initial Servicing Report or the Determination Date for the last Servicing Report in all other cases (for this clause (B), all to the extent received by the Portfolio Asset Servicer), (C) the Outstanding Principal Balance of all Eligible Portfolio Assets of the Borrower as of the Determination Date for such Reporting Date, (D) the identification of any Principal Collections, Current Income Collections and Excluded Amounts, received since the Closing Date for the initial Servicing Report or the Determination Date for the last Servicing Report in all other cases and (E) whether a Market Trigger Event or Rating Event has occurred and is continuing.

(ii)    Five (5) Business Days (or, if there are less than ten (10) Business Days between the 1st and 15th calendar day of the month in which such Proposed Payment Date Report is delivered, four (4) Business Days) after each Determination Date immediately preceding a Payment Date, or, in the case of an Inter-Period Payment Date, on such Determination Date, the Portfolio Asset Servicer will provide to the Borrower, the Calculation Agent, the Administrative Agent and the Account Bank (and, if KBRA is providing a rating with respect to the Borrower, KBRA) a report (the “Proposed Payment Date Report”) that includes (A) the amounts to be remitted pursuant to Section 2.08 to the applicable parties on such Payment Date (which shall include any applicable wiring instructions of the parties receiving payment) with respect to the related Payment Date (B) the identification of any Excluded Amounts that have not otherwise been withdrawn in accordance with Section 2.07(e), (C) whether a Notice of Exclusive Control has been delivered and (D) the amount of any distributions to be made to the Borrower or Holdings under Section 2.08(a)(i)(e), Sections 2.08(a)(ii)(d) or Section 2.08(a)(iii)(g). The Calculation Agent shall promptly (and in any event, not later than two (2) Business Days after receiving a Proposed Payment Date Report) either consent to such Proposed Payment Date Report or incorporate changes thereto after consultation with the Portfolio Asset Servicer (such Proposed Payment Date Report as consented to or changed by the Calculation Agent, and as acknowledged by the Calculation Agent in writing, a “Payment Date Report”). A Payment Date Report acknowledged by the Calculation Agent in writing shall constitute instructions to the Account Bank to make disbursements in accordance with such Payment Date Report pursuant to Section 2.08.
(c)    Obligor Financial Statements; Valuation Reports; Other Reports. Notwithstanding anything to the contrary herein, the Portfolio Asset Servicer (or the Borrower in connection with the delivery of a Notice of Borrowing) shall and shall only be required to provide to the Administrative Agent and the Calculation Agent, with respect to each Obligor, the information periodically provided to the Borrower or the limited partners of Holdings in respect of such Portfolio Asset with the same frequency and the Borrower agrees to promptly (and in any event within ten (10) Business Days) deliver such information to the Portfolio Asset Servicer upon receipt by the Borrower or the limited partners of Holdings. The Portfolio Asset Servicer will promptly deliver to the Administrative Agent and the Calculation Agent, upon reasonable request and to the extent received by the Borrower or the Portfolio Asset Servicer, all other documents and information required to be delivered by the Obligors to the Borrower with respect to any Portfolio Asset included in the Borrower’s Collateral.
(d)    Amendments to Portfolio Assets. The Portfolio Asset Servicer will deliver to the Administrative Agent, the Calculation Agent and the Collateral Custodian a copy of any amendment, restatement, supplement, waiver or other modification to the Underlying Agreement of any Portfolio Asset (along with any internal documents that are not privileged prepared by its investment committee (or prepared by the Counterparty Lender or Underlying Agent and provided to the Counterparty Lender’s investment committee) in connection with such amendment, restatement, supplement, waiver or other modification) within 45 days after the end of each quarter (in each case, to the extent received by the Portfolio Asset Servicer). The Applicable Servicer shall also deliver to the Lenders any notice or other correspondence that it receives hereunder or with respect to any Portfolio Asset, in each case, to the extent it deems such material in accordance with the Servicing Standard, promptly upon receipt thereof.
(e)    Delivery Methods. Notwithstanding anything to the contrary contained herein, information required to be delivered or submitted to any Secured Party pursuant to this Agreement shall be deemed to have been delivered on the date upon which such information is received through e‐mail or another delivery method reasonably acceptable to the Administrative Agent.
SECTION 8.09    The Applicable Servicer Not to Resign. The Applicable Servicer shall not resign from the obligations and duties hereby imposed on it except (a) upon the Applicable Servicer’s determination that (i) the performance of its duties hereunder is or becomes impermissible under Applicable Law and (ii) there is no reasonable action that the Applicable Servicer could take to make the performance of its duties hereunder permissible under Applicable Law or (b) Carlyle Credit Solutions, Inc. (formerly known as TCG BDC II, Inc.), as initial Portfolio Asset Servicer hereunder, may resign as Portfolio Asset Servicer and Barings Finance LLC, as Calculation Agent hereunder, may resign as Calculation Agent, in each case upon prior notice to the other parties hereto upon the selection of a Replacement Servicer for such Applicable Servicer or (c) upon at least 60 days’ prior notice to the other parties hereto. If no successor servicer shall have been appointed and an instrument of acceptance by a successor Applicable Servicer shall not have been delivered to the Applicable Servicer within 30 days after the giving of such notice of resignation, the resigning Applicable Servicer may petition any court of competent jurisdiction for the appointment of a successor Applicable Servicer. No such resignation shall become effective until a Replacement Servicer shall have assumed the responsibilities and obligations of the Applicable Servicer in accordance with Section 8.02. In the case of the Calculation Agent, any Fees then due and owing to the Calculation Agent and accrued through such date, including any expenses or indemnities it is entitled to pursuant to the provisions of this Agreement and any Fee Letter, shall be due and payable on such discharge date and shall be paid from amounts in the Collection Accounts in accordance with Section 2.08 and if such amounts are insufficient to pay such amounts then due and owing, shall be paid by the Borrower (or the Lenders if the Borrower fails to so pay such amounts) within 10 Business Days of receipt of an invoice therefor.
SECTION 8.10    Indemnification of the Calculation Agent. Each Lender agrees to indemnify the Calculation Agent from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Calculation Agent in any way relating to or arising out of this Agreement or any of the other Transaction Documents, or any action taken or omitted by the Calculation Agent hereunder or thereunder; provided that (a) the Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Calculation Agent’s gross negligence or willful misconduct as determined in a final decision by a court of competent jurisdiction and (b) no action taken in accordance with the directions of the Majority Lenders, Lenders or the Borrower shall be deemed to constitute gross negligence or willful misconduct for purposes of this Article VIII. Without limitation of the foregoing, each Lender agrees to reimburse the Calculation Agent, promptly upon demand, for any Fees due to it hereunder, out‐of‐pocket expenses (including counsel fees) incurred by the Calculation Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Transaction Documents, to the extent that such expenses are incurred in the interests of or otherwise in respect of the Calculation Agent or Lenders hereunder or thereunder and to the extent that the Calculation Agent is not reimbursed for such expenses by the Borrower under Section 2.08.
SECTION 8.11    Rights as a Lender. The Person serving as the Calculation Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Calculation Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Calculation Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower and Holdings, or any Subsidiary or other Affiliate thereof as if such Person were not the Calculation Agent hereunder and without any duty to account therefor to the Lenders.
ARTICLE IX.
COLLATERAL CUSTODIAN
SECTION 9.01    Designation of Collateral Custodian.
(a)    Initial Collateral Custodian. The role of Collateral Custodian with respect to the Required Loan Documents shall be conducted by the Person designated as Collateral Custodian hereunder from time to time in accordance with this Section 9.01. Each of the Borrower and the Administrative Agent hereby designate and appoint the Collateral Custodian to act as its agent and hereby authorizes the Collateral Custodian to take such actions on its behalf and to exercise such powers and perform such duties as are expressly granted to the Collateral Custodian by this Agreement. The Collateral Custodian hereby accepts such agency appointment to act as Collateral Custodian pursuant to the terms of this Agreement, until its resignation or removal as Collateral Custodian pursuant to the terms hereof.
(b)    Successor Collateral Custodian. Upon the Collateral Custodian’s receipt of a Collateral Custodian Termination Notice from the Administrative Agent of the designation of a successor Collateral Custodian pursuant to the provisions of Section 9.05, the Collateral Custodian agrees that it will terminate its activities as Collateral Custodian hereunder.
SECTION 9.02    Duties of Collateral Custodian.
(a)    Appointment. The Borrower and the Lenders hereby appoint U.S. Bank National Association to act as Collateral Custodian, for the benefit of the Secured Parties. The Collateral

Custodian hereby accepts such appointment and agrees to perform the duties and obligations with respect thereto set forth herein.
(b)    Duties. The Collateral Custodian shall perform, on behalf of the Administrative Agent, the following duties and obligations:
(i)    The Collateral Custodian shall take and retain custody of the Required Loan Documents delivered by each Borrower pursuant to Section 5.01(f) in accordance with the terms and conditions of this Agreement, all for the benefit of the Administrative Agent on behalf of the Secured Parties. Within ten (10) Business Days of its receipt of the Required Loan Documents for any Portfolio Asset, the Loan Asset Schedule and the related Loan Asset Checklist, the Collateral Custodian shall review such Required Loan Documents to confirm that (A) all Required Loan Documents for such Loan Asset File have been executed (either an original or a copy, as indicated on the related Loan Asset Checklist) and have no mutilated pages, (B) filed stamped copies of the UCC financing statements and other filings identified on the related Loan Asset Checklist are included, (C) if listed on the related Loan Asset Checklist, a copy of an Insurance Policy or insurance certificate with respect to any real or personal property constituting the Underlying Collateral for such Portfolio Asset is included and (D) the stated balance, Portfolio Asset number and Obligor name, as applicable, with respect to such Portfolio Asset is referenced on the Loan Asset Schedule (such items in clauses (A) through (D) above, collectively, the “Review Criteria”). In order to facilitate the foregoing review by the Collateral Custodian, in connection with each delivery of Required Loan Documents hereunder to the Collateral Custodian, the Portfolio Asset Servicer shall provide to the Collateral Custodian a hard copy or an electronic copy of the related Loan Asset Checklist which contains the Portfolio Asset information with respect to the Required Loan Documents being delivered, identification number and the name of the Obligor with respect to such Portfolio Asset. Notwithstanding anything herein to the contrary, the Collateral Custodian’s obligation to review the Required Loan Documents for any Loan Asset shall be limited to reviewing such Required Loan Documents based on the information provided on the related Loan Asset Checklist. If, at the conclusion of such review, the Collateral Custodian shall determine that (1) the stated balance of the Loan Asset with respect to which it has received the Required Loan Documents is as set forth on the Loan Asset Schedule, the Collateral Custodian shall notify the Administrative Agent, the Calculation Agent and the Portfolio Asset Servicer of such discrepancy within one Business Day or (2) any Review Criteria is not satisfied, the Collateral Custodian shall within one Business Day notify the Portfolio Asset Servicer, the Calculation Agent and the Administrative Agent of such determination and provide the Portfolio Asset Servicer with a list of the non‐complying Portfolio Assets and the applicable Review Criteria that they fail to satisfy, which the Portfolio Asset Servicer shall promptly provide to the Borrower upon receipt of such. The Borrower shall have five (5) Business Days after notice or knowledge thereof to correct any non‐compliance with any Review Criteria. In addition, if requested in writing (in the form of Exhibit E) by the Portfolio Asset Servicer and approved by the Administrative Agent within 10 Business Days of the Collateral Custodian’s delivery of such report, the Collateral Custodian shall return any

Required Loan Documents which fails to satisfy a Review Criteria to the Borrower. Other than the foregoing, the Collateral Custodian shall not have any responsibility for reviewing any Loan Asset File.
(ii)    In taking and retaining custody of the Required Loan Documents and any other Loan Asset Files, the Collateral Custodian shall be deemed to be acting as the agent of and on behalf of the Secured Parties; provided that (A) the Collateral Custodian makes no representations as to the existence, perfection or priority of any Lien on the Loan Asset Files or the instruments therein and (B) the Collateral Custodian’s duties shall be limited to those expressly contemplated herein.
(iii)    All Required Loan Documents and any other Loan Asset Files delivered to the Collateral Custodian shall be kept in fire resistant vaults, rooms or cabinets at the locations specified on the address of the Collateral Custodian in Schedule III hereto, or at such other office as shall be specified to the Administrative Agent and the Portfolio Asset Servicer by the Collateral Custodian in a written notice delivered at least 30 days prior to such change. All Required Loan Documents and any other Loan Asset Files delivered to the Collateral Custodian shall be placed together with an appropriate identifying label and maintained in such a manner so as to permit retrieval and access. The Collateral Custodian shall segregate the Required Loan Documents and any other Loan Asset Files delivered to the Collateral Custodian on its inventory system and will not commingle the physical Required Loan Documents and any other Loan Asset Files delivered to the Collateral Custodian with any other files of the Collateral Custodian; provided the Collateral Custodian shall segregate any commingled files upon written request of the Administrative Agent.
(iv)    On the 12th calendar day of every month (or if such day is not a Business Day, the next succeeding Business Day), the Collateral Custodian shall provide a written report to the Administrative Agent, the Borrower and the Calculation Agent (in a form mutually agreeable to the Administrative Agent and the Collateral Custodian) identifying each Loan Asset for which it holds a Loan Asset File and the applicable Review Criteria that any Loan Asset File fails to satisfy.
(v)    Notwithstanding any provision to the contrary elsewhere in the Transaction Documents, the Collateral Custodian shall not have any fiduciary relationship with any party hereto or any Secured Party in its capacity as such, and no implied covenants, functions, obligations or responsibilities shall be read into this Agreement, the other Transaction Documents or otherwise exist against the Collateral Custodian. Without limiting the generality of the foregoing, it is hereby expressly agreed and stipulated by the other parties hereto that the Collateral Custodian shall not be required to exercise any discretion hereunder and shall have no investment or management responsibility.

(c)    Collateral Matters.
(i)    The Collateral Custodian agrees to cooperate with the Administrative Agent, the Calculation Agent and the Portfolio Asset Servicer and deliver any Required Loan Documents and any other Loan Asset Files delivered to the Collateral Custodian to the Portfolio Asset Servicer, the Calculation Agent or the Administrative Agent (pursuant to a written request in the form of Exhibit E), as applicable, as requested in order to take any action that the Administrative Agent or the Calculation Agent deems necessary or reasonably desirable in order to perfect, protect or more fully evidence the security interests granted by the Borrower hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder or under any Transaction Document, including any rights arising with respect to Article VI. In the event the Collateral Custodian receives instructions from the Applicable Servicer which conflict with any instructions received by the Administrative Agent, the Collateral Custodian shall rely on and follow the instructions given by the Administrative Agent.
(ii)    The Administrative Agent may direct the Collateral Custodian to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Collateral Custodian hereunder, the Collateral Custodian shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Administrative Agent; provided that the Collateral Custodian shall not be required to take any action hereunder at the request of the Administrative Agent, any Secured Party or otherwise if the taking of such action, in the reasonable determination of the Collateral Custodian, (A) shall be in violation of any Applicable Law or contrary to any provisions of this Agreement or (B) shall expose the Collateral Custodian to liability hereunder or otherwise (unless it has received indemnity which it reasonably deems to be satisfactory with respect thereto). In the event the Collateral Custodian requests the consent of the Administrative Agent and the Collateral Custodian does not receive a consent (either positive or negative) from the Administrative Agent within 10 Business Days of its receipt of such request, then the Administrative Agent shall be deemed to have declined to consent to the relevant action.
(iii)    The Collateral Custodian shall not be liable for any action taken, suffered or omitted by it in accordance with the request or direction of any Secured Party, to the extent that this Agreement provides such Secured Party the right to so direct the Collateral Custodian, or the Administrative Agent. The Collateral Custodian shall not be deemed to have notice or knowledge of any matter hereunder, including an Event of Default, unless a Responsible Officer of the Collateral Custodian has knowledge of such matter or written notice thereof is received by the Collateral Custodian.
SECTION 9.03    Merger or Consolidation. Any Person (a) into which the Collateral Custodian may be merged or consolidated, (b) that may result from any merger or consolidation to which the Collateral Custodian shall be a party or (c) that may succeed to the properties and assets of the Collateral Custodian substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Collateral Custodian hereunder, shall be the successor to the Collateral Custodian under this Agreement without further act of any of the parties to this Agreement.
SECTION 9.04    Collateral Custodian Compensation. As compensation for its Collateral Custodian activities hereunder, the Collateral Custodian shall be entitled to the Collateral Custodian Fees from the Borrower as set forth in the Collateral Custodian Fee Letter, payable pursuant to the extent of funds available therefor pursuant to the provisions of Section 2.08; provided that if such amounts are insufficient then Sections 9.12 and 11.07 shall be applicable. The Collateral Custodian’s entitlement to receive the Collateral Custodian Fees shall cease on the earlier to occur of (i) its removal as Collateral Custodian pursuant to Section 9.05, (ii) its resignation as Collateral Custodian pursuant to Section 9.07 of this Agreement or (iii) the termination of this Agreement; provided that the Collateral Custodian shall be entitled to any Fees accrued and payable up to such date to the extent not previously paid.
SECTION 9.05    Collateral Custodian Removal. The Administrative Agent may (upon the direction of the Majority Lenders), and to the extent an Event of Default is not continuing, with the written consent of the Borrower, and by written notice to the Collateral Custodian (the “Collateral Custodian Termination Notice”) terminate all of the rights, obligations, power and authority of the Collateral Custodian under this Agreement. On and after the receipt by the Collateral Custodian of a Collateral Custodian Termination Notice, the Collateral Custodian shall continue to act in such capacity until the date specified in the Collateral Custodian Termination Notice (such date not to exceed 30 days after the date of such notice) or otherwise specified by the Administrative Agent or the Majority Lenders in writing or, if no such date is specified in such Collateral Custodian Termination Notice or otherwise specified by the Administrative Agent or the Majority Lenders, until a date mutually agreed upon by the Collateral Custodian and the Administrative Agent or the Majority Lenders. Upon any such removal, the Borrower and the Majority Lenders acting jointly shall appoint a successor Collateral Custodian (provided that the consent of the Borrower shall not be required after the occurrence, and during the continuance, of an Event of Default). If no successor Collateral Custodian shall have been appointed and an instrument of acceptance by a successor Collateral Custodian shall not have been delivered to the Initial Lender and the Borrower within 30 days after the giving of such notice of resignation, the resigning Collateral Custodian may petition any court of competent jurisdiction for the appointment of a successor Collateral Custodian. No such resignation shall become effective until a successor Collateral Custodian shall have assumed the responsibilities and obligations of the Collateral Custodian in accordance with Section 9.05. The Collateral Custodian shall be entitled to receive, to the extent of funds available therefor pursuant to Section 2.08, any Fees accrued until such termination date as well as any other fees, amounts, expenses or indemnities it is entitled to pursuant to the provisions of this Agreement and any Fee Letter (the “Collateral Custodian Termination Expenses”). To the extent amounts held in the Collection Accounts and paid in accordance with Section 2.08 are insufficient to pay the Collateral Custodian Termination Expenses, the Borrower (and to the extent the Borrower fails to so pay, the Lenders) agree to pay the Collateral Custodian Termination Expenses within 10 Business Days of receipt of an invoice therefor. After the earlier of (a) the termination date specified in the applicable Collateral Custodian Termination Notice and (b) 30 days thereafter as provided above, the Collateral Custodian agrees that it will terminate its activities as Collateral Custodian hereunder in a manner that the Administrative Agent believes will facilitate the transition of the performance of such activities to a successor Collateral Custodian, and the successor Collateral Custodian shall assume each and all of the Collateral Custodian’s obligations under this Agreement, on the terms and subject to the conditions herein set forth, and the Collateral Custodian shall use its commercially reasonable efforts to assist the successor Collateral Custodian in assuming such obligations. Notwithstanding anything to the contrary herein, no Competitor shall be appointed as a successor Collateral Custodian.
SECTION 9.06    Limitation on Liability.
(a)    The Collateral Custodian may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter or other document delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties. The Collateral Custodian may rely conclusively on and shall be fully protected in acting upon (i) the written instructions of any designated officer of the Administrative Agent or (ii) the verbal instructions of the Administrative Agent.
(b)    The Collateral Custodian may consult counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
(c)    The Collateral Custodian shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith, except in the case of its willful misconduct or grossly negligent performance or omission of its duties.
(d)    The Collateral Custodian makes no warranty or representation (except as expressly set forth in this Agreement) and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of any Loan Asset File, and will not be required to and will not make any representations as to the validity or value (except as expressly set forth in this Agreement) of any of the Portfolio Assets. The Collateral Custodian shall not be obligated to take any legal action hereunder that might in its judgment involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it.
(e)    The Collateral Custodian shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and no covenants or obligations shall be implied in this Agreement against the Collateral Custodian.
(f)    The Collateral Custodian shall not be required to expend or risk its own funds in the performance of its duties hereunder.

(g)    It is expressly agreed and acknowledged that the Collateral Custodian is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to a Portfolio Asset.
(h)    Subject in all cases to Section 9.02(c), in case any reasonable question arises as to its duties hereunder, the Collateral Custodian may, prior to the occurrence of an Event of Default, request instructions from the Borrower and may, after the occurrence of an Event of Default, request instructions from the Administrative Agent, Majority Lenders or Calculation Agent, and shall be entitled at all times to refrain from taking any action unless it has received instructions from the Borrower, Majority Lenders, Calculation Agent, or Administrative Agent, as applicable. The Collateral Custodian shall in all events have no liability, risk or cost for any action taken pursuant to and in compliance with the instruction of the Administrative Agent, Majority Lenders or Calculation Agent. In no event shall the Collateral Custodian be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Custodian has been advised of the likelihood of such loss or damage and regardless of the form of action.
(i)    In no event shall the Collateral Custodian be responsible or liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action (including any laws, ordinances, regulations) or the like that delay, restrict or prohibit the providing of services by the Collateral Custodian as contemplated by this Agreement.
(j)    The Collateral Custodian shall have no responsibility and shall have no liability for (i) preparing, recording, filing, re‐recording or re‐filing any financing statement, continuation statement, document, instrument or other notice in any public office at any time or times, (ii) the correctness of any such financing statement, continuation statement, document or instrument or other such notice, (iii) taking any action to perfect or maintain the perfection of any security interest granted to it hereunder or otherwise or (iv) the validity or perfection of any such lien or security interest.
SECTION 9.07    Collateral Custodian Resignation.
(a)    The Collateral Custodian shall not resign from the obligations and duties hereby imposed on it except (i) upon the Collateral Custodian’s determination that (A) the performance of its duties hereunder is or becomes impermissible under Applicable Law and (B) there is no reasonable action that the Collateral Custodian could take to make the performance of its duties hereunder permissible under Applicable Law or (ii) upon at least 90 days’ prior notice to the other parties hereto. Upon any such resignation, the Borrower and the Majority Lenders acting jointly shall appoint a successor Collateral Custodian (provided that the consent of the Borrower shall not be required after the occurrence, and during the continuance, of an Event of Default). If no successor Collateral Custodian shall have been appointed and an instrument of acceptance by a successor Collateral Custodian shall not have been delivered to the Collateral Custodian within 45 days after the giving of such notice of resignation, the resigning Collateral Custodian may petition any court of competent jurisdiction for the appointment of a successor Collateral

Custodian. No such resignation shall become effective until a successor Collateral Custodian shall have assumed the responsibilities and obligations of the Collateral Custodian. Notwithstanding anything to the contrary herein, no Competitor shall be appointed as a successor Collateral Custodian.
(b)    Upon the effective date of such resignation, or if the Administrative Agent gives Collateral Custodian written notice of an earlier termination hereof, the Collateral Custodian shall (i) be reimbursed for any costs, fees and expenses that the Collateral Custodian shall incur in connection with the termination of its duties under this Agreement and (ii) deliver all of the Required Loan Documents in the possession of Collateral Custodian to the Administrative Agent or to such Person as the Administrative Agent may designate to Collateral Custodian in writing upon the receipt of a request in the form of Exhibit E; provided that the Borrower consents to any successor Collateral Custodian appointed by the Administrative Agent at the direction of the Majority Lenders (such consent not to be unreasonably withheld).
SECTION 9.08    Release of Documents.
(a)    Release for Servicing. From time to time and as appropriate for the enforcement or servicing of any Portfolio Asset, the Collateral Custodian is hereby authorized (unless and until such authorization is revoked by the Administrative Agent during the continuation of an Event of Default), upon written receipt from the Portfolio Asset Servicer of a request for release of documents and receipt in the form of Exhibit E, to release to the Portfolio Asset Servicer within two (2) Business Days of receipt of such request, the related Required Loan Documents and any other Loan Asset File held by the Collateral Custodian or the documents set forth in such request. All documents so released to the Portfolio Asset Servicer shall be held by the Portfolio Asset Servicer in trust for the benefit of the Administrative Agent, on behalf of the Secured Parties, in accordance with the terms of this Agreement. The Portfolio Asset Servicer shall return to the Collateral Custodian such Required Loan Documents and any other Loan Asset Files held by the Collateral Custodian or other such documents (i) promptly upon the request of the Administrative Agent during the continuation of an Event of Default or (ii) when the Portfolio Asset Servicer’s need therefor in connection with such enforcement or servicing no longer exists, unless the related Portfolio Asset is liquidated, in which case, the Portfolio Asset Servicer shall deliver an additional request for release of documents to the Collateral Custodian and receipt certifying such liquidation from the Portfolio Asset Servicer to the Administrative Agent, all in the form of Exhibit E.
(b)    Limitation on Release. Promptly after delivery to the Collateral Custodian of any request for release of documents, the Portfolio Asset Servicer shall provide notice of the same to the Administrative Agent. During the continuation of an Event of Default, any additional Required Loan Documents or documents requested to be released by the Portfolio Asset Servicer may be released only upon written authorization of the Administrative Agent. The limitations of this Section 9.08(b) shall not apply to the release of Required Loan Documents and any other Loan Asset Files held by the Collateral Custodian to the Portfolio Asset Servicer pursuant to Section 9.08(a).

SECTION 9.09    Return of Loan Asset Files. The Borrower may, with the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed), or the Portfolio Asset Servicer may require that the Collateral Custodian return each Loan Asset File (a) delivered to the Collateral Custodian in error or (b) released from the Lien of the Administrative Agent hereunder pursuant to Section 2.11, in each case by submitting to the Collateral Custodian a written request in the form of Exhibit E (signed by the Borrower with respect to the Portfolio Assets and, during the continuation of an Event of Default, the Administrative Agent) specifying the Loan Asset File to be so returned and reciting that the conditions to such release have been met (and specifying the Section or Sections of this Agreement being relied upon for such release). For the avoidance of doubt, unless an Event of Default is the continuing, no consent of the Administrative Agent shall be required in connection with any such release of a Loan Asset File in accordance with this Section. The Collateral Custodian shall upon its receipt of each such request for return executed by the Borrower and the Portfolio Asset Servicer or, during the continuation of an Event of Default, Administrative Agent promptly, but in any event within five (5) Business Days, return the Loan Asset File so requested to the Borrower or the Portfolio Asset Servicer, as applicable.
SECTION 9.10    Access to Certain Documentation and Information Regarding the Collateral; Audits of Portfolio Asset Servicer. The Collateral Custodian shall provide to the Administrative Agent, the Portfolio Asset Servicer and the Calculation Agent access to the Loan Asset Files held by the Collateral Custodian and all other documentation regarding the Collateral including in such cases where the Administrative Agent, the Portfolio Asset Servicer or Calculation Agent is required in connection with the enforcement of the rights or interests of the Secured Parties, or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only (a) upon four Business Days prior written request, (b) during normal business hours and (c) subject to the Collateral Custodian’s normal security and confidentiality procedures. Periodically on and after the Closing Date, the Administrative Agent may review the Portfolio Asset Servicer’s collection and administration of the Loan Asset Files in order to assess compliance by the Portfolio Asset Servicer with the Servicing Standard, as well as with this Agreement and may conduct an audit of the Loan Asset Files in conjunction with such a review. Such review shall be reasonable in scope and shall be completed in a reasonable period of time; provided that, if no Event of Default is continuing, the Administrative Agent shall be allowed one such review per calendar year. Without limiting the foregoing provisions of this Section 9.10, from time to time (and, in any case, a minimum of three times during each calendar year) upon reasonable notice to the Administrative Agent, the Collateral Custodian shall permit independent public accountants or other auditors appointed by the Portfolio Asset Servicer to conduct, at the expense of the Borrower, a review of the Loan Asset Files and all other documentation regarding the Collateral.
SECTION 9.11    Bailment. The Collateral Custodian agrees that, with respect to any Loan Asset File at any time or times in its possession or held in its name, the Collateral Custodian is the agent and bailee of the Administrative Agent, for the benefit of the Secured Parties, for purposes of perfecting (to the extent not otherwise perfected) the Administrative Agent’s security interest in the Collateral and for the purpose of ensuring that such security interest is entitled to first priority status under the UCC.

SECTION 9.12    Indemnification of the Collateral Custodian. Each Lender agrees to indemnify the Collateral Custodian from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Collateral Custodian in any way relating to or arising out of this Agreement or any of the other Transaction Documents, or any action taken or omitted by the Collateral Custodian hereunder or thereunder; provided that (a) the Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Collateral Custodian’s gross negligence or willful misconduct as determined in a final decision by a court of competent jurisdiction and (b) no action taken in accordance with the directions of the Majority Lenders, the Lenders or the Borrower shall be deemed to constitute gross negligence or willful misconduct for purposes of this Article IX.
ARTICLE X.
INDEMNIFICATION
SECTION 10.01    Indemnities by the Borrower.
(a)    Without limiting any other rights which the Secured Parties or any of their respective Affiliates may have hereunder or under Applicable Law, the Borrower shall indemnify the Secured Parties and each of their respective Affiliates, assigns, officers, directors, employees and agents (each, an “Indemnified Party” for purposes of this Article X) from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable and documented attorneys’ fees and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”), incurred by or asserted such Indemnified Party arising out of or as a result of (i) this Agreement or the other Transaction Documents or in respect of any of the Collateral, (ii) any Advance or the use or proposed use of the proceeds therefrom or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, and regardless of whether any Indemnified Party is a party thereto, excluding, however, Indemnified Amounts to the extent resulting from gross negligence, bad faith or willful misconduct on the part of any Indemnified Party as determined in a final decision by a court of competent jurisdiction. This Section 10.01 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non‐Tax claim.
(b)    Any amounts subject to the indemnification provisions of this Section 10.01 shall be paid by the Borrower to the applicable Indemnified Party within thirty days following receipt by the Borrower of the written demand therefor on behalf of the applicable Indemnified Party. Any request for indemnification under this Section 10.01 shall be in the form of a notice setting forth in reasonable detail the basis for and the computations of the Indemnified Amounts with respect to which such indemnification is requested.
(c)    If for any reason the indemnification provided above in this Section 10.01 is unavailable to the Indemnified Party or is insufficient to hold an Indemnified Party harmless in respect of any losses, claims, damages or liabilities (in each case, other than as a result of the express limitations set forth therein), then the Borrower shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Borrower on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.
(d)    If the Borrower has made any payments in respect of Indemnified Amounts to the Indemnified Party pursuant to this Section 10.01 and such Indemnified Party thereafter collects any of such amounts from others, such Indemnified Party will promptly repay such amounts collected to the Borrower in an amount equal to the amount it has collected from others in respect of such Indemnified Amounts, without interest.
(e)    The obligations of the Borrower under this Section 10.01 shall survive the resignation or removal of the Administrative Agent, the Calculation Agent, the Portfolio Asset Servicer or the Collateral Custodian or the termination of this Agreement.
SECTION 10.02    [Reserved].
ARTICLE XI.
MISCELLANEOUS
SECTION 11.01    Amendments and Waivers.
(a)    Except as set forth herein, (i) no amendment or modification of any provision of this Agreement or any other Transaction Document shall be effective without the written agreement of the Borrower and the Majority Lenders and, solely if such amendment or modification would adversely affect the rights or obligations of the Administrative Agent, the Calculation Agent or the Collateral Custodian, the written agreement of the Administrative Agent, the Calculation Agent or the Collateral Custodian, as applicable, and (ii) no termination or waiver of any provision of this Agreement or any other Transaction Document or consent to any departure therefrom by the Borrower or the Calculation Agent shall be effective without the written concurrence of the Administrative Agent and the Majority Lenders. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
(b)    Notwithstanding the provisions of Section 11.01(a), the written consent of all of the Lenders shall be required for any amendment, modification or waiver (i) reducing (without payment thereon) the principal amount due and owing under any outstanding Advance or the interest thereon, (ii) postponing any date for any payment of any Advance or the interest thereon, (iii) modifying the provisions of this Section 11.01 or the definition of Majority Lenders or any other provision specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights or make any determination or grant any consent, (iv) extending the Stated Maturity Date or Revolving Period, (v) of any provision of Section 2.08(a) through (d), (vi) extend or increase any Commitment of any Lender, (vii) change Section 11.15 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly and adversely affected thereby, (viii) waive any condition set forth in Section 3.02 or (viii) consent to the Borrower’s assignment or transfer of its rights and obligations under this Agreement or any other Transaction Document or release all or substantially all of the Collateral except as expressly authorized in this Agreement.
(c)    Notwithstanding anything herein to the contrary, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent that by its terms requires the consent of all the Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (A) the Commitment of any Defaulting Lender may not be increased or extended, or the maturity of any of its Advances may not be extended, the rate of interest on any of its Advances may not be reduced and the principal amount of any of its Advances may not be forgiven, in each case without the consent of such Defaulting Lender and (B) any amendment, waiver or consent requiring the consent of all the Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than the other affected Lenders shall require the consent of such Defaulting Lender.
(d)    If KBRA is providing a rating with respect to the Borrower, then the Borrower shall provide notice to KBRA of any amendment to or termination of this Agreement or any other Transaction Document.
SECTION 11.02    Notices, Etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication and communication by e‐mail) and faxed, e‐mailed or delivered, to each party hereto, at its address set forth on Schedule III or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile and e‐mail shall be effective when sent (and shall be followed by hard copy sent by regular mail), and notices and communications sent by other means shall be effective when received.
SECTION 11.03    No Waiver Remedies. No failure on the part of the Administrative Agent or any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
SECTION 11.04    Binding Effect; Assignability; Multiple Lenders.
(a)    This Agreement shall be binding upon and inure to the benefit of the Borrower, the Calculation Agent, the Portfolio Asset Servicer, the Administrative Agent, each Lender, the Collateral Custodian and their respective successors and permitted assigns. Each Lender and their respective successors and assigns may assign, or grant a security interest in, (i) this Agreement and such Lender’s rights and obligations hereunder and interest herein in whole or in part or (ii) any Advance (or portion thereof) to any Eligible Assignee; provided that unless an Unmatured Event of Default or Event of Default has occurred and is continuing, the consent of the Borrower (such consent not to be unreasonably withheld) shall be required for a Lender to assign to any Person that is not an Affiliate of such Lender; provided, further, that in no circumstance (unless an Unmatured Event of Default or Event of Default has occurred and is continuing) may any Lender assign, or grant a security interest in (i) this Agreement and such Lender’s rights and obligations hereunder and interest herein in whole or in part or (ii) any Advance (or portion thereof), to a Competitor. Any such assignee shall execute and deliver to the Calculation Agent, the Borrower and the Administrative Agent a fully‐executed Assignment and Assumption Agreement. The parties to any such assignment shall execute and deliver to the Administrative Agent for its acceptance and recording in its books and records, such agreement or document as may be satisfactory to such parties and the Administrative Agent. Neither the Borrower nor the Applicable Servicer may assign, or permit any Lien to exist upon, any of its rights or obligations hereunder or under any Transaction Document or any interest herein or in any Transaction Document without the prior written consent of the Majority Lenders unless otherwise contemplated hereby. Each Lender may sell a participation in its interests hereunder as provided in Section 11.04(d). No assignment or sale of a participation under this Section 11.04 shall be effective unless and until properly recorded in the Register or Participant Register, as applicable, pursuant to Section 2.03.
(b)    Notwithstanding any other provision of this Section 11.04, any Lender may at any time pledge or grant a security interest in all or any portion of its rights (including rights to payment of principal and interest) under this Agreement to secure obligations of such Lender to a Federal Reserve Bank (a “Liquidity Agreement”), without notice to or consent of the Borrower or the Administrative Agent; provided that no such pledge or grant of a security interest shall release such Lender from any of its obligations hereunder or under such Liquidity Agreement, or substitute any such pledgee or grantee for such Lender as a party hereto or to such Liquidity Agreement, as the case may be.
(c)    Each Indemnified Party shall be an express third party beneficiary of this Agreement.
(d)    Any Lender may at any time, without the consent of, or notice to the Borrower or without the consent of, but with notice to, the Administrative Agent, sell participations to any Person such Lender reasonably believes is a Qualified Purchaser (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, or the Borrower or any of the Borrower’s Affiliates that in each case is not a Competitor) (each, a “Participant”) in all or a portion of such Lender’s rights or obligations under this Agreement (including all or a portion of its Commitment or the Advances owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrower, the Administrative Agent and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (iv) such Lender shall register such participation in its Participant Register pursuant to Section 2.03(c). Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 11.01(b) that affects such Participant.
SECTION 11.05    Term of This Agreement. This Agreement, including the Borrower’s representations and covenants set forth in Articles IV and V, Holdings’ representations and covenants set forth in Articles IV and V, the Applicable Servicer’s representations, covenants and duties set forth in Articles IV, V and VIII and the Collateral Custodian’s representations, covenants and duties set forth in Articles IV, V, and IX shall remain in full force and effect until this Agreement has been terminated by the Borrower and the Facility Termination Date has occurred; provided that any representation made or deemed made hereunder survive the execution and delivery hereof and the provisions of Section 2.06, Section 2.12, Section 2.13, Section 11.07, Section 11.08 and Article VII, Article VIII, Article IX and Article X shall be continuing and shall survive any termination of this Agreement.
SECTION 11.06    GOVERNING LAW; JURY WAIVER. THIS AGREEMENT IS GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.
SECTION 11.07    Costs, Expenses and Taxes.
(a)    In addition to the rights of indemnification hereunder, the Borrower shall pay on demand (i) all reasonable and documented out‐of‐pocket costs and expenses of the Administrative Agent, the Calculation Agent, the Portfolio Asset Servicer and the Collateral Custodian incurred in connection with the pre‐closing due diligence, preparation, execution, delivery, administration, syndication, renewal, amendment or modification of, any waiver or consent issued in connection with, this Agreement, the Transaction Documents and the other documents to be delivered hereunder or in connection herewith, including the reasonable fees, disbursements and other charges of rating agency and accounting costs and fees, the reasonable and documented out‐of‐pocket fees and expenses of counsel for the Administrative Agent, the Lenders, the Calculation Agent, the Portfolio Asset Servicer and the Collateral Custodian with respect thereto and with respect to advising the Administrative Agent, the Calculation Agent, the Portfolio Asset Servicer, the Lenders and the Collateral Custodian as to their respective rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith; provided that the aggregate costs and expenses of the Lenders that are payable under this Section 11.07(a)(i) shall not exceed (A) $200,000 in connection with the closing of the transactions contemplated by this Agreement and the other Transaction Documents and up to $100,000 in connection with the initial rating of the Advances by an Acceptable Rating Agency and (B) up to $100,000 per annum thereafter during the term of this Agreement in connection with the maintenance of such rating, and (ii) all reasonable and documented out‐of‐pocket costs and expenses, if any (including reasonable and documented out‐of‐pocket counsel fees and expenses), incurred by the Administrative Agent, the Lenders, the Calculation Agent, the Portfolio Asset Servicer or the Collateral Custodian in connection with the enforcement or potential enforcement of its rights, in each case, (Y) under this Agreement or any other Transaction Document and the other documents to be delivered hereunder or in connection herewith or (Z) in connection with the Advances made hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Advances and (iii) all reasonable and documented out‐of‐pocket costs and expenses, if any (including reasonable and documented out‐of‐pocket counsel fees and expenses), incurred by the Borrower in connection with obtaining an initial investment grade rating of the Borrower by an Acceptable Rating Agency at the direction of the Lender, and in connection with the maintenance of such rating.
(b)    The Borrower shall pay promptly in accordance with Applicable Law any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes payable or determined to be payable to any Governmental Authority in connection with the execution, delivery, performance, enforcement or registration of, receipt or perfection of a security interest under, filing and recording of this Agreement, or any other Transaction Documents, or otherwise in connection with this agreement or any Transaction Document, except any such Taxes or fees that are imposed as the result of any present or former connection between any Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any loan made pursuant to this Agreement) with respect to an assignment (“Other Taxes”).
SECTION 11.08    Recourse Against Certain Parties; Non‐Petition.
(a)    No recourse under or with respect to any obligation, covenant or agreement (including the payment of any fees or any other obligations) of the Calculation Agent, the Portfolio Asset Servicer, the Collateral Custodian, the Administrative Agent, the Lenders or any Secured Party as contained in this Agreement or any other agreement, instrument or document entered into by the Calculation Agent, the Portfolio Asset Servicer, the Collateral Custodian, the Administrative Agent, the Lenders or any Secured Party pursuant hereto or in connection herewith shall be held against any administrator of the Calculation Agent, the Portfolio Asset Servicer, the Collateral Custodian, the Administrative Agent, the Lenders or any Secured Party or any incorporator, Affiliate, stockholder, officer, employee or director of the Calculation Agent, the Portfolio Asset Servicer, the Collateral Custodian, the Administrative Agent, the Lenders or any Secured Party or of any such administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of each party hereto contained in this Agreement and all of the other agreements, instruments and documents entered into by the Calculation Agent, the Portfolio Asset Servicer, the Collateral Custodian, the Administrative Agent, the Lenders or any Secured Party pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of such party (and nothing in this Section 11.08 shall be construed to diminish in any way such corporate obligations of such party), and that no personal liability whatsoever shall attach to or be incurred by any administrator of the Administrative

Agent, the Lenders or any Secured Party or any incorporator, stockholder, Affiliate, officer, employee or director of the Lenders, the Calculation Agent, the Portfolio Asset Servicer, the Collateral Custodian or the Administrative Agent or of any such administrator, as such, or any of them, under or by reason of any of the obligations, covenants or agreements of the Calculation Agent, the Portfolio Asset Servicer, the Collateral Custodian, the Administrative Agent, the Lenders or any Secured Party contained in this Agreement or in any other such instruments, documents or agreements, or are implied therefrom, and that any and all personal liability of every such administrator of the Calculation Agent, the Portfolio Asset Servicer, the Collateral Custodian, the Administrative Agent, the Lenders or any Secured Party and each incorporator, stockholder, Affiliate, officer, employee or director of the Calculation Agent, the Portfolio Asset Servicer, the Collateral Custodian, the Administrative Agent, the Lenders or any Secured Party or of any such administrator, or any of them, for breaches by the Calculation Agent, the Portfolio Asset Servicer, the Collateral Custodian, the Administrative Agent, the Lenders or any Secured Party of any such obligations, covenants or agreements, which liability may arise either at common law or in equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.
(b)    Notwithstanding any contrary provision set forth herein, no claim may be made by any Person against the Borrower, the Calculation Agent, the Portfolio Asset Servicer, the Collateral Custodian, the Administrative Agent, the Lenders, or any Secured Party or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect to any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the parties hereto hereby waive, release, and agree not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected.
(c)    No obligation or liability to any Obligor under any of the Portfolio Assets is intended to be assumed by the Calculation Agent, the Portfolio Asset Servicer, the Collateral Custodian, the Administrative Agent, the Lenders or any Secured Party under or as a result of this Agreement and the transactions contemplated hereby.
(d)    The provisions of this Section 11.08 survive the termination of this Agreement.
SECTION 11.09    Execution in Counterparts; Severability; Integration.
(a)    This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Each of the parties hereto consents to the use of electronic signatures and electronic contracts in connection with this Agreement, any other Transaction Document and the transactions contemplated hereby and thereby, but expressly excluding each Revolving Loan Note. Delivery of an executed counterpart of a signature page to this Agreement or any other Transaction Documents (other than any Revolving Loan Note) by emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement or such other

Transaction Document. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures approved by the Loan Parties, the Calculation Agent, the Portfolio Asset Servicer, the Collateral Custodian and the Administrative Agent (and, for the avoidance of doubt, electronic signatures utilizing the DocuSign platform shall be deemed approved), or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper‐based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require any party hereto to accept electronic signatures in any form or format without its prior written consent (not to be unreasonably withheld, conditioned or delayed).
(b)    For the avoidance of doubt, the parties hereto hereby agree that this Section 11.09 shall apply in equal force and have the same enforceability, validity and admissibility to each other Transaction Document and any amendment, restatement, modification, reaffirmation, assignment and acceptance or other document related to this Agreement or such other Transaction Document whether or not expressly stated therein. Even though the parties hereto agree that such electronic signatures are legally enforceable and intended to be effective for all purposes, the signing parties agree if requested by any party hereto to promptly deliver to such party the original document bearing an original manual signature, in order to reduce the risk of fraud, comply with potentially applicable regulations, or for other operational or risk management purposes.
(c)    In the event that any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement and any agreements or letters (including Fee Letters) executed in connection herewith contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings other than any Fee Letter delivered by the Calculation Agent to the Administrative Agent prior to the Closing Date.
SECTION 11.10    Consent to Jurisdiction; Service of Process.
(a)    Each party hereto hereby irrevocably submits to the non‐exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to the Transaction Documents, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(b)    Each of the Borrower, the Portfolio Asset Servicer and the Calculation Agent agrees that service of process may be effected by mailing a copy thereof by registered or certified mail, postage prepaid, to the Borrower, the Portfolio Asset Servicer or the Calculation Agent, as applicable, at its address specified in Schedule III hereto or at such other address as the Administrative Agent shall have been notified in accordance herewith. Nothing in this Section 11.10 shall affect the right of the Lenders or the Administrative Agent to serve legal process in any other manner permitted by law.
SECTION 11.11    Confidentiality.
(a)    Each of the Administrative Agent, the Lenders, the Calculation Agent and the Collateral Custodian shall maintain and shall cause each of its Affiliates, employees, officers, directors and agents to maintain the confidentiality of all Information (as defined below), including all Information regarding the business of the Obligors, the Borrower, the Calculation Agent and the Portfolio Asset Servicer and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein or the Portfolio Assets, except that Information may be disclosed (i) to its Affiliates, investors (including the direct or indirect limited partners of Holdings), accountants, investigators, auditors, attorneys or other agents, including any rating agency or valuation firm engaged by such party in connection with any due diligence or comparable activities with respect to the transactions and Portfolio Assets contemplated herein, and the agents of such Persons, taxing authorities and governmental agencies (“Excepted Persons”); provided that each Excepted Person is informed of the confidential nature of such Information and instructed to keep such Information confidential or otherwise is subject to a binding contractual requirement of confidentiality, (ii) as is required by Applicable Law, (iii) in accordance with the Servicing Standard, (iv) when required by any law, regulation, ordinance, court order or subpoena, (v) to the extent the Portfolio Asset Servicer is disseminating general statistical information relating to the loans being serviced by the Portfolio Asset Servicer (including the Portfolio Assets) under any Underlying Agreement so long as the Portfolio Asset Servicer does not identify the Obligors, (vi) to the extent the Calculation Agent is disseminating general statistical information relating to the loans being serviced by the Calculation Agent hereunder so long as the Calculation Agent does not identify the Borrower or any Lender or (vii) in connection with the exercise of any remedies hereunder or under any other Required Loan Document or any action or proceeding relating to this Agreement or any other Required Loan Document or the enforcement of rights hereunder or thereunder. Notwithstanding the foregoing provisions of this Section 11.11(a), the Applicable Servicer may, subject to Applicable Law and the terms of any Underlying Agreements, make available copies of the documents in the Loan Asset Files and such other documents it holds in its capacity as Portfolio Asset Servicer or Calculation Agent, as applicable, pursuant to the terms of this Agreement, to any of its creditors.
(b)    Anything herein to the contrary notwithstanding, the Borrower hereby consents to the disclosure of any Information with respect to it (i) to the Administrative Agent, the Lenders,

the Calculation Agent, the Portfolio Asset Servicer or the Collateral Custodian by each other, (ii) by the Administrative Agent, the Lenders, the Calculation Agent, the Portfolio Asset Servicer and the Collateral Custodian to any prospective or actual assignee or participant of any of them (other than a Competitor) provided such Person agrees to hold such information confidential or (iii) by the Administrative Agent, the Lenders, the Calculation Agent and the Collateral Custodian to any rating agency, commercial paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to any Lender or any Person providing financing to, or holding Equity Interests in, any Lender, as applicable, and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information. In addition, the Lenders, the Administrative Agent, the Calculation Agent, the Portfolio Asset Servicer and the Collateral Custodian may disclose any such Information as required pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).
(c)    Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all Information that is or becomes publicly known, (ii) disclosure of any and all Information (A) if required to do so by any applicable statute, law, rule or regulation, (B) to any government agency or regulatory body having or claiming authority to regulate or oversee any aspects of the Lenders’, the Administrative Agent’s, the Calculation Agent’s, the Portfolio Asset Servicer’s or the Collateral Custodian’s business or that of their Affiliates, (C) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Administrative Agent, any Lender, the Collateral Custodian, the Portfolio Asset Servicer or the Calculation Agent or an officer, director, employer, shareholder or Affiliate of any of the foregoing is a party or (D) in any preliminary or final offering circular, registration statement or contract or other document approved in advance by the Borrower, (iii) any other disclosure authorized by the Borrower or (iv) disclosure of any and all Information that becomes available to the Administrative Agent, any Lender, the Calculation Agent, the Portfolio Asset Servicer or the Collateral Custodian on a nonconfidential basis from a source other than the Borrower who did not acquire such information as a result of a breach of this Section 11.11.
(d)    The parties hereto may disclose the existence of the Agreement, but not the financial terms hereof, including all fees and other pricing terms, all Events of Default, Servicer Termination Events, and priority of payment provisions, in each case except in compliance with this Section 11.11.
(e)    “Information” means all information received from the Borrower, its Affiliates or agents relating to the Borrower, Holdings, its Affiliates or its businesses, other than any such information that is available to the Administrative Agent, the Calculation Agent, the Portfolio Asset Servicer, Collateral Custodian or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower, its Affiliates or agents after the Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 11.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
SECTION 11.12    Non‐Confidentiality of Tax Treatment. All parties hereto agree that each of them and each of their employees, representatives, and other agents may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure. “Tax treatment” and “tax structure” shall have the same meaning as such terms have for purposes of Treasury Regulation Section 1.6011‐4; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, the provisions of this Section 11.12 shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the transactions contemplated hereby.
SECTION 11.13    Waiver of Set Off. If an Event of Default has occurred and is continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender or any such Affiliate, to or for the credit or the account of the Borrower against any and all of the Obligations, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Transaction Document and although such Obligations may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender different from the branch office or Affiliate holding such deposit or obligated on such indebtedness. Each Lender shall notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
SECTION 11.14    Headings, Schedules and Exhibits. The headings herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.
SECTION 11.15    Ratable Payments. If any Lender, whether by setoff or otherwise, shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of Advances owing to it (other than pursuant to Section 2.12 or Section 2.13) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided that, if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (a) the amount of such Lender’s required repayment to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.
SECTION 11.16    Failure of Borrower to Perform Certain Obligations. If the Borrower fails to perform any of its agreements or obligations under Section 5.01(r), the Administrative Agent may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by the Borrower promptly upon the Administrative Agent’s demand therefore.
SECTION 11.17    Power of Attorney.
(a)    Each of the Borrower and Holdings irrevocably authorizes the Calculation Agent and the Administrative Agent and appoints the Calculation Agent and the Administrative Agent, as applicable, as its attorney‐in‐fact (each of the Administrative Agent and the Calculation Agent, in such capacities, an “Attorney”), to act on its behalf with respect to the actions described in paragraph (c) of this Section 11.17.
(b)    No person shall inquire into or seek confirmation from the Borrower or Holdings, as applicable, as to the authority of Attorney to take any action described in this Section 11.17, or as to the existence of or fulfillment of any condition, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and the Borrower and Holdings, as applicable, irrevocably waives any claim against any person or entity that acts in reliance upon or acknowledges the authority granted under this Section 11.17. The power of attorney granted hereby is coupled with an interest and may not be revoked or canceled by either the Borrower or Holdings until the Facility Termination Date.
(c)    With effect after the occurrence and during the continuance of an Event of Default, both the Borrower and Holdings, hereby irrevocably constitute and appoint Attorney (and all officers, employees or agents designated by Attorney), solely in connection with the enforcement of the rights and remedies of the Administrative Agent (on behalf of the Secured Parties), the Lenders and the other Secured Parties under this Agreement and the other Transaction Documents, with full power of substitution, as its true and lawful attorney‐in‐fact with full irrevocable power and authority in the Borrower’s and Holding’s, as applicable, place and stead and at the Borrower’s and Holding’s, as applicable, expense and in the Borrower’s and Holding’s, as applicable, name or in Attorney’s own name, from time to time in Attorney’s discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement and the other Transaction Documents, and, without limiting the generality of the foregoing, hereby grants to (i) in the case of clauses (a), (b), (c), (g), (j) and (k) below, the Calculation Agent and (ii) in the case of clauses (d), (e), (f), (h), (i) and (l), each Attorney, the power and right, on its behalf, without notice to or assent by it, to do the following, but only after the occurrence and during the continuance of an Event of Default, each in accordance with this Agreement and the other Transaction Documents: (a) open mail for the Borrower’s and Holding’s, as applicable, and ask, demand, collect, give acquittances and receipts for, take possession of, or endorse and receive payment of, any checks, drafts, notes, acceptances, or other instruments for the payment of moneys due, and sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices; (b) effect any repairs to any of the Borrower’s and Holding’s, as applicable, assets, or continue or obtain any insurance and pay all or any part of the premiums therefor and costs thereof, and make, settle and adjust all claims under such policies of insurance, and make all determinations and decisions with respect to such policies; (c) pay or discharge any taxes, Liens, or other encumbrances levied or placed on or threatened against the Borrower and Holding, as applicable, or the Borrower’s and Holding’s, as applicable, property; (d) to the extent related to the Collateral and the transactions contemplated by the Transaction Documents, defend any suit, action or proceeding brought against the Borrower and Holding, as applicable, if the Borrower and Holding, as applicable, does not defend such suit, action or proceeding or if Attorney reasonably believes that it is not pursuing such defense in a manner that will maximize the recovery to Attorney, and settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as Attorney may deem appropriate; (e) to the extent related to any Collateral, file or prosecute any claim, litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Attorney for the purpose of collecting any and all such moneys due to the Borrower and Holding, as applicable, whenever payable and to enforce any other right in respect of the Borrower’s and Holding’s, as applicable, property; (f) to the extent related to any Collateral, sell, transfer, pledge, make any agreement with respect to, or otherwise deal with, any of the Borrower’s and Holding’s, as applicable, property, and execute, in connection with such sale or action, any endorsements, assignments or other instruments of conveyance or transfer in connection therewith; (g) to give any necessary receipts or acquittance for amounts collected or received under this Agreement; (h) to make all necessary transfers of the Collateral in connection with any such sale or other disposition made pursuant to this Agreement; (i) to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale or other disposition of the Collateral, the Borrower and Holding, as applicable, hereby ratifying and confirming all that such Attorney (or any substitute) shall lawfully do or cause to be done hereunder and pursuant hereto; (j) to send such notification forms as the Attorney deems appropriate to give notice to Obligors of the Secured Parties’ interest in the Collateral; (k) to sign any agreements, orders or other documents in connection with or pursuant to any Transaction Document; (l) to cause the certified public accountants then engaged by the Borrower and Holding, as applicable, to prepare and deliver to the Calculation Agent at any time and from time to time, promptly upon the Calculation Agent’s request, any reports required to be prepared by or on behalf of the Borrower and Holding, as applicable, under the Transaction Documents, all as though the Calculation Agent were the absolute owner of the Borrower’s and Holding’s, as applicable, property for all purposes, and (m) to do, at Attorney’s option and the Borrower’s and Holding’s, as applicable, expense, at any time or from time to time, all acts and other things that Attorney reasonably deems necessary or desirable (as determined by the Administrative Agent acting at the direction of the Majority Lenders) to perfect and maintain the perfection of and the priority of the interest of the Administrative Agent, for the benefit of the Secured Parties, in the Collateral, or realize upon the Collateral and the Liens of the Administrative Agent, for the benefit of the Secured Parties, thereon (including without limitation the execution and filing of UCC financing statements and continuation statements as provided by the terms of this Agreement or any other

Transaction Document), all as fully and effectively as the Borrower and Holding, as applicable, might do. This appointment is coupled with an interest and is irrevocable.
SECTION 11.18    Delivery of Termination Statements, Releases, etc. Upon the occurrence of the Facility Termination Date, the Administrative Agent shall execute and deliver to the Calculation Agent termination statements, reconveyances, releases and other documents and instruments of release as are necessary or appropriate to evidence the termination of the Liens securing the Obligations, all at the expense of the Borrower.
SECTION 11.19    Performance Conditions. The obligations of the Calculation Agent to effect the transactions contemplated hereby shall be subject to the following conditions:
(a)    The Calculation Agent shall have (i) completed its due diligence with respect to the Borrower and each Lender in order to satisfy compliance with laws and regulations applicable to financial institutions in connection with this transaction (e.g., the USA PATRIOT Act, OFAC and related regulations) and (ii) been satisfied with the results of such due diligence in its sole discretion.
(b)    Contemporaneously with the execution of this Agreement and from time to time as necessary during the term of this Agreement, Holdings and the Borrower shall deliver to the Calculation Agent evidence satisfactory to the Calculation Agent substantiating that it is not a Non‐Exempt Person and that the Calculation Agent is not obligated under Applicable Law to withhold Taxes on sums paid to it with respect to the Portfolio Assets or otherwise under this Agreement. Without limiting the effect of the foregoing, (i) if Holdings or the Borrower, as applicable, is created or organized under the laws of the United States, any State thereof or the District of Columbia, it shall satisfy the requirements of the preceding sentence by furnishing to the Calculation Agent an Internal Revenue Service Form W‐9 and (ii) if Holdings or the Borrower is not created or organized under the laws of the United States, any State thereof or the District of Columbia, and if the payment of interest or other amounts by Holdings or the Borrower is treated for United States income tax purposes as derived in whole or part from sources within the United States, Holdings or the Borrower, as applicable, shall satisfy the requirements of the preceding sentence by furnishing to the Calculation Agent an Internal Revenue Service Form W‐8ECI, Form W‐8EXP, Form W‐8IMY (with appropriate attachments) or Form W‐8BEN or W‐8BEN-E, or successor forms, as may be required from time to time, duly executed by Holdings or the Borrower, as applicable, as evidence of such party’s exemption from the withholding of United States tax with respect thereto. The Calculation Agent shall not be obligated to make any payment hereunder to Holdings or the Borrower until Holdings or the Borrower shall have furnished to the Calculation Agent the requested forms, certificates, statements or documents.
(c)    In each and every case of a Holdings AML and International Trade Default, Borrower AML and International Trade Default or a Lender Event of Default, the Calculation Agent may, by notice in writing to Borrower and the Lenders, in addition to whatever rights the Calculation Agent may have at law or in equity, including injunctive relief and specific performance, immediately resign as Calculation Agent and Collateral Custodian (notwithstanding any provision in Sections 8.09, 9.07 or otherwise in this Agreement, but subject to the provisions set forth in this Section 11.19(c)), without the Calculation Agent incurring any penalty or fee of any kind whatsoever in connection therewith. Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Holdings AML and International Trade Default, Borrower AML and International Trade Default or Lender Event of Default. On or after the receipt by Holdings or the Borrower and any Lender of a written notice of resignation from the Calculation Agent pursuant to this Section 11.19(c), (i) all payments communications, determinations and other obligations provided to be made by, to or through the Calculation Agent shall instead be made by, to or through each Lender until such time as a successor to the Calculation Agent has been appointed as provided by this Agreement and (ii) the Calculation Agent’s obligations under this Agreement shall terminate. After the receipt by Holdings or the Borrower and any Lender of a written notice of resignation from the Calculation Agent pursuant to this Section 11.19(c), the Collateral Custodian shall deliver all Loan Asset Files in its possession to the Administrative Agent or such other Person as the Administrative Agent designates in writing, in all cases at the sole cost and expense of the Borrower. Notwithstanding the foregoing, upon any such termination, the Calculation Agent will be entitled to receive all accrued Fees, indemnities and expenses through the date of termination.
(d)    AML and International Trade Covenants. The obligations of the Calculation Agent to effect any transaction contemplated hereby shall be subject to (i) Holdings’ compliance with all Applicable Laws, including Anti‐Terrorism Laws and Sanctions, and the continued truthfulness and completeness of Holdings’ representations found in Section 4.06(l), (ii) the Borrower’s compliance with all Applicable Laws, including Anti‐Terrorism Laws and Sanctions and Anti‐Corruption Laws, and the continued truthfulness and completeness of the Borrower’s representations found in Section 4.01(bb) and (iii) each Lender’s compliance with Anti‐Terrorism Laws and Sanctions and Anti‐Corruption Laws, and the continued truthfulness and completeness of each Lender’s representations found in Section 4.04(b).
(e)    AML and International Trade Defaults. Upon discovery by Holdings of any Holdings AML and International Trade Default, by the Borrower of the Borrower AML and International Trade Default or by any Lender, with respect to itself, of any Lender Event of Default (but, in each case, regardless of whether any notice has been given as provided in this Agreement or any cure period provided herein has expired), Holdings, the Borrower or any such Lender, as applicable, shall give prompt written notice thereof to the Calculation Agent.
SECTION 11.20    Post‐Closing Performance Conditions. The parties hereto agree to cooperate with reasonable requests made by any other party hereto after signing this Agreement to the extent reasonably necessary for such party to comply with laws and regulations applicable to financial institutions in connection with this transaction (e.g., the USA PATRIOT Act, OFAC and related regulations).
SECTION 11.21    Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due to any Secured Party in any currency (the “Original

Currency”) into another currency (the “Other Currency”), the parties agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, such Secured Party could purchase the Original Currency with the Other Currency on the Business Day preceding the day on which final judgment is given or, if permitted by Applicable Law, at such Secured Party’s election, on the day on which the judgment is paid or satisfied. The obligations of the obligated party in respect of any sum due in the Original Currency from it to any Secured Party under any of the Transaction Documents shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by such Secured Party of any sum adjudged to be so due in the Other Currency, such Secured Party may, in accordance with normal banking procedures, purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to the applicable Secured Party in the Original Currency, the obligated party agrees, as a separate obligation and notwithstanding the judgment, to indemnify such Secured Party, against any loss, and, if the amount of the Original Currency so purchased exceeds the sum originally due to the Lender in the Original Currency, such Secured Party shall remit such excess to the applicable obligated party.
[Signature Pages Follow]

Executed as of the date first above written.
The Borrower:
CARLYLE CREDIT SOLUTIONS SPV 2 LLC (formerly known as TCG BDC II SPV 2 LLC)
By:
Name:
Title:
Holdings:
CARLYLE CREDIT SOLUTIONS, INC. (formerly known as TCG BDC II, INC.)
By:
Name:
Title:
[Signature Page to Loan and Servicing Agreement]

The Initial Lender:
MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
By: Barings LLC, its Investment Adviser
By:
Name:
Title:
[Signature Page to Loan and Servicing Agreement]

The Administrative Agent:
U.S. BANK NATIONAL ASSOCIATION
in its capacity as Administrative Agent
By:
Name:
Title:
[Signature Page to Loan and Servicing Agreement]

The Calculation Agent:
BARINGS FINANCE LLC,
in its capacity as Calculation Agent
By:
Name:
Title:
[Signature Page to Loan and Servicing Agreement]

The Portfolio Asset Servicer:
CARLYLE CREDIT SOLUTIONS, INC. (formerly known as TCG BDC II, INC.), in its capacity as Portfolio Asset Servicer
By:
Name:
Title:
[Signature Page to Loan and Servicing Agreement]

The Collateral Custodian:
U.S. BANK NATIONAL ASSOCIATION,
in its capacity as Collateral Custodian
By:
Name:
Title:
[Signature Page to Loan and Servicing Agreement]

Schedule I
Loan Asset Schedule
Attached.

Schedule II
Condition Precedent Documents
As required by Section 3.01 of the Agreement, each of the following items must be delivered to the Administrative Agent and the Initial Lenders prior to the effectiveness of the Agreement:
(a)    a copy of this Agreement and the Account Control Agreement duly executed by each of the parties hereto and thereto;
(b)    a certificate of an officer of the Borrower and Holdings, dated the date of the Agreement, certifying (i) the names and true signatures of the incumbent officers of the Borrower and Holdings authorized to sign on behalf of the Borrower each of the Transaction Documents to which it is a party (on which certificate the Administrative Agent, the Lenders and the Collateral Custodian may conclusively rely until such time as the Administrative Agent has receives from the Borrower and Holdings a revised certificate meeting the requirements of this paragraph (b)(i)), (ii) that the copy of the certificate of formation and the limited liability company agreement or limited partnership agreement, as applicable, of the Borrower and Holdings, as applicable, is a complete and correct copy and that such certificate of formation and limited liability company agreement or limited partnership agreement, as applicable, have not been amended, modified or supplemented and are in full force and effect and (iii) the authorization document of the managing member or general partner, as applicable, approving and authorizing the execution, delivery and performance by such Person of the Transaction Documents to which it is a party;
(c)    a good standing certificate, dated as of a recent date for each of the Borrower and Holdings issued by the Secretary of State of the State of Delaware or Maryland, as applicable;
(d)    financing statements describing the Collateral and the Pledged Equity and (i) naming the Borrower and Holdings as debtor and the Administrative Agent, on behalf of the Secured Parties, as secured party and (ii) other, similar instruments or documents, as may be necessary or, in the opinion of the Administrative Agent, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Administrative Agent’s, on behalf of the Secured Parties, interests in the Collateral and the Pledged Equity;
(e)    with respect to any certificated Pledged Equity, delivery of stock powers duly executed in blank or other instruments of transfer reasonably satisfactory to the Administrative Agent;
(f)    copies of tax, judgment and lien searches in all jurisdictions reasonably requested by the Administrative Agent and requests for information (or a similar UCC search report certified by a party acceptable to the Administrative Agent), dated a date reasonably near to the Closing Date, and with respect to such requests for information or UCC searches, listing all effective financing statements which name the Borrower and Holdings (under its present name and any previous name) as debtor(s) and which are filed in the State of Delaware or Maryland, as applicable, together with copies of such financing statements (none of which shall cover the Collateral);
(g)    one or more favorable opinions of counsel to the Borrower and Holdings, reasonably acceptable to the Majority Lenders and the Administrative Agent and addressed to the Administrative Agent, the Collateral Custodian and the Lenders;
(h)    a copy of each of the other Transaction Documents duly executed by the parties thereto; and
(i)    such other documents as the Administrative Agent or any Lender may reasonably request.

Schedule III
Notice Information
If to the Borrower or Holdings:

One Vanderbilt Avenue, 36th Floor, New York, New York, 10017
Email: Tom.Hennigan@carlyle.com
Attention: Tom Hennigan

If to the Initial Lenders:

Massachusetts Mutual Life Insurance Company                         c/o Barings LLC
Attention: Portfolio Finance
10 Fan Pier Boulevard
Boston, MA 02210
Email: PFCarB@barings.com; PortfolioFinanceLAM@barings.com
With a Copy to:

Katherine Terry
300 S. Tryon Street, Suite 2500
Charlotte, NC 28202
Email: Katherine.Terry@barings.com; pf.legal@barings.com
Attention: Legal Department – Portfolio Finance
If to the Administrative Agent:

U.S. Bank National Association
8 Greenway Plaza, Suite 1100
Houston, TX 77046
Email: Carlyle.Team@usbank.com
Attention: Global Corporate Trust – Carlyle Credit Solutions, Inc. (formerly known as TCG BDC II, Inc.)
If to the Calculation Agent:

Barings Finance LLC
Attention: Portfolio Finance
10 Fan Pier Boulevard, 9th Floor
Boston, MA 02210
Email: PFCarB@barings.com; PortfolioFinanceLAM@barings.com
With a Copy to:

Katherine Terry

300 S. Tryon Street, Suite 2500
Charlotte, NC 28202
Email: Katherine.Terry@barings.com; pf.legal@barings.com
Attention: Legal Department – Portfolio Finance
If to the Portfolio Asset Servicer:

Carlyle Credit Solutions, Inc. (formerly known as TCG BDC II, INC.)
One Vanderbilt Avenue, 36th Floor, New York, New York, 10017
Email: Tom.Hennigan@carlyle.com
Attention: Tom Hennigan
If to the Collateral Custodian:

With respect to all related delivery of the Loan Asset Checklist, Loan Asset File, Loan Asset Schedule and Required Loan Documents:
U.S. Bank National Association
1719 Otis Way
Florence, South Carolina 29501
Email: Carlyle.Team@usbank.com
Attention: Global Corporate Trust – Carlyle Credit Solutions, Inc. (formerly known as TCG BDC II, Inc.)
and otherwise to:

U.S. Bank National Association
Rankin Building
113 Rankin Street, Suite 100
St. Paul, MN 55116
Email: Carlyle.Team@usbank.com
Attention: Global Corporate Trust – Carlyle Credit Solutions, Inc. (formerly known as TCG BDC II, Inc.)
If to any Lender other than the Initial Lender:

As set forth in the Assignment and Assumption Agreement for such Lender

Schedule IV
Competitors
Angelo Gordon
Antares
Apax Partners
Apollo Advisors
Ares Capital Corp.
Bain Capital
Blackrock/Tennenbaum
The Blackstone Group/GSO
Centerbridge
Elliot Management
Goldentree
Goldman Sachs Asset Management
Golub Capital BDC LLC
Hellmen and Friedman
Highbridge (HPS)
Kohlberg, Kravis, Roberts & Co.
Madison Dearborn Partners
Oaktree Finance, LLC
Owl Rock and PennantPark
Permira
Prospect Capital Corp.
Providence Equity Partners
Silver Lake Partners
SLR Investment Corp.
Thomas H. Lee Partners
TPG Sixth Street
Warburg Pincus

Schedule V

Accounts

Account Number	Account Name	Bank	Control Agreement Type	Purpose
-	Collection Accounts	Account Bank	Blocked	Collections
-	Principal Collection Accounts	Account Bank	Blocked	Collections
197375-202	Principal Collection Account USD	Account Bank	Blocked	Collections
197375-205	Principal Collection Account CAD	Account Bank	Blocked	Collections
197375-211	Principal Collection Account EUR	Account Bank	Blocked	Collections
197375-221	Principal Collection Account GBP	Account Bank	Blocked	Collections
-	Interest Collection Accounts	Account Bank	Blocked	Collections
197375-201	Interest Collection Account USD	Account Bank	Blocked	Collections
197375-204	Interest Collection Account CAD	Account Bank	Blocked	Collections
197375-210	Interest Collection Account EUR	Account Bank	Blocked	Collections
197375-220	Interest Collection Account GBP	Account Bank	Blocked	Collections
197375-300	Expense Reserve Account	Account Bank	Blocked	Operating

-	Custody Accounts	Account Bank	Blocked	Custody
197375-700	Custodial Account USD	Account Bank	Blocked	Custody
197375-206	Custodial Account CAD	Account Bank	Blocked	Custody
197375-212	Custodial Account EUR	Account Bank	Blocked	Custody
197375-222	Custodial Account GBP	Account Bank	Blocked	Custody
-	Operating Accounts	Account Bank	Springing	Operating
197375-208	Operating Account USD	Account Bank	Springing	Operating
197375-209	Operating Account CAD	Account Bank	Springing	Operating
197375-214	Operating Account EUR	Account Bank	Springing	Operating
197375-224	Operating Account GBP	Account Bank	Springing	Operating